UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a - 101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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EPIQ SYSTEMS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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EPIQ SYSTEMS, INC.

501 Kansas Avenue

Kansas City, Kansas 66105

June 23, 2016

Dear Shareholder:

The 2016 Annual Meeting of Shareholders of Epiq Systems, Inc. will be held at 10:00 a.m., central time, on July 28, 2016, at the Westin Crown Center Hotel, 1 East Pershing Road, Kansas City, Missouri 64108. Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying notice of 2016 Annual Meeting of Shareholders and proxy statement. On behalf of the Board of Directors and management of Epiq Systems, Inc., I cordially invite you to attend the 2016 Annual Meeting of Shareholders.

The accompanying notice of 2016 Annual Meeting of Shareholders, proxy statement and proxy are being mailed to shareholders on or about June 29, 2016.

YOUR VOTE IS VERY IMPORTANT TO US. If you are a shareholder of record, you have the choice of voting over the Internet, by telephone, or by completing and returning the enclosed proxy card. The proxy card describes your voting options in more detail. If you hold your shares through a broker, bank, or other nominee, please follow the instructions you receive from your broker, bank, or other nominee, as applicable, to vote your shares.

I personally look forward to seeing you at the 2016 Annual Meeting of Shareholders.

Sincerely,

Tom W. Olofson

Chairman and Chief Executive Officer

Notice of 2016 Annual Meeting of Shareholders

Time and Date	10:00 a.m., central time, on July 28, 2016

Place	Westin Crown Center Hotel, 1 East Pershing Road, Kansas City, Missouri 64108

Items of Business	1.	Election of directors;

	2.	Advisory vote to approve executive compensation (say-on-pay);

	3.	Ratification of Deloitte & Touche LLP as Epiq Systems, Inc.’s independent registered public accounting firm for the year ending December 31, 2016;

	4	Approval of an amendment and restatement of the Epiq Systems, Inc. 2004 Equity Incentive Plan (the “Equity Incentive Plan”), the principal purpose of which is to increase the number of shares authorized for issuance thereunder; and

	5.	Such other business as may properly come before the meeting.

The foregoing items of business are more fully described in the proxy statement accompanying this notice.

Record Date	Holders of record of Epiq Systems, Inc.’s common stock at the close of business on June 13, 2016 are entitled to notice of and to vote at the 2016 Annual Meeting of Shareholders or any adjournment or postponement thereof.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the 2016 Annual Meeting of Shareholders, we urge you to vote your shares now in order to ensure the presence of a quorum.

Shareholders of record may vote:

1.	By Internet: go to www.proxypush.com/epiq;

2.	By toll-free telephone: call 1-866-883-3382; or

3.	By mail: mark, sign, date and promptly mail the enclosed proxy card in the postage-paid envelope.

Beneficial Shareholders. If you hold your shares through a broker, bank, or other nominee, follow the voting instructions you receive from your broker, bank, or other nominee, as applicable, to vote your shares.

By Order of the Board of Directors,

Jayne L. Rothman

Secretary

Proxy Statement Summary Information

The Board of Directors (the “Board”) of Epiq Systems, Inc. (“Epiq,” the “Company,” “we” or “our”) is soliciting your proxy to vote at Epiq’s 2016 Annual Meeting of Shareholders (the “Annual Meeting”), or at any postponement or adjournment of the Annual Meeting. To assist you in your review of this proxy statement, we have provided a summary of certain information relating to the items to be voted on at the Annual Meeting below. For additional information about these topics, please review this proxy statement in full and Epiq’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the Securities and Exchange Commission (“SEC”) on March 1, 2016, as amended by the Form 10-K/A filed with the SEC on April 29, 2016 (as amended, the “Annual Report”).

Proposals to be Voted on and Voting Recommendations

Proposal	Board Voting Recommendation		Page Reference (for more detail)
Election of directors (Proposal No. 1)	☒	FOR EACH DIRECTOR NOMINEE	8

Advisory vote to approve executive compensation (say-on-pay) (Proposal No. 2)	☒	FOR	60

Ratification of Deloitte & Touche LLP as Epiq’s independent registered public accounting firm for the year ending December 31, 2016 (Proposal No. 3)	☒	FOR	61

Approval of an amendment and restatement of the Epiq Systems, Inc. 2004 Equity Incentive Plan, the principal purpose of which is to increase the number of shares authorized for issuance thereunder (Proposal No. 4)	☒	FOR	62

Director Nominees

The director nominees who will stand for election or re-election at the Annual Meeting, as applicable, include nine of our current 11 directors, as well as Mr. Jeffrey R. Galgano, Mr. Barry D. LeBlanc and Mr. Gregory M. Share (together, the “New Nominees”).

Our current Board consists of 11 directors, including Mr. Paul N. Gorup and Mr. Michael Suchsland, who became directors effective March 2, 2016. Messrs. Gorup and Suchsland are independent directors who bring in-depth knowledge and expertise in leading large, technology-oriented organizations. Their appointments reflect the Company’s commitment to add new independent voices and specific talent to the Board, as well as being responsive to shareholder input on the Company’s corporate governance practices.

The New Nominees are being recommended for election by our Board pursuant to a Director Nomination Agreement the Company entered into with St. Denis J. Villere & Company, L.L.C., one of the Company’s shareholders (“Villere”), on June 6, 2016 (the “Director Nomination Agreement”). See “Corporate Governance—Director Nomination Agreement.” Our Nominating and Corporate Governance Committee reviewed and approved the qualifications of the New Nominees and recommended to the Board that the New Nominees be included in this proxy statement for election at the Annual Meeting. Messrs. Galgano, LeBlanc and Share are independent director nominees who will bring in-depth financial skills and extensive executive and investment experience to our Board. Their appointments will add additional independent voices to our Board.

Two of our current members of the Board, Mr. James A. Byrnes and Mr. Charles C. Connely, provided notice, on February 8, 2016, to the Company that they would not stand for re-election and will formally retire from the Board at the Annual Meeting.

The size of the Board will be increased to 12 members following the Annual Meeting to reflect Messrs. Byrnes and Connely retirements and accommodate the election of the New Nominees.

Each of the 12 nominees for election to the Board was nominated by the Board at the recommendation of the Nominating and Corporate Governance Committee. The charter of our Nominating and Corporate Governance Committee contains certain Board membership qualifications that apply to Board nominees recommended by the Nominating and Corporate Governance Committee. See the section “Nominating and Corporate Governance Committee.”

The primary occupation, independence status and Board committee assignation, if applicable, of each director nominee are included below:

Nominee	Age	Director Since	Primary Occupation	Independent	Standing Board Committees
Tom W. Olofson	74	1988	Chairman and Chief Executive Officer of Epiq	No	None

Edward M. Connolly, Jr.	73	2001	Former President of the Aventis Pharmaceuticals Foundation	Yes	Audit Committee and Nominating and Corporate Governance Committee

Jeffrey R. Galgano	49	N/A	Chief Financial Officer of Tidel, Inc.	Yes	New Nominee

Douglas M. Gaston	64	2014	Former Regional Managing Director for BKD, LLP (a national accounting and advisory firm)	Yes	Compensation Committee, Nominating and Corporate Governance Committee and Risk Committee

Paul N. Gorup	64	2016	Co-founder and former Chief of Innovation of Cerner Corporation	Yes	None

Barry D. LeBlanc	61	N/A	Independent investor and former President and Chief Executive Officer of Pamlab, LLC	Yes	New Nominee

Joel Pelofsky	78	2004	Counsel at Berman, DeLeve, Kuchan & Chapman, L.C.	Yes	Audit Committee, Compensation Committee and Risk Committee

Kevin L. Robert	59	2014	Former global Chief Executive Officer of Wolters Kluwer Tax & Accounting	Yes	Audit Committee, Nominating and Corporate Governance Committee and Risk Committee

W. Bryan Satterlee	81	1997	Partner at NorthEast Ventures (a strategic consulting firm)	Yes	Audit Committee, Compensation Committee and Risk Committee

Brad D. Scott	62	2015	President and Chief Operating Officer of Epiq	No	None

Gregory M. Share	42	N/A	Independent investor focused on investments in software and financial services companies	Yes	New Nominee

Michael Suchsland	56	2016	Former President of the legal business segment of Thomson Reuters	Yes	None

Summary of Improvements to Executive Compensation Programs as a Result of Shareholder Engagement

Epiq regularly engages with its shareholders and shares their feedback with the Compensation Committee of the Board (the “Compensation Committee”). In 2015, as in prior years, the Compensation Committee asked management to seek shareholder input to improve our executive compensation program. Prior to our 2015 annual meeting of shareholders, management contacted our top 25 shareholders. Eight of these shareholders responded and provided constructive feedback. At our 2015 annual meeting of shareholders, we held a shareholder advisory vote on executive compensation, which was approved by a majority of our shareholders. Following our 2015 annual meeting of shareholders, management commissioned an investor perception study, which included questions related to our executive compensation program. The perception study was conducted by our independent investor relations consultant, Catalyst Global. We invited 25 of our largest shareholders to participate in the study and provide feedback. Seven of such shareholders participated. The pre-annual meeting and post-annual meeting outreach resulted in feedback from a total of 15 shareholders that collectively beneficially owned approximately 58 percent of our shares of common stock outstanding not held by our directors or officers. Villere, who beneficially owns approximately 13.4% of our shares of common stock outstanding, did not participate in the process.

The Compensation Committee carefully considered the feedback received from Epiq’s shareholders and, in consultation with Epiq’s newly appointed independent compensation consultant, Meridian Compensation Partners, LLC (“Meridian”), made modifications to the design of our executive compensation program for 2016 to continue to modernize it in a way that is most responsive to the most prevalent comments of our shareholders. The Compensation Committee did a similar exercise in 2014 that also resulted in positive changes made in 2015 and, together with the changes made in 2016, have resulted in a modern executive compensation program that advances shareholder interests.

The chart below summarizes the key points we heard, the actions of the Compensation Committee in 2015 and 2016 in response thereto, and timing of effectiveness. See “Executive Compensation—Compensation Discussion and Analysis—Improvements to Executive Compensation Program as a Result of Shareholder Engagement.”

What we heard	What we did	When effective
Vesting period for restricted stock awards is too short (one year)	g Adopted vesting period of three years for restricted stock awards	g2015
Insufficient Risk Mitigators	g Included disclosure of clawback policy in 2015 proxy statement	g2015
Lack of Share Ownership Requirements	g Adopted director and executive stock ownership guidelines	g2015
Long-term incentive plan allows for vesting that pays out if only one of the alternative targets is met	g Approved two performance measures for long-term awards–Adjusted EBITDA and cash flows from operations–weighted at 50% each	g2016
Short-term and long-term incentive plans use absolute measures subject to economic/industry wide trends	g Adopted individualized threshold, target and maximum levels for each performance measure under our short-term and long-term plans	g2016
Long-term incentive plan payment mix is inadequate	g Approved individualized target value of long-term incentive awards and modified payment mix so that one third of an award is time vesting and the remainder two thirds are performance vesting	g2016

What we heard	What we did	When effective
Performance period of long term awards is too short (only one year)	g Adopted a performance period of two years for long term awards	g2016
Peer group includes some companies with much higher revenue than Epiq	g Included additional peer companies within peer group g Modified peer group to include companies with revenue closer to Epiq’s	g 2015 g2016
Clawback policy extends only to the Chief Executive Officer and Chief Financial Officer	g Adopted standalone clawback policy applicable to former and current executive officers of the Company	g2016

Governance Highlights

•       We have an independent lead director and each of our Board committees is made up entirely of independent directors, which provides for independent and balanced Board leadership. In 2015, we established a Risk Committee comprised entirely of independent directors and Brad D. Scott, acting ex officio only.

•       We added two new independent directors to the Board in March 2016, and will add three additional independent directors at the Annual Meeting.

•       Ten of our 12 director nominees standing for election and re-election, as applicable, at the Annual Meeting are independent.

•       Each director then in office attended all Board meetings held during the year, except for one absence at one meeting.

•       Each director attended all meetings of the committees on which such director served during 2015, including special committees.

•       The independent directors have an opportunity to meet in executive session at each meeting and did so formally five times in 2015.

•       We have a majority vote standard for uncontested director elections.

•       The Board and each committee conduct a comprehensive self-evaluation each year.

•       Our clawback policy extends to current and former executive officers beyond our Chief Executive Officer and Chief Financial Officer.

•       We have implemented a policy prohibiting our employees and directors from engaging in hedging and other speculative activities involving the Company’s securities.

•       We eliminated the exclusive forum provision contained in our Amended and Restated Bylaws.

Frequently Asked Questions about Voting and the Annual Meeting

Who is entitled to vote at the meeting?

Only shareholders of record at the close of business on June 13, 2016, the record date for the Annual Meeting (the “Record Date”), are entitled to receive notice of and to participate in the Annual Meeting. If you were a shareholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the Annual Meeting or at any postponements or adjournments of the Annual Meeting.

A list of shareholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and will also be available for ten days prior to the Annual Meeting between the hours of 9:00 a.m. and 4:00 p.m., central time, at the Office of the Corporate Secretary located at 501 Kansas Avenue, Kansas City, Kansas 66105. A shareholder may examine the list for any germane purpose related to the Annual Meeting.

What are the voting rights of the holders of Epiq common stock?

Holders of Epiq common stock are entitled to one vote for each share held of record as of the Record Date on all matters submitted to a vote of the shareholders, including the election of directors. Shareholders do not have cumulative voting rights.

How do I vote?

Beneficial Shareholders. If you hold your shares through a broker, bank, or other nominee, you are a beneficial shareholder. In order to vote your shares, please refer to the materials forwarded to you by your broker, bank, or other nominee, as applicable, for instructions on how to vote the shares you hold as a beneficial shareholder.

Registered Shareholders. If you hold your shares in your own name, you are a registered shareholder and may vote by proxy before the Annual Meeting via the Internet at www.proxypush.com/epiq, or by calling 1-866-883-3382, or by signing and returning the enclosed proxy card. Proxies submitted via the Internet, by telephone or by mail must be received by 11:59 p.m., central time on July 27, 2016. You may also vote at the Annual Meeting by delivering your completed proxy card in person. If you vote via the Internet or by telephone, you do not need to return your proxy card.

What are “broker non-votes” and why is it so important that I submit my voting instructions for shares I hold as a beneficial shareholder?

If a broker or other financial institution holds your shares in its name and you do not provide voting instructions to it, the listing rules of the NASDAQ Global Select Market (“NASDAQ”) allow that broker or financial institution to vote your shares only on routine matters. Proposal No. 3, the ratification of Deloitte & Touche LLP as Epiq’s independent registered public accounting firm for the year ending December 31, 2016, is the only routine matter for consideration at the Annual Meeting. For all matters other than Proposal No. 3, you must submit voting instructions to the firm that holds your shares if you want your vote to count on such matters. When a firm votes a client’s shares on some but not all of the proposals, the missing votes are referred to as “broker non-votes.” Under Missouri law, broker non-votes are not deemed to be shares represented at the meeting for purposes of the vote as to such matter or matters and therefore have no effect on whether the shareholders have approved a particular proposal.

What constitutes a quorum and how will votes be counted?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of capital stock entitled to vote will constitute a quorum for purposes of the Annual Meeting. A quorum is required in order for Epiq to conduct its business at the Annual Meeting. As of the Record Date, 37,949,698 shares of common stock (including shares of restricted stock) were outstanding; therefore 18,974,850 shares of common stock (including shares of restricted stock) of Epiq present in person or by proxy at the Annual Meeting will constitute a quorum for purposes of such meeting.

Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the Annual Meeting for purposes of establishing a quorum.

What vote is required to approve each proposal?

Proposal	Vote Required	Directors’ Recommendation
Election of directors (Proposal No. 1)	Majority of votes cast FOR for each director nominee	FOR all nominees
Advisory vote to approve executive compensation (say-on-pay) (Proposal No. 2)	The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting	FOR the executive compensation of our named executive officers (“NEOs”)
Ratification of Deloitte & Touche LLP as Epiq’s independent registered public accounting firm for the year ending December 31, 2016 (Proposal No. 3)	The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting	FOR the ratification of Deloitte & Touche LLP as Epiq’s independent registered public accounting firm for the year ending December 31, 2016
Approval of an amendment and restatement of the Equity Incentive Plan, the principal purpose of which is to increase the number of shares authorized for issuance thereunder (Proposal No. 4)	The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting	FOR the approval of an amendment and restatement of the Equity Incentive Plan, the principal purpose of which is to increase the number of shares authorized for issuance thereunder

What are my choices for casting my vote on each matter to be voted on?

Proposal	Voting Options	Effect of Abstentions	Broker Discretionary Voting Allowed?	Effect of Broker Non-Votes
Election of directors (Proposal No. 1)	FOR, AGAINST or ABSTAIN (for each director nominee)	No effect—not counted as a “vote cast”	No	No effect

Advisory vote to approve executive compensation (say-on-pay) (Proposal No. 2)	FOR, AGAINST or ABSTAIN	Treated as a vote AGAINST the proposal	No	No effect

Ratification of Deloitte & Touche LLP as Epiq’s independent registered public accounting firm for the year ending December 31, 2016 (Proposal No. 3)	FOR, AGAINST or ABSTAIN	Treated as a vote AGAINST the proposal	Yes	Not applicable

Approval of an amendment and restatement of the Equity Incentive Plan, the principal purpose of which is to increase the number of shares authorized for issuance thereunder (Proposal No. 4)	FOR, AGAINST or ABSTAIN	Treated as a vote AGAINST the proposal	No	No effect

Unless you give other instructions when you vote, the persons named as proxies, Tom W. Olofson and Brad D. Scott, will vote in accordance with the Board’s recommendations. We do not expect any other business to properly come before the Annual Meeting; however, if any other business should properly come before the Annual Meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

What happens if a director nominee does not receive a majority of the votes cast for his re-election?

Pursuant to the General and Business Corporation Law of Missouri, if a director nominee has not been duly re-elected as a result of not receiving the vote of a majority of votes represented at the Annual Meeting, such director becomes a “holdover director” who remains in office until his or her respective successor is duly elected and qualified or until his or her earlier death, disqualification, resignation or removal.

May I change or revoke my vote?

Beneficial Shareholders. Beneficial shareholders should contact their broker, bank, or other nominee for instructions on how to change their vote.

Registered Shareholders. Registered shareholders may change a properly executed proxy at any time before its exercise by:

•	delivering written notice of revocation to the Corporate Secretary at our corporate headquarters at 501 Kansas Avenue, Kansas City, Kansas 66105;

•	submitting another proxy that is dated later than the original proxy (including a proxy submitted via telephone or Internet); or

•	voting in person at the Annual Meeting.

Can I attend the Annual Meeting?

Subject to space availability, all shareholders as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting. Since seating is limited, admission to the Annual Meeting will be on a first-come, first-served basis. Registration will begin at 9:00 a.m. central time. If you attend, please note that you will be asked to present valid photo identification, such as a driver’s license or passport, and will need to check in at the registration desk prior to entering the Annual Meeting. Cameras, cell phones, recording devices, and other electronic devices will not be permitted at the Annual Meeting other than those operated by Epiq or its designees. All bags, briefcases, and packages will be subject to search.

Please also note that if you are a beneficial shareholder (that is, you hold your shares through a broker, bank, or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date to present at the registration desk.

Election of Directors (Proposal No. 1)

Nine of our current 11 directors together with the New Nominees will stand for re-election or election, as applicable, at the Annual Meeting. It is intended that the names of the nominees listed below will be placed in nomination at the Annual Meeting to serve as directors and that the persons named in the proxy will vote for their election. Each nominee has consented to being named in this proxy statement and to serve if elected. Except as otherwise provided for in the Director Nomination Agreement, if any nominee becomes unavailable to serve as a director for any reason, the shares represented by the proxies will be voted for the person, if any, designated by the Board. The Board has no reason to believe that any nominee will be unavailable to serve.

Set forth below is information with respect to our director nominees, including their recent employment or principal occupation, a summary of their specific experience, qualifications, attributes, or skills that led to the conclusion that they are qualified to serve as directors, the names of other public companies for which they currently serve as a director or have served as a director within the past five years, their period of service on the Board, and their ages as of April 29, 2016. The Nominating and Corporate Governance Committee believes that as a group, the nominees possess the right diversity of backgrounds, skills, experiences, and perspectives to constitute an effective Board.

Nominees for Election at the 2016 Annual Meeting

Tom W. Olofson

Director since: 1988

Age: 74

Chief Executive Officer and Chairman of the Board

Experience. Mr. Olofson acquired the Company in July 1988 and has served continuously as the Company’s Chief Executive Officer and Chairman of the Board since that time. In 1997, Mr. Olofson led the Company’s initial public offering, and the Company has been continuously listed on NASDAQ since February 1997. Prior to that, he held various management positions at Xerox Corporation and was a senior vice president and member of the Office of the President of Marion Laboratories, Inc. Mr. Olofson has also served as a director of, and advisor to, various private companies in which he has been an investor. In the past five years, Mr. Olofson has not served on the board of any other publicly traded company or any company registered as an investment company under the Investment Company Act of 1940, as amended. Mr. Olofson earned a BBA from the University of Pittsburgh and is currently an emeritus member of the Board of Visitors of the Katz Graduate School of Business at the University of Pittsburgh.

Specific Qualifications, Skills and Attributes. The Board believes that Mr. Olofson’s experience as a senior executive and his general executive management skills and financial acumen are exceedingly valuable to Epiq. He has transformed Epiq from a privately held small business in July 1988 to a publicly traded, global technology services leader. Mr. Olofson has extensive knowledge of all aspects of Epiq’s business, including its management and personnel, financials and operations. He also serves as the cultural leader of Epiq, responsible for guiding Epiq’s business values and senior management and other personnel at Epiq through his committed, ethical and accountable leadership.

Edward M. Connolly, Jr.

Director since: 2001

Age: 73

Independent

Experience. Mr. Connolly is a retired executive from Aventis Pharmaceuticals, where he served as president of the Aventis Pharmaceuticals Foundation and vice president of community affairs. Prior to that, he held various executive human resources positions at Hoechst Marion Roussel, Marion Merrell Dow, and Marion Laboratories, predecessor companies to Aventis. Since 2000, Mr. Connolly has served as an executive-level human resources consultant at Rights Management Consultants, and led CEO Groups comprised of executives from various industries. In the past five years, Mr. Connolly has not served on the board of any other publicly traded company or any company registered as an investment company under the Investment Company Act of 1940, as amended. He holds a BA degree in psychology from Bellarmine University.

Specific Qualifications, Skills and Attributes. The Board believes that Mr. Connolly brings significant executive leadership, human resources and community affairs expertise to the Board.

Jeffrey R. Galgano

New Nominee

Age: 49

Independent

Experience. Mr. Galgano has been the Chief Financial Officer of Tidel, Inc., which designs, manufactures and sells cash management systems to retailers and quick service restaurants internationally, since 2006. Mr. Galgano’s experience includes strategic, operational and corporate planning, business development, capital raising and transaction execution. Prior to Tidel, Inc., Mr. Galgano was Managing Director – Investment Banking/Head of Denver Regional Office for Stifel, Nicolaus & Company, Inc., an investment bank, where he directed marketing and financial analysis from 2000 to 2006. Mr. Galgano held a similar position at A.G. Edwards & Sons, Inc. from 1998 to 2000. He holds a BS degree from DePaul University and an MBA from the Kellogg School of Management at Northwestern University. In the past five years, Mr. Galgano has not served on the board of any other publicly traded company or any company registered as an investment company under the Investment Company Act of 1940, as amended.

Specific Qualifications, Skills and Attributes. Mr. Galgano stands as a nominee for election at the Annual Meeting upon recommendation of the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”) pursuant to the Director Nomination Agreement. The Board believes that Mr. Galgano will bring critical expertise in strategic and operational direction as well as experience in corporate planning and business development to the Board.

Douglas M. Gaston

Director since: 2014

Age: 64

Lead Independent Director (effective as of the Annual Meeting)

Experience. In 2014, Mr. Gaston retired as Regional Managing Partner for BKD, LLP, a national accounting and advisory firm where he had been a partner for close to 25 years. In the past five years, Mr. Gaston has not served on the board of any other publicly traded company or any company registered as an investment company under the Investment Company Act of 1940, as amended. Mr. Gaston holds a master’s degree in accounting from Kansas State University.

Specific Qualifications, Skills and Attributes. The Board believes that Mr. Gaston brings significant accounting and finance and management expertise to the Board. In 2016, Mr. Gaston received the distinction of Board Leadership Fellow from the National Association of Corporate Directors (“NACD”).

Paul N. Gorup

Director since: 2016

Age: 64

Independent

Experience. Mr. Gorup is the co-founder and former chief of innovation of Cerner Corporation, a leading provider of health information technologies. He played a critical role in the company’s formative years and in launching Cerner’s first widely available commercial solution. In 1987, Mr. Gorup left Cerner and co-founded Broadcast Data Systems (BDS). He returned to Cerner in 1999 and launched the company into new markets with data services and later analytics solutions for life sciences, biosurveillance technology and medical devices. In the past five years, Mr. Gorup has not served on the board of any other publicly traded company or any company registered as an investment company under the Investment Company Act of 1940, as amended. Mr. Gorup holds a master’s degree in business administration from the Tuck School of Business at Dartmouth College.

Specific Qualifications, Skills and Attributes. Mr. Gorup was appointed to the Board in 2016 upon recommendation of the Nominating and Corporate Governance Committee after being brought to the attention of one of the Company’s independent directors and considered by the Nominating and Corporate Governance Committee. The Board believes that Mr. Gorup brings significant industry-specific experience as well as experience in the management and leadership of complex technology-oriented public organizations.

Barry D. LeBlanc

New Nominee

Age: 61

Independent

Experience. Mr. LeBlanc is an independent investor and the former President and Chief Executive Officer of Pamlab, LLC, a developer and supplier of patented prescription medical foods (which was sold to Nestle Health Science in 2013) from 1996 to 2008. During that time, Mr. LeBlanc founded and served as President and Chief Executive Officer of Red River Pharma, LLC, where he developed a line of proprietary, prescription medical foods and oversaw the building of a cGMP compliant manufacturing facility from 2002 to 2007. Prior to Red River Pharma, Mr. LeBlanc served as President and Chief Executive Officer of Akorn, Inc., where he developed novel diagnostic pharmacological technology from 1986 to 1996. He holds an MBA from Loyola University and is a certified public accountant. In the past five years, Mr. LeBlanc has not served on the board of any other publicly traded company or any company registered as an investment company under the Investment Company Act of 1940, as amended.

Specific Qualifications, Skills and Attributes. Mr. LeBlanc stands as a nominee for election at the Annual Meeting upon recommendation of the Nominating and Corporate Governance Committee pursuant to the Director Nomination Agreement. The Board believes that Mr. LeBlanc will bring strong financial skills and important executive experience to the Board.

Joel Pelofsky

Director since: 2004

Age: 78

Independent

Experience. Mr. Pelofsky is currently Of Counsel with Berman, DeLeve, Kuchan & Chapman, L.C. Prior to that, he was Of Counsel with Spencer Fane Britt & Browne LLP from 2003 through 2009. From 1995 through 2003 he served as United States Trustee for Missouri, Arkansas and Nebraska. From 1986 through 1995, Mr. Pelofsky was a partner and chairman of the bankruptcy department of Shugart Thomson & Kilroy. From 1980 through 1985, Mr. Pelofsky was a United States Bankruptcy Judge in the United States Bankruptcy Court for the Western District of Missouri. In the past five years Mr. Pelofsky has not served on the board of any other publicly traded company or any company registered as an investment company under the Investment Company Act of 1940, as amended. Mr. Pelofsky holds a BA degree from Harvard College and a LLB degree from Harvard Law School.

Specific Qualifications, Skills and Attributes. The Board believes that Mr. Pelofsky brings significant bankruptcy and legal expertise to the Board.

Kevin L. Robert

Director since: 2014

Age: 59

Independent

Experience. Mr. Robert served as Global Chief Executive Officer of Wolters Kluwer Tax and Accounting from 2010 to 2013. He previously served as the firm’s President/Chief Executive Officer, North America and as President/Chief Executive Officer, North America and Asia Pacific, where he developed strategies to increase revenue and profit growth and drove marketing and growth strategies. Mr. Robert began his career with Wolters Kluwer after it acquired CCH in 1995, where he held multiple positions, including Vice President of Sales and Marketing, Head of Customer Management and Vice President of Sales and Marketing for CCH Publishing. Mr. Robert also serves on the board of directors of Vertex, Inc., a privately held integrated tax technology solutions provider. Mr. Robert graduated from the University of New Orleans with a BS in Marketing and holds an MBA from Pepperdine University. In the past five years, Mr. Robert has not served on the board of any other publicly traded company or any company registered as an investment company under the Investment Company Act of 1940, as amended.

Specific Qualifications, Skills and Attributes. The Board believes that Mr. Robert brings extensive experience driving business development and expansion after working in the accounting and tax industry for over 30 years. In 2015, Mr. Robert received the distinction of Board Leadership Fellow from the NACD.

W. Bryan Satterlee

Director since: 1997

Age: 81

Lead Independent Director (up to the date of the Annual Meeting)

Experience. Mr. Satterlee has been a partner at NorthEast Ventures, a strategic consulting firm that specializes in business development services and financial evaluations of technology-based venture companies since 1989. Mr. Satterlee’s background includes ten years of management experience with IBM, as well as having been a founder of a computer leasing/software business, a telecommunications company, and a venture investment services business. In the past five years, Mr. Satterlee has not served on the board of any other publicly traded company or any company registered as an investment company under the Investment Company Act of 1940, as amended. Mr. Satterlee earned a BS degree from Lafayette College.

Specific Qualifications, Skills and Attributes. The Board believes that Mr. Satterlee brings significant executive leadership, financial, and technological expertise to the Board.

Brad D. Scott

Director since: 2015

Age: 62

President and Chief Operating Officer

Experience. Mr. Scott was appointed as President and Chief Operating Officer in May 2014. Prior to that, he served as the Executive Vice President, Co-Chief Operating Officer and Chief of Staff since January 2014 and prior to that, as an executive officer of Epiq since February 28, 2013. His previous position with Epiq was Senior Vice President, Chief Human Resources Officer. Mr. Scott was President of De Novo Legal, LLC prior to joining Epiq in December 2011 upon acquisition of that company. Prior to that, he served in various executive leadership roles at WilmerHale, LLP, Heller Ehrman, LLP and Weil, Gotshal and Manges, LLP and served as a strategic consultant and executive at IBM. In the past five years, Mr. Scott has not served on the board of any other publicly traded company or any company registered as an investment company under the Investment Company Act of 1940, as amended. Mr. Scott holds a BS degree in engineering from the United States Military Academy at West Point and an MS degree from the University of Illinois.

Specific Qualifications, Skills and Attributes. The Board believes that Mr. Scott brings significant experience in the management and leadership of complex organizations and skills in risk management, business development and strategic planning to the Board.

Gregory M. Share

New Nominee

Age: 42

Independent

Experience. Mr. Share is an independent investor focused on investments in software and financial services companies. Mr. Share has nearly 20 years of private equity experience most recently leading software and financial services investing at Moelis Capital Partners, a mid-market private equity fund, where he was a partner and Investment Committee member from 2008 until 2015. Prior to that, Mr. Share spent five years at Fortress Investment Group, most recently as a Managing Director. At Fortress he originated, led and monitored private equity investments in North America and Europe. Before joining Fortress, Mr. Share was a Vice President at Madison Dearborn Partners, LLC from 1998 until 2003. He started his investment career at Lazard Freres in New York. He holds a BS degree from The Wharton School at the University of Pennsylvania and is a certified financial analyst. In the past five years, Mr. Share has not served on the board of any other publicly traded company or any company registered as an investment company under the Investment Company Act of 1940, as amended.

Specific Qualifications, Skills and Attributes. Mr. Share stands as a nominee for election at the Annual Meeting upon recommendation of the Nominating and Corporate Governance Committee pursuant to the Director Nomination Agreement. The Board believes that Mr. Share will bring important executive skills to the Board and will be able to contribute with an investor perspective.

Michael Suchsland

Director since: 2016

Age: 56

Independent

Experience. Mr. Suchsland is the former president of the legal business segment of Thomson Reuters. Mr. Suchsland served in that capacity from 2012 to 2014. Prior to that, he was senior vice president, then president, of Thomson Reuters’ corporate/government/academic business. Mr. Suchsland founded Joplin Consulting in 2014, a boutique consulting firm serving private equity firms and companies in information, software, and services. In the past five years, Mr. Suchsland has not served on the board of any other publicly traded company or any company registered as an investment company under the Investment Company Act of 1940, as amended. He holds a master’s degree in business administration from Northwestern University.

Specific Qualifications, Skills and Attributes. Mr. Suchsland was appointed to the Board in 2016 upon recommendation of the Nominating and Corporate Governance Committee after being brought to the attention of the Company and considered by the Nominating and Corporate Governance Committee. The Board believes that Mr. Suchsland brings critical expertise in legal technology and strategic direction as well as industry-specific experience in the management and leadership of complex, technology-oriented organizations.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH

OF THE ABOVE NOMINEES FOR ELECTION AS DIRECTORS.

Corporate Governance

Corporate Governance Principles

The Board has adopted policies and procedures to ensure effective governance of Epiq. We maintain a corporate website located at http://www.epiqsystems.com. The charters of the Audit Committee of the Board (the “Audit Committee”), the Compensation Committee and the Nominating and Corporate Governance Committee, Code of Business Conduct and Ethics, Director Independence Policy and Corporate Governance Guidelines are available on our website by selecting “Corporate Governance” under the heading “Investors.”

The Board reviews our Corporate Governance Guidelines from time to time as the Board may in its sole discretion deem appropriate and in the best interests of Epiq and its shareholders, and as required by applicable laws and regulations. The Board revised our Corporate Governance Guidelines following our 2014 annual meeting of shareholders and further revised them in 2016, among other things, to include the approval and periodic review of a standalone expanded clawback policy.

Board Composition

The Board is responsible for overseeing the affairs of Epiq. The Board held 13 meetings during 2015. Each director attended all Board meetings held during the year, except for one absence at one meeting. In addition, each director attended all meetings of the committees on which he served during 2015, including special committees. Epiq encourages all directors to attend the Annual Meeting. All of our current directors, except for Messrs. Gorup and Suchsland who were appointed to the Board in 2016, attended the 2015 Annual Meeting of Shareholders.

Our Amended and Restated Bylaws provide that the number of directors to constitute the Board shall be six, provided that (1) such number may be increased or decreased by future action of the Board, (2) the number of directors shall not be less than three; and (3) the Board shall be composed of a two-thirds majority of independent directors. Following Messrs. Gorup and Suchsland appointments, the current number of directors is 11. Messrs. Byrnes and Connely will formally retire from the Board at the Annual Meeting at which time, pursuant to the Director Nomination Agreement, the size of the Board will be increased to 12 directors to accommodate the election of the New Nominees. Each director shall hold office for the term specified in the Articles of Incorporation and until his or her successor, if any, shall have been elected and qualified, or until his or her earlier resignation, removal or death. Unless otherwise provided by law, the Articles of Incorporation, the Amended and Restated Bylaws and the Director Nomination Agreement, any vacancies in the Board for any reason, and any newly created directorships resulting from any increase in the number of directors, may be filled by a majority of the remaining directors, although less than a quorum, or by a sole remaining director, and any directors so chosen shall hold office until the next election. If any unexpected vacancy occurs to reduce the number of independent directors below the two-thirds majority threshold, except as may otherwise be required by applicable law, that vacancy shall be filled with an independent director within 12 months of such vacancy.

Director Independence

The Board has reviewed the relationships each director has with Epiq and has determined that all of our directors, except for Mr. Tom W. Olofson and Mr. Brad D. Scott, are “independent directors” as defined in NASDAQ Listing Rule 5605(a)(2) and have either no relationships with us (other than as a director and shareholder) or only immaterial relationships with us. Each director who served on the Audit, Nominating and Corporate Governance and Compensation Committees in 2015 was independent as required under NASDAQ rules governing committees throughout 2015. Mr. Tom W. Olofson is not independent because of his position as our Chief Executive Officer and Mr. Brad D. Scott is not independent because of his position as our President and Chief Operating Officer. A copy of our Director Independence Policy can be found on Epiq’s corporate website at www.epiqsystems.com.

Outside Board Memberships

Our Corporate Governance Guidelines provide that non-employee directors should not serve on more than three other public company boards and that employee directors should not serve on more than one other public company board. Directors are expected to advise the Chairman in advance of accepting an invitation to serve on another public company board or for-profit private company board and before accepting an assignment to any other public company’s audit or compensation committee. No director may serve as a director, officer, or employee for a competitor of Epiq.

Board Leadership Structure

• Chairman of the Board and Chief Executive Officer: Tom W. Olofson
• Lead Independent Director: W. Bryan Satterlee until the Annual Meeting, and Douglas M. Gaston as of the Annual Meeting
• Standing Board Committees led by, and entirely composed of, independent directors
• Active engagement by all directors
• Independent directors met formally in executive session five times in 2015

In making leadership structure determinations, the Board considers many factors, including the specific needs of the business and what is in the best interests of Epiq’s shareholders. The current leadership structure comprises a combined Chairman of the Board and Chief Executive Officer, an independent lead director, committees led by, and composed of, independent directors and active independent directors.

The Board believes that combining the roles of Chairman of the Board and Chief Executive Officer is the most appropriate structure based on our Chief Executive Officer’s extensive experience as the founder of Epiq and in-depth knowledge of Epiq. Specifically, the Board believes that this structure has fostered, and will continue to support, the continued cultural direction of Epiq, a unified leadership of Epiq, and a clear, well-defined focus for the chain of command to execute Epiq’s business plans and strategic initiatives. The Board further believes that this structure provides an effective balance between focused leadership and appropriate safeguards and oversight by independent directors, who comprise over two-thirds of the Board.

The lead independent director position is currently held by Mr. Satterlee. However, effective as of the Annual Meeting, Mr. Gaston will replace Mr. Satterlee as lead independent director. The lead independent director is appointed annually and serves in a variety of roles, including: (1) reviewing and approving Board and committee agendas and schedules to confirm that appropriate topics are reviewed and sufficient time is allocated to each; (2) providing input to the Chairman with respect to the information provided to the Board; (3) serving as liaison between the independent directors and the Chairman; (4) presiding at the executive sessions of independent directors and at all other meetings of the Board at which the Chairman is not present; (5) calling an executive session of independent directors at any time; (6) facilitating communications and coordination of activities among the committees and other directors as appropriate; (7) approving and coordinating the retention of advisors and consultants to the Board; and (8) such other responsibilities as the independent directors may designate from time to time.

The independent directors are given an opportunity to meet in an executive session at each Board meeting, and each of the standing Board committees is composed solely of independent directors. In addition to the Board and committee meetings summarized under “—Board Composition,” the independent members of the Board formally met in executive session five times during 2015. Our independent Board members routinely participate in nationally-recognized director education programs through organizations such as the NACD. All independent Board members participate no less frequently than annually in one or more nationally-recognized director education programs. During 2015, all of our directors participated in at least one NACD meeting. Messrs. Robert and Gaston received the distinction of Board Leadership Fellow from the NACD in 2015 and 2016, respectively. Information and insights on emerging issues prepares our independent Board members to operate more effectively in today’s market environment.

Importantly, all directors play an active role in overseeing Epiq’s business both at the Board and committee levels. Our independent directors are skilled and experienced leaders in finance, accounting, business development and strategy. With these skills, the independent directors have been called upon to provide solutions to various complex issues and are expected to, and do, ask hard questions of management. We believe our directors are well-equipped to oversee the success of the business and to provide advice and counsel to the Chief Executive Officer and Epiq’s management.

The Board conducts a comprehensive annual self-evaluation to determine whether it and its committees are functioning effectively. Our Amended and Restated Bylaws provide the flexibility for the Board to modify our leadership structure in the future as appropriate. The Board believes that the current leadership structure—a combined Chairman of the Board and Chief Executive Officer, an independent lead director, active independent directors and committees led by independent directors—is effective and currently serves the business and shareholders well.

Standing Committees of the Board

The Board currently has four standing committees: (i) the Audit Committee; (ii) the Nominating and Corporate Governance Committee; (iii) the Compensation Committee; and (iv) the Risk Committee. The composition, duties, and responsibilities of these committees are shown below. These committees report to the Board as appropriate and as the Board may request. Each standing committee operates under a charter that has been approved by the Board.

Board Member	Audit Committee	Nominating and Corporate Governance Committee	Compensation Committee	Risk Committee(1)
Tom W. Olofson
James A. Byrnes (2)		X	X
Charles C. Connely, IV (2)		X	X
Edward M. Connolly, Jr.	X	Chairman
Douglas M. Gaston		X	Chairman	X
Paul N. Gorup (3)
Joel Pelofsky	X		X	Chairman
Kevin L. Robert	Chairman	X		X
W. Bryan Satterlee	X		X	X
Brad D. Scott
Michael Suchsland (3)
Number of Meetings in 2015	9	4	8	—

(1)	The Risk Committee was established in November 2015 and held its first meeting in February 2016.
(2)	Messrs. Byrnes and Connely will retire from Board effective as of the Annual Meeting.
(3)	Messrs. Gorup and Suchsland were appointed as directors effective March 2, 2016.

Since November 2014, the Board has maintained a special committee named the Strategic Alternatives Committee to review Epiq’s business strategy and alternatives. The members of the Strategic Alternatives Committee are Douglas M. Gaston, who acts as Chairman of the committee, Edward M. Connolly, Jr., Kevin L. Robert and W. Bryan Satterlee, and Tom W. Olofson, acting ex officio only. All of the members of the Strategic Alternatives Committee are independent directors (other than Mr. Olofson who only serves in an ex officio capacity). In the future, the Board may establish other committees, as it deems appropriate, to assist it with its responsibilities.

Audit Committee

The Audit Committee of the Board (the “Audit Committee”) is responsible for overseeing management’s financial reporting practices and internal controls. The Audit Committee will act in a manner intended to fulfill its responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting and reporting practices of Epiq, and to fulfill its duty to assess the quality and integrity of the financial reports of Epiq. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication among the directors, the independent auditor, the internal auditors (if any) and the financial management of Epiq.

The Audit Committee’s responsibilities include, but are not limited to, the following:

•	selecting and evaluating the independent auditor;

•	reviewing the adequacy and effectiveness of the accounting and financial controls of Epiq;

•	reviewing financial disclosure and accounting principles with financial management of Epiq and the independent auditor;

•	reviewing the independent auditor’s communications regarding management’s internal controls;

•	reviewing with financial management and the independent auditor Epiq’s financial statements and SEC filings;

•	reviewing and approving all material related party transactions;

•	administering Epiq’s whistleblower policy; and

•	investigating any other matter brought to the Audit Committee’s attention within the scope of its duties.

At the end of each quarter, the Audit Committee reviews and discusses with management and Epiq’s independent registered public accounting firm Epiq’s financial results, audit assurance processes, press releases concerning Epiq’s financial performance and earnings estimates, any control deficiencies identified and steps management has taken or plans to take to remediate any control deficiencies, significant estimates and proposed audit adjustments, audit activities, reports to Epiq’s ethics hotline, risk management and corporate governance best practices, and the results of Epiq’s independent registered public accounting firm’s review or audit of its financial statements, among other things.

Each year Epiq evaluates the performance of Epiq’s independent registered public accounting firm and considers whether it is in the best interests of Epiq and its shareholders to engage the firm for another year. As part of its evaluation, the Audit Committee considers the qualifications of the persons who will be staffed on Epiq’s engagement, including the lead partner, quality of work, audit assurance services, Public Company Accounting Oversight Board inspections, firm reputation, independence, fees, retail experience, and understanding of Epiq’s financial reporting processes, policies, and procedures. The Audit Committee solicits feedback from management as part of its evaluation process.

The Board has affirmatively determined that (1) each of the Audit Committee members meets the definition of “independent director” for purposes of serving on the Audit Committee under both Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the NASDAQ rules, and (2) Mr. Robert qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K. The SEC has determined that the audit committee financial expert designation does not impose on the person with that designation any duties, obligations or liability that are greater than the duties, obligations or liabilities imposed on such person as a member of the Audit Committee of the Board in the absence of such designation.

The Audit Committee acts under a written charter that was adopted by the Board and is amended as necessary to conform to the regulatory initiatives of the SEC and NASDAQ. The Audit Committee charter can be found on

Epiq’s corporate website at www.epiqsystems.com. The Audit Committee conducts a formal self-evaluation each year that is led by its Chairman and generally includes a review of the committee charter, the committee’s activities during the calendar year relative to the annual agenda and the committee’s overall effectiveness.

Our separately designated standing Audit Committee was established in accordance with all applicable rules of the SEC, including Section 3(a)(58)(A) of the Exchange Act.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee’s responsibilities include, but are not limited to the following:

•	assisting the Board in determining the desired experience, mix of skills and other qualities to assure appropriate Board composition, taking into account the current Board members and the specific needs of Epiq and the Board;

•	identifying qualified individuals meeting those criteria to serve on the Board;

•	proposing to the Board a slate of nominees for election by the shareholders at the Annual Meeting of Shareholders and prospective director candidates upon the resignation, death, removal or retirement of a director or a change in Board composition requirements;

•	reviewing candidates nominated by shareholders for election to the Board;

•	developing plans regarding the size and composition of the Board and its committees; and

•	performing such other functions as the Board may from time to time assign to the committee.

Its functions include assisting the Board in determining the desired qualifications of directors, identifying potential individuals meeting those qualification criteria, proposing to the Board a slate of nominees for election by the shareholders and reviewing candidates nominated by shareholders.

The Nominating and Corporate Governance Committee meets at least once annually. While the Nominating and Corporate Governance charter does not prescribe diversity standards, the Nominating and Corporate Governance committee considers diversity in the context of the Board as a whole and takes into account experience (industry, professional, public service) of current and prospective directors to facilitate Board deliberations that reflect a broad range of perspectives. Potential candidates are evaluated according to the qualification criteria as set forth in the Nominating and Corporate Governance committee charter, which include (1) high personal and professional ethics, integrity, practical wisdom and mature judgment; (2) Board training and experience in business, government, education or technology; (3) expertise that is useful to Epiq and complementary to the background and experience of other Board members; (4) willingness to devote the required amount of time to carrying out the duties and responsibilities of Board membership; (5) commitment to serve on the Board over a period of several years to develop knowledge about Epiq and its operations; (6) willingness to represent the best interests of all shareholders and objectively appraise management’s performance; and (7) Board diversity and other relevant factors as the Board may determine.

The nine nominees for election at the Annual Meeting were nominated by the Board at the recommendation of the Nominating and Corporate Governance Committee. All nominees are currently serving as directors of Epiq.

The Board has affirmatively determined that each of the Nominating and Corporate Governance Committee members meets the definition of “independent director” for purposes of serving on the Nominating and Corporate Governance Committee under NASDAQ rules. The Nominating and Corporate Governance Committee operates under a written charter that was adopted by the Board and is amended from time to time. A copy of the Nominating and Corporate Governance Committee’s charter can be found on Epiq’s corporate website at www.epiqsystems.com. The Nominating and Corporate Governance Committee conducts a formal self-evaluation each year that is led by its Chairman and generally includes a review of the committee charter, the committee’s activities during the calendar year relative to the annual agenda and the committee’s overall effectiveness.

Compensation Committee

The Compensation Committee is responsible for establishing the compensation (including the adjustment of base salary), bonus, other incentive compensation and perquisite programs and authorizing all awards to our Chief Executive Officer, President and Chief Operating Officer and our other executive officers. The Compensation Committee sets the compensation of our Chief Executive Officer and our President and Chief Operating Officer in executive session without the participation of such officers. The Compensation Committee sets the compensation of the other executive officers in consultation with the Chief Executive Officer. The Compensation Committee is also responsible for the approval of all compensation, bonus, incentive compensation and perquisite programs that are, in the aggregate, required to be reported under Item 404 of Regulation S-K for any employee of Epiq who is an immediate family member (as defined in Rule 16a-1(e) of the Exchange Act) of any director, executive officer or person known to be the beneficial owner of more than 5% of Epiq’s common stock. In accordance with this policy, the Compensation Committee reviews and approves the salary, bonus, stock option grants and perquisites that are required to be reported under Item 404 for Scott W. Olofson, who is an employee of Epiq and the son of our Chairman and Chief Executive Officer.

The Compensation Committee regularly evaluates the performance of our NEOs. The Compensation Committee also determines the fees and other forms of compensation paid to members of the Board for Board and committee service. The Compensation Committee administers the Equity Incentive Plan and the Epiq Systems, Inc. 2015 Inducement Plan (the “Inducement Plan”). Under such plans, the Compensation Committee may award stock options, stock appreciation rights and restricted stock awards and is able to determine: (1) the times when stock options or restricted stock awards will be granted; and (2) the number of shares of common stock of Epiq subject to each award granted to the directors, officers and other employees of Epiq or other persons providing services to Epiq, as applicable and permitted by such plans. In the interest of efficient administration of the Equity Incentive Plan and the Inducement Plan, the Compensation Committee has, pursuant to such plans delegated, with certain limitations, to a subcommittee of the Compensation Committee, the authority to grant certain incentive and non-qualified stock options and restricted stock to certain individuals who among other things are not being hired as or promoted to a Section 16 officer or executive officer position or member of the Chief Executive Officer’s family. The Board has approved the termination of the Inducement Plan effective as of the Annual Meeting as long as shareholders approve the amendment and restatement of the Equity Incentive Plan at the Annual Meeting.

The “Compensation Discussion and Analysis” section herein describes: (i) the role of our Chairman and Chief Executive Officer in determining or recommending the amount or form of executive compensation; and (ii) additional information regarding the processes and procedures for consideration and determination of executive and director compensation.

The Board has affirmatively determined that each of the Compensation Committee members meets the definition of “independent director” for purposes of serving on the Compensation Committee under the NASDAQ rules. The Compensation Committee acts under a written charter that was adopted by the Board and is amended as necessary to conform to the SEC’s, and as applicable, NASDAQ’s executive compensation disclosure provisions. The Compensation Committee charter can be found on Epiq’s corporate website at www.epiqsystems.com. The Compensation Committee conducts a formal self-evaluation each year that is led by its Chairman and generally includes a review of the committee charter, the committee’s activities during the calendar year relative to the annual agenda and the committee’s overall effectiveness.

Risk Committee

The Risk Committee was established by the Board in November 2015. The primary purpose of the Risk Committee is to evaluate and recommend company-wide risk management practices to assist the Board in (i) overseeing that executive management has identified and assessed all key business risks that the Company faces and has established a risk management infrastructure capable of addressing such risks; (ii) overseeing, in collaboration with other Board-level committees or the full Board, when applicable, risks such as strategic, security (including cybersecurity and information security), property, regulatory, information technology, reputational, and other risks; (iii) overseeing the division of risk-related responsibilities to each Board committee as clearly as possible and performing a gap analysis to determine that the oversight of any risk is not neglected; and (iv) in conjunction with the full Board, approving the Company’s enterprise risk management framework.

The Risk Committee’s responsibilities include, but are not limited to the following:

•	reviewing and making recommendations to the Board in alignment with the Company’s business strategy that generally address the Company’s risk management practice, including annually approving the Company’s risk management framework;

•	performing an annual review of the Risk Appetite Statement of the Company and submitting revisions to the Board for adoption;

•	overseeing the Company’s processes and policies for determining risk tolerance and reviewing management’s measurement and monitoring of overall risk tolerance relative to the overall business strategy of the Company; and

•	overseeing management’s deployment of a risk management program that measures, prioritizes, monitors, and responds to risks, and monitors and evaluates compliance with risk management policies.

The Risk Committee meets at least once quarterly. The Board has affirmatively determined that each of the Risk Committee members meets the definition of “independent director” under NASDAQ rules, except for Mr. Scott, who acts ex officio only. The Risk Committee operates under a written charter that was adopted by the Board and is amended from time to time. A copy of the Risk Committee’s charter can be found on Epiq’s corporate website at www.epiqsystems.com. The Risk Committee will conduct a formal self-evaluation each year that will be led by its Chairman and generally will include a review of the committee charter, the committee’s activities during the calendar year relative to the annual agenda and the committee’s overall effectiveness. The Risk Committee did not conduct a self-evaluation in 2015 as it was formed in November 2015 and held its first meeting in February 2016.

Compensation Committee Interlocks and Insider Participation

During 2015, Messrs. Byrnes, Connely, Connolly, Gaston, Pelofsky, and Satterlee have served on the Compensation Committee. None of the members of the Compensation Committee has been an officer or employee of Epiq. No interlocking relationships exist between the members of the Board or Compensation Committee and the board of directors or compensation committee of any other company.

Succession Planning

The full Board has the primary responsibility for reviewing the performance of the Chief Executive Officer and the succession plan for this position. On February 25, 2016, Epiq adopted a formal succession plan for selecting, evaluating and planning the succession of our Chief Executive Officer. In the event of a permanent change in leadership, the plan provides for an appointment of an interim chief executive officer by the Board in a time of transition to ensure that the Company’s operations are not interrupted while the Board recruits a permanent chief executive officer. The process for succession planning includes the (i) retention of an outside advisor to conduct an external search, (ii) identification, development and evaluation of internal candidates and (iii) identification of external candidates. To be prepared, the Board will review at least annually a list of individuals employed by the Company that have high-potential to hold the position of chief executive officer and evaluate such candidates for both the short-term and long-term. An ad hoc committee on succession will also meet in order to review external candidates for consideration. The entire Board will then discuss all of the findings developed by management, outside advisors and the Board itself in order to identify the candidate to whom it wishes to offer the position. The Board plans to regularly review and discuss the newly adopted plan throughout the year. The Board also reviews the performance of Epiq’s other executive officers and key contributors and the succession plans for each at least annually.

Identifying and Evaluating Director Candidates

The Nominating and Corporate Governance Committee is responsible for identifying, recruiting, and recommending candidates for the Board and is responsible for reviewing and evaluating any candidates recommended by shareholders. The Nominating and Corporate Governance Committee is responsible for developing the criteria for, and reviewing periodically with the Board, the requisite skills and characteristics of nominees, as well as the composition of the Board as a whole. These criteria include independence, diversity, age, skills, and experience in the context of the needs of the Board. The Nominating and Corporate Governance Committee considers a combination of factors for each nominee, including the nominee’s ability to represent all shareholders without a conflict of interest; the nominee’s ability to work in and promote a productive environment; whether the nominee has sufficient time and willingness to fulfill the substantial duties and responsibilities of a director; whether the nominee has demonstrated a high level of character and integrity; whether the nominee possesses the broad professional and leadership experience and skills necessary to effectively respond to complex issues encountered by a publicly-traded company; and the nominee’s ability to apply sound and independent business judgment.

Our Amended and Restated Bylaws contain a procedure allowing for the nomination by shareholders of proposed directors. The Nominating and Corporate Governance Committee considers all director candidates, including candidates proposed by shareholders in accordance with our Amended and Restated Bylaws, based on the same criteria.

The Nominating and Corporate Governance Committee may engage third-party search firms to identify potential director nominees. Messrs. Gorup and Suchsland were recruited to our Board following the consideration and recommendation of their candidacies by the Nominating and Corporate Governance Committee after initially being brought to the attention of the Company including through one of the Company’s independent directors. Messrs. Galgano, LeBlanc and Share were nominated pursuant to the Director Nomination Agreement following the consideration and recommendation of their candidacies by the Nominating and Corporate Governance Committee.

Director Nomination Agreement

On June 6, 2016, Epiq entered into the Director Nomination Agreement with Villere, certain principals of Villere and the New Nominees. Pursuant to the Director Nomination Agreement, among other things:

•	the Nominating and Corporate Governance Committee reviewed and approved the qualifications of the New Nominees proposed by Villere in a notice of nomination delivered to the Company on December 4, 2015, and recommended their nomination to the Board, and the Board has included the New Nominees as director nominees in this proxy statement for the Annual Meetings and will include them in the proxy statement for the annual meeting of shareholders in 2017; provided that if the Annual Meeting is not held on or prior to August 5, 2016, then the Board will appoint the New Nominees as directors to the Board on August 5, 2016;

•	the Board will increase the size of the Board to 12 members (or 14) to accommodate the election (or appointment) of the New Nominees in 2016 as provided above, and will reduce the size of the Board to 12 (if it has been increased to 14) in connection with the Annual Meeting;

•	Villere and its principals irrevocably withdrew the notice of nomination delivered on December 4, 2015;

•	on or before December 31, 2016, three members of the Board (other than any of the New Nominees) will resign from the Board, effective as of December 31, 2016, at which time the size of the Board will be reduced from twelve (12) to nine (9) members;

•	the Company, Villere and the Villere principals dismissed with prejudice all claims and counterclaims asserted in, and appeals of a pending potential proxy litigation between the Company and Villere and entered into a release agreement;

•	Villere and the Villere principals will abide by certain customary standstill provisions set forth in the Director Nomination Agreement during a “standstill period,” which will continue for so long as a Villere designee is a member of the Board; and

•	from the effective date of the Director Nomination Agreement through its termination, Villere will cause all voting securities with respect to which it has beneficial ownership as of the record date for any annual or special shareholder meeting (including the Annual Meeting), to be present for quorum purposes and to be voted at all shareholder meetings or at any adjournments or postponements thereof:

•	for all directors nominated by the Board for election at such shareholder meeting;

•	in accordance with the recommendation of the Board for (1) any proposal to approve the compensation of the Company’s named executive officers (commonly referred to as the “say on pay” proposal), (2) any proposal to ratify the appointment of the Company’s independent registered accounting firm, (3) any proposal to amend or approve a new Company equity incentive plan, and (4) any proposal to postpone a meeting in order to solicit votes from shareholders; and

•	for any proposal presented to the shareholders for a vote on or before December 31, 2016 to approve a merger, stock purchase or other acquisition of the Company, whether structured as a merger or otherwise, if and to the extent that (1) the Board receives an opinion from a nationally recognized investment bank that the consideration for such transaction is fair to the shareholders of the Company from a financial point of view, (2) such transaction has been approved by (and such approval has not been withdrawn by) the Board at a price above an acceptable threshold and (3) the type of consideration and price per share to be paid in the transaction with respect to common stock beneficially owned by Villere is the same as to the type of consideration and price per share to be paid with respect to the common stock held by all other shareholders.

The New Nominees have signed irrevocable resignations which were submitted to the Board in connection with their appointments, which for each New Nominee will become effective if Villere ceases to beneficially own at least 7.0% of the Company’s outstanding common stock.

In addition, pursuant to the Director Nomination Agreement, the Company reimbursed Villere’s documented out-of-pocket expenses in connection with the Villere litigation incurred prior to the execution of the Director Nomination Agreement in an amount equal to $3,550,000. The Company filed an insurance claim relative to the litigation and the settlement thereof.

The Board has determined that the New Nominees satisfy the requirements of independence under the NASDAQ listing standards. Each New Nominee will be eligible to receive compensation for services as a director on the same terms as the other non-employee directors.

Risk Oversight

The Board is responsible for oversight of Epiq’s risk management practices, while management is responsible for the day-to-day risk management of Epiq. The Board and management routinely review risks facing Epiq during Board and committee meetings. The Board reserves oversight of the major risks facing the Company on a consolidated basis and has delegated oversight responsibility for specific risks to its committees as set forth in their charters. The recently formed Risk Committee is responsible for evaluating and recommending company-wide risk management practices to assist the Board in its risk oversight responsibilities, including approving the Company’s enterprise risk management framework. In addition, the Audit Committee supplements the Board in its oversight role by reviewing periodic reports regarding Epiq’s risk and control environment and the Compensation Committee in its oversight role of compensation and employee retention matters. The Risk Committee collaborates with the Audit Committee and the Compensation Committee. In addition, the Risk Committee may meet in joint session with other Board standing committees to avoid overlap as well as the elimination of potential gaps in overseeing the Company’s risk management program.

Our compensation programs are designed to reward employees for producing sustainable growth for our shareholders and to attract and retain talent. The most significant portion of compensation for senior management is tied to Epiq’s performance and, therefore, is not guaranteed. If Epiq does not attain certain financial objectives or executives do not meet established objectives, then executives may not receive a portion of their total respective compensation. The Compensation Committee has assessed our compensation objectives, philosophy, forms of compensation and benefits for our executive officers and has concluded that our compensation practices and policies do not create risks that are reasonably likely to have a material adverse effect on Epiq.

Communications with the Board

Shareholders and other interested parties may contact an individual director, including the lead independent director, the Board as a group, or a specified Board committee or group, including the independent directors as a group, at the following address: Corporate Secretary, 501 Kansas Avenue, Kansas City, Kansas 66105. All such reports or correspondence will be forwarded to the appropriate director or group of directors as indicated on the correspondence unless the correspondence is of a trivial nature.

Code of Business Conduct and Ethics

Our Code of Business Conduct and Ethics is reviewed periodically by the Nominating and Corporate Governance Committee and the Board; most recently in February 2016. Our Code of Business Conduct and Ethics applies to all of our officers, directors and associates, and specifically our principal executive officer, president, principal financial officer and principal accounting officer. Shareholders may access a copy of our Code of Business Conduct and Ethics in the Investors section of our Internet website at www.epiqsystems.com. We will promptly disclose any waivers of our Code of Business Conduct and Ethics involving our directors or executive officers. We intend to satisfy any disclosure requirements regarding any amendment or waiver of our Code of Business Conduct and Ethics by posting the information on our Internet website at http://www.epiqsystems.com and in our public filings with the SEC as legally required.

Director Compensation

Overview

Independent non-employee directors receive compensation for Board service, which is designed to fairly compensate them for their time and effort and align their interests with the long-term interests of our shareholders. Employee directors receive no compensation for Board service. The Compensation Committee, together with its independent compensation consultant, periodically review the form and amount of director compensation and propose any changes to the Board. As part of its review, the Compensation Committee considers how Epiq’s director compensation program compares to the programs at the peer companies we consider in the executive compensation setting process. See “Executive Compensation—Compensation Discussion and Analysis—How We Determine Executive Compensation—The Role of Peer Companies and Benchmarking.” The Compensation Committee believes that director compensation should be competitive with the market and geared towards attracting and retaining highly-qualified independent professionals to oversee Epiq and represent the interests of Epiq’s shareholders.

Non-employee directors were paid an annual cash retainer of $70,000 for the year 2015 payable quarterly commencing March 1, 2015. We also reimburse non-employee directors for out-of-pocket expenses incurred in their capacity as a Board member, which includes, among other things, attending Board and committee meetings and conferences.

Non-employee directors also receive equity grants on an annual basis. On February 20, 2015, non-employee directors were granted 5,000 shares of restricted stock that vested on the first anniversary of the date of grant. Tom W. Olofson, Chairman and Chief Executive Officer, and Brad D. Scott, President and Chief Operating Officer and Director, are not compensated for their service as directors of Epiq.

Director Stock Ownership Guidelines

The Board adopted director stock ownership guidelines, which call for non-executive directors to own an amount of our common stock equal to 3x the annual cash retainer paid to such non-executive directors. Directors have five years beginning on July 8, 2015 to meet the guidelines. To avoid fluctuating ownership requirements, once a director has achieved the applicable stock ownership guideline he or she will be considered to have satisfied the guideline provided that the shares used to meet the underlying requirement are retained. As of the end of fiscal 2015, all non-employee directors owned shares of our common stock and had met the stock ownership guidelines or were on track to meet the guidelines as follows:

Name	Qualifying Shares	Ratio of Annual Cash Retainer
James A. Byrnes(1)	63,614	5.4x
Charles C. Connely, IV(1)	26,000	4.5x
Edward M. Connolly, Jr.	62,503	5.2x
Douglas M. Gaston	10,000	2.2x
Joel Pelofsky	64,777	5.7x
Kevin L. Robert	5,000	1.1x
W. Bryan Satterlee	85,730	10.3x

(1)	Messrs. Byrnes and Connely will retire from Board effective as of the Annual Meeting.

Messrs. Gorup and Suchsland were appointed as directors effective March 2, 2016, and therefore, have five years from their appointment to meet the stock ownership guidelines. For further information about the guidelines, refer to “Executive Compensation—Compensation Discussion and Analysis—Other Corporate Governance Considerations in Compensation—Stock Ownership Guidelines.”

2015 Director Compensation Table

The following table sets forth information regarding 2015 compensation for each of our non-employee directors.

Name	Compensation Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
James A. Byrnes	70,000	91,400	161,400
Charles C. Connely, IV	70,000	91,400	161,400
Edward M. Connolly, Jr.	70,000	91,400	161,400
Douglas M. Gaston	70,000	91,400	161,400
Joel Pelofsky	70,000	91,400	161,400
Kevin L. Robert	70,000	91,400	161,400
W. Bryan Satterlee	70,000	91,400	161,400

(1)

The amounts reported in the Stock Awards column represent the grant date fair value of the shares of restricted stock granted to the non-employee directors. Each of the non-employee directors received 5,000 shares of such restricted stock in 2015, with their fair market value calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”) and based on the closing market price of our common stock on February 20, 2015, the date of the award, which was $18.28 per share. The restricted stock vested on February 20, 2016.

The table below shows the aggregate number of shares underlying outstanding stock options held by our non-employee directors as of December 31, 2015.

Name	Options Vested and Unvested (in shares)
James A. Byrnes(1)	76,250
Charles C. Connely, IV(1)	10,000
Edward M. Connolly, Jr.	76,250
Douglas M. Gaston	—
Joel Pelofsky	76,250
Kevin L. Robert	—
W. Bryan Satterlee	76,250

(1)	Messrs. Byrnes and Connely will retire from Board effective as of the Annual Meeting. The exercise of their options will be governed by the terms and provisions of the Equity Incentive Plan.

Compensation Committee Interlocks and Insider Participation

During 2015, Messrs. Byrnes, Connely, Gaston, Pelofsky, and Satterlee have served on the Compensation Committee. None of the members of the Compensation Committee has been an officer or employee of Epiq. No interlocking relationships exist between the members of the Board or Compensation Committee and the board of directors or compensation committee of any other company.

Executive Officers

The following table sets forth the names, ages, and titles of our current executive officers as of April 29, 2016:

Name	Age	Position
Tom W. Olofson	74	Chairman and Chief Executive Officer
Brad D. Scott	62	President and Chief Operating Officer and Director
Karin-Joyce Tjon	54	Executive Vice President and Chief Financial Officer
Jayne L. Rothman	46	Senior Vice President, General Counsel and Secretary

Our executive officers are appointed by our Board and serve until their successors have been duly elected and qualified or their earlier death, disability, resignation or removal. There are no family relationships among any of our directors or executive officers.

Set forth below is a description of the background of Mmes. Karin-Joyce Tjon and Jayne L. Rothman. Messrs. Olofson’s and Scott’s background information is provided in “Election of Directors (Proposal No. 1).”

Karin-Joyce Tjon

Age: 54

Executive Vice President and Chief Financial Officer

Experience. Ms. Tjon was appointed as Executive Vice President and Chief Financial Officer effective July 1, 2014. Ms. Tjon has extensive financial management and leadership experience, most recently as the Chief Financial Officer of Hawker Beechcraft Corporation (“HBC”), an international manufacturer of business and special mission aircraft. Prior to joining HBC in 2011, Ms. Tjon served for close to 10 years at Alvarez & Marsal (“A&M”) as Director, Senior Director and Managing Director. A&M is a global professional services firm specializing in business turnaround and business advisory services. Ms. Tjon holds an MBA in management and finance from Columbia University’s Graduate School of Business and a B.S.S. degree in Organizational Behavior and Management from Ohio University.

Jayne L. Rothman

Age: 46

Executive Senior Vice President, General Counsel and Secretary

Experience. Ms. Rothman has served as Epiq’s senior legal advisor since 2006. Ms. Rothman is responsible for the legal affairs of Epiq worldwide. Prior to joining Epiq, Ms. Rothman worked at the law firm Weil Gotshal & Manges LLP representing corporate and bankruptcy clients. Prior to that, Ms. Rothman worked at Dewey Ballantine LLP on several major Chapter 11 cases. Ms. Rothman holds a juris doctor degree from New York Law School and is a member of the New York and California bars. She is admitted to practice before the United States District Courts for the Eastern and Southern Districts of New York.

Executive Compensation

Compensation Discussion and Analysis

Executive Summary

This Compensation Discussion and Analysis (the “CD&A”) describes the principles, objectives, and features of our executive compensation program, which is generally applicable to each of our senior officers. However, this CD&A focuses primarily on the program as applied to our NEOs. For 2015, our NEOs were:

Name	Position
Tom W. Olofson	Chairman and Chief Executive Officer
Brad D. Scott	President and Chief Operating Officer and Director; former Executive Vice President and Co-Chief Operating Officer and Chief of Staff
Karin-Joyce Tjon	Executive Vice President and Chief Financial Officer

Overview of Fiscal 2015 Business Results and Changes in Board Leadership and Membership

Epiq is a leading provider of professional services and integrated technology for the legal profession. Epiq combines expert services, proprietary and select third-party software, and a global infrastructure to serve its clients as a strategic partner. Epiq’s innovative solutions and professional services are designed for a variety of client legal matters, including litigation, investigations, financial transactions and regulatory compliance as well as the administration of corporate restructuring and bankruptcies, class action and mass tort proceedings, federal regulatory actions and data breach responses. Key business results and activities during 2015 included:

•	Achievement of operating revenue of $505.9 million, a 14% increase from 2014, and Adjusted EPS of $0.86, an 8% increase from 2014. In 2015, operating revenues and Adjusted EPS were used to measure our NEOs performance for purposes of short-term incentive awards. See “—What We Pay and Why: Elements of Compensation—Short-Term Performance-Based Incentive Awards.”

•	Achievement of Adjusted EBITDA of $108.4 million in 2015, a 12% increase from 2014. For 2015, Adjusted EBITDA was used to measure our NEOs’ performance for purposes of long-term incentive awards. See “—What We Pay and Why: Elements of Compensation—Long-Term Performance-Based Equity Incentive Awards.”

•	Payment of quarterly cash dividends in an aggregate amount equal to $0.36 per share.

•	Expansion of international operations into Germany, Poland and India and expansion of managed services and Relativity® products and services offerings to Hong Kong.

During 2015, we made the following key changes in Board leadership positions and Board membership:

•	Appointment of new independent directors Kevin L. Robert and Douglas M. Gaston as chairs of the Audit Committee and Compensation Committee, respectively.

•	Selection of Douglas M. Gaston to succeed W. Bryan Satterlee as lead independent director, effective as of the Annual Meeting.

•	Establishment of a Risk Committee of the Board, chaired by independent director Joel Pelofsky.

•	Search for new independent directors, culminating in the appointments of Paul N. Gorup and Michael Suchsland to the Board effective March 2, 2016.

In addition, in October 2015, the Compensation Committee engaged Meridian to be its independent compensation consultant. Based on feedback from shareholder outreach program initiated in 2015 and input from

Meridian, the Compensation Committee approved new short- and long-term executive compensation programs for 2016 for our executive officers and made other improvements to Epiq’s executive compensation program. The new programs and improvements are discussed below.

Improvements to Executive Compensation Program as a Result of Shareholder Engagement

At our 2015 annual meeting of shareholders, we held a shareholder advisory vote on executive compensation, which was approved by a majority of our shareholders. Epiq regularly engages with its shareholders and shares their feedback with the Compensation Committee. In 2015, as in prior years, the Compensation Committee asked management to seek shareholder input on our executive compensation program. Prior to our 2015 annual meeting of shareholders, management contacted our top 25 shareholders. Eight of these shareholders responded and provided constructive feedback. Following our 2015 annual meeting of shareholders, management commissioned an investor perception study, which included questions related to our executive compensation program. The perception study was conducted by our independent investor relations consultant, Catalyst Global. We invited 25 of our largest shareholders to participate in the study and provide feedback. Seven of such shareholders participated. The pre-annual meeting and post-annual meeting outreach resulted in feedback from a total of 15 shareholders that collectively beneficially owned approximately 48 percent of our shares of common stock outstanding and 58 percent without including directors and officers.

The Compensation Committee carefully considered the feedback received from Epiq’s shareholders and, in consultation with Meridian, made modifications to the design of our executive compensation program for 2016 to continue to modernize it in a way that is most responsive to the most prevalent comments of our shareholders. The Compensation Committee did a similar exercise in 2014 that also resulted in positive changes and, together with the changes made in 2016, have resulted in a modern executive compensation program that advances shareholder interests. Below is a summary of the key improvements made to our executive compensation program based on comments from our shareholders.

Improvements to Executive Compensation Program in 2015

Following are the key improvements to our executive compensation program made in 2015:

•	Adopted multi-year vesting period for restricted stock awards.

Commencing in 2015, we granted to our NEOs performance-based restricted stock awards that vest over a three-year period (we previously used a one-year vesting period). The total number of awards that vest is based on achieved performance against pre-determined performance measures over the first year of vesting. Generally, an NEO must be continuously employed through the entire three-year vesting period to be eligible to receive payment of the award. Moving from a one-year to a three-year vesting schedule enhances the retentive value of performance-based restricted stock awards and better aligns NEOs with the interests of shareholders by incentivizing NEOs to enhance long-term shareholder value and attain key operational goals.

•	Adopted director and executive stock ownership guidelines.

Effective February 2015, our executive officers and non-employee directors are required to hold stock equivalent in value to five times annual base salary in the case of our Chief Executive Officer, three times annual base salary in the case of our other executive officers, and three times annual cash retainer in the case of our non-employee directors. We believe the stock ownership guidelines build commonality of interest between management and shareholders and encourage executives to think and act like owners.

•	Included disclosure of clawback policy.

In our 2015 proxy statement as well as in this proxy statement we are disclosing the existence of our clawback policy, which we further revised in 2016 as described below.

•	Included additional peer companies.

In February 2015, with the assistance of our then-independent compensation consultant, Exequity, LLP (“Exequity”), we modified our peer group of companies to remove one company and add two companies to the peer group. In November 2015, we again reviewed the peer group with the assistance of our new independent compensation consultant, Meridian, focusing on the key functions of the peer group (pay comparisons, compensation structure and design and performance comparisons). Based on this review, we removed one company from and added seven companies to our peer group, resulting in a peer group of 18 companies for 2016, which is consistent with general market practice.

Further Improvements to Executive Compensation Program in 2016

Building on the improvements made in 2015 and in response to shareholder feedback, the following are additional key improvements to our executive compensation program made in 2016:

•	Approved individualized threshold, target and maximum levels for short-term annual incentive awards for executive officers based on achievement of two performance measures that each weigh 50%.

Before 2016, executive officers received short-term annual incentive awards based on whether Epiq achieved threshold, target or maximum performance levels for two financial measures (operating revenue and Adjusted EPS). The Compensation Committee created two general pools to fund the awards for each respective measure. Upon achievement of the financial measures, the Compensation Committee allocated the awards among individual executive officers from the two general pools at its discretion, taking into account various factors, including the executive’s level of authority and responsibility within Epiq. Because individual awards were not determined until certification by the Compensation Committee that the measures had been met, the proportion of the awards that would be awarded to each executive officer could not be determined in advance.

In 2016, the Compensation Committee adopted a new short-term annual incentive program. Under the new program, the Compensation Committee approves a single, individualized target short-term incentive award for each executive officer at the beginning of the year. Fifty percent of the award is based on achievement of one financial measure, and fifty percent of the award is based on achievement of the other measure. The executive receives the full target short-term award if Epiq achieves target levels for both financial measures. If Epiq achieves only the threshold levels for both measures, the executive receives 67% of the target short-term award. If Epiq achieves the maximum levels for both measures, the executive receives 167% of the short-term award. If Epiq does not achieve the threshold levels for either measure, the executive does not receive a payout. If Epiq achieves different levels for each measure, fifty percent of the award is determined by achievement of one measure and fifty percent is determined based upon achievement of the other measure. The payout curve is aggressive. Significant improvement in performance is required in order for higher payout levels to be achieved. Under this new program, each individual executive officer’s payment for each performance level can be determined in advance.

The table below presents the payout curve for short-term annual incentive awards approved by the Compensation Committee for 2016:

Performance Measures for Short-Term Annual Incentive Awards	Operating Revenue for 2016	Adjusted EPS for 2016
Weighting	50%	50%
Payout Curve (percentage of target—sliding scale)
Threshold (Low)	$500 million/67%	$0.86/67%
Target (Medium)	$530 million/100%	$0.90/100%
Maximum (High)	$560 million/167%	$0.96/167%

The table below presents the individualized target short-term annual incentive awards approved by the Compensation Committee for each of our NEOs for 2016:

Name	Title	Target Bonus (at 100% on the Payout Curve)
Tom W. Olofson	Chief Executive Officer	$1,462,500
Brad D. Scott	President and Chief Operating Officer	$1,275,000
Karin-Joyce Tjon	Executive Vice President and Chief Financial Officer	$600,000

•	Approved individualized target value of long-term incentive awards and modified payment mix.

Before 2016, long-term incentive awards were granted to our executive officers solely in the form of performance-based restricted stock (as described on pages 39 and 40 of this proxy statement). In 2016, the Compensation Committee granted to our executive officers a combination of time-based and performance-based restricted stock. Each executive officer’s individualized target value of long-term incentive awards was allocated one-third to time-based restricted stock and two-thirds to performance-based restricted stock awards as described below. The mix of time-based and performance-based vesting awards retains the incentives inherent in performance-driven compensation while also placing an emphasis on retention value. Issuance of the 2016 shares of time-vesting restricted stock is contingent on shareholder approval of the amendment and restatement of the Equity Incentive Plan we intend to submit for approval at the Annual Meeting. If approval is not obtained, the time-vesting restricted stock awards will be paid in cash in an amount equal to the number of shares of restricted stock granted to the executive multiplied by the price per share of our common stock on the applicable vesting date.

•	Approved individualized threshold, target and maximum levels for long-term performance-based restricted stock awards for executive officers based on achievement of two performance measures that each weigh 50% and that must be met in a two-year performance period.

Before 2016, executive officers earned long-term incentive awards based on whether Epiq achieved a target goal for either of two financial measures (Adjusted EBITDA or cash flows from operations) within a one-year performance period. Long-term awards were earned upon achievement of the target goal for one measure even if the other measure had not been met. The Compensation Committee then allocated the awards among individual executive officers at its discretion, taking into account various factors, including the executive’s level of authority and responsibility within Epiq. Because individual awards were not determined until certification by the Compensation Committee that one of the measures had been met, the proportion of the awards that would be awarded to each officer could not be determined in advance.

In 2016, the Compensation Committee approved a single, individualized target performance-based restricted stock award for each executive officer. Fifty percent of the award is based on achievement of the Adjusted EBITDA measure over a two-year performance period, and fifty percent of the award is based on achievement of the cash flows from operations measure over the same two-year period. Each executive receives the full target performance-based award if Epiq achieves target levels for both financial measures. If Epiq achieves only the threshold levels for both measures, the executive receives 67% of the target award. If Epiq achieves the maximum levels for both measures, the executive receives 167% of the target award. If Epiq does not achieve the threshold levels for either measure, the executive does not receive a payout. If Epiq achieves different levels for each measure, fifty percent of the award is determined by achievement of one measure and fifty percent is determined based upon achievement of the other measure. The payout curve is aggressive. Significant improvement in performance is required in order for higher payout levels to be achieved. Under this new program, each individual executive officer’s payment for each performance level can be determined in advance.

The table below presents the payout curve for long-term performance-based restricted stock awards approved by the Compensation Committee for 2016:

Performance Measures for Performance-Based Long-Term Incentive Awards	Cumulative Adjusted EBITDA for Years 2016 and 2017	Cumulative Cash Flows From Operations for Years 2016 and 2017
Weighting	50%	50%
Payout Curve (percentage of target—sliding scale)
Threshold (Low)	$220 million (3% CAGR)/67%	$140 million/67%
Target (Medium)	$232.5 million (5% CAGR)/100%	$155 million/100%
Maximum (High)	$245 million (8.5% CAGR)/167%	$165 million/167%

The table below presents the individualized target value of performance-based restricted stock awards approved by the Compensation Committee for each of our NEOs for 2016:

Name	Title	Target Value of Performance-Based Restricted Stock Awards as of January 28, 2016	Target Number of Shares of Performance-Based Restricted Stock Awards as of January 28, 2016
Tom W. Olofson	Chief Executive Officer	$1,560,000	132,765
Brad D. Scott	President and Chief Operating Officer	$1,246,667	106,099
Karin-Joyce Tjon	Executive Vice President and Chief Financial Officer	$400,000	34,042

The number of shares issued to each NEO at the conclusion of the two-year performance period will be equal to the NEO’s target number of performance-based restricted stock awards (as set forth in the above table) multiplied by the payout curve percentage achieved (as described above). Issuance of these 2016 shares is contingent on shareholder approval of the amendment and restatement of the Equity Incentive Plan we intend to submit for approval at the Annual Meeting. If approval is not obtained, the awards will be paid in cash in an amount equal to the number of shares of performance-based restricted stock that would have been earned in accordance with the foregoing multiplied by the price per share of our common stock on the applicable vesting date.

•	Modified our peer group to include companies with revenues closer to Epiq’s.

Effective 2016, our peer group includes 18 companies. These companies had median revenues $894.0 million for the four quarters ending September 30, 2015. For information regarding Epiq’s peer group, see “—How We Determine Executive Compensation—The Role of Peer Companies and Benchmarking.”

•	Adopted revised standalone clawback policy applicable to former and current executive officers.

Before 2016, our clawback policy applied only to our Chief Executive Officer and Chief Financial Officer. Our current revised and standalone clawback policy, extends to all executive officers and allows us to recapture any cash or bonus incentive compensation paid to former or current executive officers in the event of a restatement of our financial statements due to fraud or intentional misconduct of such officers, which discourages inappropriate risk-taking behavior. In addition, the amendment and restatement of the Epiq Systems, Inc. 2004 Equity Incentive Plan (the “Equity Incentive Plan”) we intend to submit for approval at the Annual Meeting will include a clawback provision with respect to awards granted under the Equity Incentive Plan that further reinforces the purpose of our clawback policy to discourage excessive risk taking.

•	Engaged Meridian as independent compensation consultant.

Meridian has worked with the Compensation Committee to modernize our executive compensation program. For 2016, our executive’s compensation package includes the feedback and insights of Meridian.

Executive Compensation Objectives and Practices

The core objectives that serve as the foundation for our compensation program are:

Program Objective	Achievement of Objective
Pay for Performance

•     A significant portion of our executives’ pay is not guaranteed and is tied to business performance.

•      A majority of NEO pay opportunity is variable (delivered through the combination of short-term and long-term incentive awards) where the value is linked to achievement of Company financial performance measures.

•      Our performance measures are based on budget and are challenging, yet achievable. For information regarding Epiq’s 2015 performance measures and their effect on 2015 pay, see “—What We Pay and Why: Elements of Compensation.”

Pay Competitively

•      Our executive compensation program is designed to enable us to compete effectively for the executive talent we need to be able to successfully execute our strategic plans.

•      Executives are rewarded when Company performance measures are met or exceeded.

Pay Responsibly—Shareholder Alignment

•      Each of our NEOs is subject to stock ownership requirements. Short-term incentive compensation is typically awarded in stock and as a result of the stock ownership requirements, our NEOs are required to hold such stock to meet required holdings.

•      Restricted stock awards vest in three years and only if the executive continues to be employed by us.

Pay Responsibly—Discourage Excessive Risk Taking

•      Our long-term incentives discourage executives from maximizing short-term performance at the expense of long-term performance.

•      Our short-term incentive plan has performance measures based on operating revenue or Adjusted EPS and our long-term incentive plan has performance measures based on Adjusted EBITDA and operating cash flows. This balanced approach in setting financial performance measures incentivizes our NEOs to focus on profitable growth and enhancement of shareholder value without engaging in undue risk taking.

•      Our NEOs are subject to policies prohibiting hedging and other speculative activity.

•      Our executive officers are subject to a clawback policy.

Current Best Practices Employed by Epiq

We have implemented the following principal compensation policies and practices to ensure that our executive compensation program achieves our objectives consistent with sound corporate governance:

What We DO:	What We DON’T DO:

☑    Pay for Performance

☑    Performance-Based Equity Awards over Two-Year Performance Period

☑    Set Challenging Performance Targets

☑    Stock Ownership Guidelines

☑    Annual Advisory Vote on Executive Compensation

☑    Clawback Policy

☑    Independent Compensation Consultant

☒    No Payment of Dividends on Restricted Stock Until Fully Vested Subject to Performance- Based Goals Being Met

☒    No Guaranteed Bonuses

☒    No Repricing of Underwater Stock Options

☒    No Excessive Retirement Benefits

☒    No Hedging Transactions

☒    No Pension Plans or Other Post-Employment Defined Benefit Plans

How We Determine Executive Compensation

Determining Compensation for the Chief Executive Officer

Each year, the Compensation Committee determines and approves the compensation for our Chief Executive Officer. The Compensation Committee takes into account multiple factors when determining Mr. Olofson’s compensation including: our compensation philosophy and objectives, our business strategy, Mr. Olofson’s existing compensation and individual performance, competitive market pay levels and mix of pay, Epiq’s performance and competitor and industry performance. Mr. Olofson does not participate in any deliberations with regard to his own compensation.

Mr. Olofson’s experience, talents, and track record make him a recognized industry leader and have played an important part in our success. Mr. Olofson transformed the Company from a privately held small business in 1988 to a publicly-traded, global technology services leader. In 2015, Mr. Olofson led Epiq’s achievement of record operating revenue and Adjusted EBITDA, expansion of client base and eDiscovery managed services capabilities through the acquisition of Iris Data Services, Inc., expansion of international eDiscovery operations with the launch of Epiq’s first full-service eDiscovery office in continental Europe in Frankfurt, Germany, expansion of international operations in Poland, India and China, and expansion of Epiq’s data breach response group, which resulted in significant client retention.

The Compensation Committee believes the most significant portion of Mr. Olofson’s earnings opportunity should reside in the performance-based components of his compensation package. Base salary represents a small portion of Mr. Olofson’s 2015 compensation and is the only component of his total direct compensation (i.e., base, bonus and long-term incentive) that is not tied to performance. Epiq rewards achievement of specific target goals that improve the Company’s financial performance. For 2014 and 2015 performance, the Compensation Committee awarded Mr. Olofson a bonus in common stock in lieu of a cash bonus in order to further align Mr. Olofson’s interests with shareholders. The charts below illustrate the composition of Mr. Olofson’s total direct compensation for 2013, 2014 and 2015.

Determining Compensation for Other NEOs

Each year, the Compensation Committee determines and approves the compensation for each NEO, in addition to the Chief Executive Officer, that is consistent with our compensation philosophy and objectives. The Chief Executive Officer annually reviews the performance of each NEO (other than himself). Following the performance reviews, the Chief Executive Officer presents compensation recommendations to the Compensation Committee for consideration. The recommendations are based on individual performance, compensation data compiled from independent third-party executive compensation surveys and publicly available data from our peer group companies, all of which is summarized and shared with the Compensation Committee. The Compensation Committee considers the recommendations from the Chief Executive Officer in its sole and final determination of the compensation for each of our NEOs (other than himself).

As with our Chief Executive Officer, performance-based compensation represents the largest portion of our NEOs’ total direct compensation. Base salary represents a small portion of 2015 total direct compensation and is the only component of their total compensation that is not tied to performance. For 2015 performance, the Compensation Committee awarded our NEOs a bonus in common stock in lieu of a cash bonus in order to further align their interests with shareholders. The charts below illustrate the composition of our NEO’s (other than our Chief Executive Officer) total direct compensation for 2013, 2014 and 2015. The chart for 2013 includes certain former executive officers and the charts for 2013 and 2014 do not include Ms. Tjon, our Chief Financial Officer, who joined the Company in July 2014.

The Role of Peer Companies and Benchmarking

How The Peer Group is Determined: The Compensation Committee selects our peer group companies used to benchmark NEO compensation based on each companies’ operational and financial similarities to Epiq, taking into account the following factors: business focus, service areas, products and services, competition for executive talent and revenues. The size of the group has been established so as to provide sufficient market data across the range of senior positions at Epiq. The Compensation Committee annually evaluates whether companies should be added to or removed from our peer group companies.

For fiscal 2014 and 2015, our peer group consisted of the following professional service firms focused on technology-based solutions: DST Systems, Inc., Henry (Jack) & Associates, FTI Consulting, Inc., Huron Consulting Group, Inc., Navigant Consulting Inc., MAXIMUS, Inc., Bottomline Technologies (DE) Inc., Computer Task Group Inc., CIBER, ACI Worldwide, Euronet Worldwide, Fair Isaac Corp., and CoreLogic, Inc.

Based on its year-end review of the 2015 peer group and input from Meridian, the Compensation Committee modified the peer group by removing DST Systems, Inc. and adding EPlus, Inc., ICF International Inc., Tyler Technologies Inc., Perficient Inc., Interactive Intelligence Group, NIC Inc., and RPX Corp. DST Systems was removed due to its revenue size relative to Epiq and the other companies were added to the peer group based on the above discussed criteria. The reconstituted peer group was used to benchmark compensation for 2016 pay decisions.

In addition, the Compensation Committee considers, but does not use for benchmarking purposes, compensation information concerning private companies and subsidiaries of larger public companies gleaned as part of past executive recruiting activities. These companies and divisions are either direct competitors or are companies from which we have recruited or sought to recruit senior executives in the past because these companies offer services.

How The Peer Group is Used: The Compensation Committee reviews both compensation and performance at peer companies to inform its decision-making process so it can set total compensation levels that it believes are consistent with our compensation objectives to pay for performance and pay competitively. The Compensation Committee does not strictly set compensation at a given level relative to its peers (e.g., median). However, the Compensation Committee uses information about its peer group to ensure that the objectives of the Company’s compensation program are maintained and applies quantitative tests relative to our peer group, as the ones described under “—How We Determine Executive Compensation—Determining Compensation for the Chief Executive Officer.” The pay positioning of individual executives varies based on their competencies, skills, experience, and performance, as well as internal alignment and pay relationships. Actual total compensation earned is based on Company performance results during the performance period and, in the case of long-term compensation, based on share performance during the applicable performance period.

The Role of the Compensation Committee’s Compensation Consultant

The Compensation Committee retains an independent executive compensation consultant to advise on executive compensation matters and provide perspectives on market trends that may impact decisions the Compensation Committee makes about our executive compensation program and practices. The Compensation Committee had previously engaged Exequity as its independent compensation consultant for 2015. In the fall of 2015, the Compensation Committee replaced Exequity with its new compensation consultant, Meridian. In late 2015, Meridian began working with the Compensation Committee to analyze the results from our shareholder outreach program and to assist the Compensation Committee in redesigning certain elements of Epiq’s 2016 executive compensation program in response shareholder input.

The Compensation Committee determined that the work of Exequity and Meridian did not raise any conflicts of interest. In making this assessment, the Compensation Committee considered the independence factors enumerated in new Rule 10C-1(b) under the Exchange Act, including the fact that neither Exequity nor Meridian provided any other services to Epiq, the level of fees received from Epiq as a percentage of Exequity’s or Meridian’s total revenue, policies and procedures employed by Exequity and Meridian to prevent conflicts of interest, and whether the individual Exequity or Meridian advisers to the Compensation Committee own any of Epiq’s stock or have any business or personal relationships with members of the Compensation Committee or our executive officers.

Risk Considerations

Each year, the Compensation Committee reviews Epiq’s various incentives and other compensation programs and practices and the processes for implementing these programs to determine whether they encourage decision-making that could expose Epiq to unreasonable risks of material adverse consequences. Based on its review, the Compensation Committee confirmed that Epiq’s compensation program is not likely to encourage unnecessary risk taking and the risks arising from Epiq’s compensation practices and policies are not reasonably likely to have a material adverse effect on Epiq. Refer to “Corporate Governance—Risk Management—Analysis of Risk in our Compensation Program.”

What We Pay and Why: Elements of Compensation

As discussed throughout this CD&A, the compensation policies applicable to our NEOs are reflective of our objective to pay for performance, whereby a significant portion of both cash and equity-based compensation is contingent upon achievement of measurable financial objectives and enhanced equity value, as opposed to base salary and perquisites not directly linked to objective financial performance. This compensation mix is intended to drive executive officers to enhance shareholder value over the long term.

The elements of our compensation program are:

•	base salary;

•	annual performance-based incentive awards;

•	equity incentive awards; and

•	certain additional executive benefits and perquisites.

The design of our compensation mix is established to encourage our NEOs to achieve annual performance results and to drive our strategy and build long-term shareholder value. The purpose of each of these compensation elements is summarized in the following table and described in more detail below.

Compensation Component	Designed to Reward	Relationship to Compensation Objective	2015 Actions/Results
Base Salary	Scope of responsibilities, experience, industry knowledge.	Provides predictable amount of fixed income as short-term compensation.	Base salaries of our NEOs were unchanged for 2015.

Short-term Performance-Based Incentive Awards	Achievement of financial measures that represent strategic components of Company performance.	Focuses executives on our financial goals and objectives for the year and motivates them to achieve or exceed annual financial performance measures.	For 2015, short-term performance measures were: Operating revenue
			Threshold	$450 million
			Target	$480 million
			Maximum	$510 million
			Actual	$506 million
and Adjusted EPS
			Threshold	$0.85
			Target	$0.95
			Maximum	$1.05
			Actual	$0.86

Due to achievement of the target payout for operating revenue and threshold payout for Adjusted EPS, the Compensation Committee awarded our NEOs a bonus in common stock in lieu of a cash bonus for 2015 performance in order to further align their interests with shareholders.

Long-term Performance-Based Equity Incentive Awards	Achievement of financial measures that represent strategic components of the business aimed at increasing long-term shareholder return and value.	Motivates executives to align their interests with shareholders to increase overall shareholder value and retains executives in an increasingly competitive market for talent.	For 2015, long-term performance measures were: Adjusted EBITDA
			Target Goal	$100.0 million
			Actual	$108.4 million
or
Cash Flows from Operating Activities
			Target Goal	$75.0 million
			Actual	$81.3 million

Due to achievement of the target payout for Adjusted EBITDA, the Compensation Committee awarded our NEOs shares of restricted stock with one third of the awarded shares vesting on February 22, 2016 and the remaining two-thirds vesting one-third each on the anniversary of the certification for the next two years.

Base Salary

On an annual basis, the Compensation Committee is responsible for establishing the base salary of our NEOs. Base salary is set primarily upon an assessment of market requirements for similarly positioned executives and the responsibilities of the executives, as well as the base salary of each executive relative to the other executive officers. In addition, the Compensation Committee considers information learned in recruiting new executives to Epiq and shareholder feedback, including the results of the prior year say-on-pay vote. For fiscal year 2015, the Compensation Committee did not increase base salaries.

Short-Term Performance-Based Incentive Awards

The Compensation Committee set 2015 performance objectives with annual threshold, target and maximum levels for each of the following financial measures: operating revenue and Adjusted EPS. For the year ended December 31, 2015, these measures were calculated as follows:

•	Operating revenue is total revenue before reimbursable expenses.

•	Adjusted EPS is calculated as net income adjusted for amortization of acquisition intangibles, share-based compensation expense, intangible asset impairment expense, acquisition and related expense, one-time technology expense, loan fee amortization and write-off, litigation recovery and expense, timing of recognition of expense, reorganization expense, gain or loss on disposition of assets, strategic and financial review expense and the effect of tax adjustments that are outside of Epiq’s anticipated effective tax rate, all net of tax and on a fully diluted per share basis.

These measures are regularly used by our NEOs to manage and evaluate the business and make operating decisions and are the financial measures consistently communicated to investors during quarterly earnings conference calls. We believe these financial metrics best measure our year-over-year revenue growth objectives and the delivery of current earnings to shareholders relative to our operating budget for a specific fiscal year. We used these varied measures for the annual performance-bonus plan to align our NEOs’ interest with our business goals. Further, the use of these performance measures incentivized our NEOs to grow the business in a balanced manner taking into consideration these interrelated performance measures.

The following table sets forth the threshold, target and maximum levels of our short-term incentive award measures for 2015, potential general payout pools and actual performance.

Performance Measures		Threshold	Target	Maximum	Actual Performance	Actual Compensation Awarded to all NEOs as a group
Operating Revenue	Guidelines	$450.0 million	$480.0 million	$510.0 million
	Potential Payout Pool	$1.25 million	$2.125 million	$3.0 million
	Actual				$506.0 million	$2.125 million

and

Adjusted EPS	Guidelines	$0.85	$0.95	$1.05
	Potential Payout Pool	$1.25 million	$2.125 million	$3.0 million
	Actual				$0.86	$1.25 million

Our short-term incentive awards are paid in cash and/or stock. Based upon the achievement of financial performance measures in 2015, the Compensation Committee awarded our NEOs a bonus in common stock in lieu of a cash bonus related to 2015 performance to further align their interests with shareholders. As presented in the table above, short-term awards were distributed from two general pools approved by the Compensation Committee to fund the awards. The sizes of the general pools varied depending on whether Epiq achieved the threshold, target or maximum level with respect to each financial measure. The Compensation Committee allocated short-term awards among individual executive officers from the target operating revenue pool

($2,125,000) and threshold Adjusted EPS pool ($1,250,000). The Compensation Committee allocated the awards consistent with prior practice, taking into account various factors, including the NEOs level of authority and responsibility within Epiq. Pursuant to Ms. Tjon’s offer letter, her short-term incentive award was limited to $600,000 and therefore, her award represented 17.8% of the total pool. The remaining portion of the pools was then distributed between Messrs. Olofson and Scott. Mr. Olofson’s award represented 45.2% of the pools and Mr. Scott’s award representing 37% of the pools. This allocation of the pools resulted in the payment of a 2015 short-term incentive award to Messrs. Olofson and Scott of $1,526,243 and $1,248,743, respectively, and Ms. Tjon of $599,990.

Long-Term Performance-Based Equity Incentive Awards

Equity-based compensation is a critical component of the overall compensation of our NEOs. The Compensation Committee is the administrator of our equity incentive plans and determines the type, number of shares, terms and timing of awards to our NEOs. The Compensation Committee primarily uses equity awards to provide continuing incentives that will keep our NEOs engaged and aligned with the shareholder interest. The Compensation Committee generally, but not specifically, considers corporate performance, stock price and individual responsibilities and performance to determine awards. Until 2014, equity awards vested within one year of grant. Since 2015, awards for our NEOs vest within three years of the grant. We believe that the three-year vesting schedule better aligns with the interests of shareholders and long-term investors because it provides retention value and focuses our NEOs on attainment of longer-term performance.

The performance stock-based awards utilize performance measures based on operating cash flows and Adjusted EBITDA. For the year ended December 31, 2015, these measures were calculated as follows:

•	Operating cash flows is calculated in accordance with U.S. GAAP.

•	Adjusted EBITDA is calculated as net income adjusted for depreciation and amortization, share-based compensation expense, intangible asset impairment expense, acquisition and related expense, one-time technology expense, net expense related to financing, litigation recovery and expense, timing of recognition of expense, reorganization expense, gain or loss on disposition of assets, strategic and financial review expense, and provision for income taxes.

In 2015, our performance-based equity incentive compensation required the achievement of these performance measures at levels which provided growth versus the prior year of at least 8% with respect to our operating cash flows or 3% with respect to our Adjusted EBITDA in order for the performance-based equity incentive awards to vest. These measures are regularly used by our NEOs to manage and evaluate the business and make operating decisions and are the financial measures consistently communicated to investors during quarterly earnings conference calls. These are financial measures that are commonly used by investors to gauge the Company’s enterprise value in the form of fair value per share and also are key measures in determining our ability to generate positive cash flows to fund working capital, fund strategic capital investments, service our indebtedness, support the incurrence of incremental debt for acquisitions and return capital to investors in the form of regular quarterly cash dividends and periodic stock repurchases. We used these varied measures for long-term performance awards to align our NEOs’ interest with our long-term business goals. Further, the use of these performance measures incentivizes our NEOs to grow the business in a balanced manner taking into account these interrelated performance measures.

The following table sets forth our target levels for long-term performance measures for 2015, potential compensation opportunity and actual performance.

Performance Measure	Target Level	Actual Performance	Potential Compensation Opportunity	Actual Compensation Awarded
Adjusted EBITDA or	$100.0 million	$108.4 million	0—320,000 shares of performance- based restricted stock awards	320,000 shares of performance based restricted stock awards were earned based on the achievement of the Adjusted EBITDA performance measure.
Operating Cash Flows	$75.0 million	$81.3 million

Under the Equity Incentive Plan, we are able to grant stock, stock options and performance-based stock awards, which are contingent upon continued employment through the vesting date. As presented in the table above, in 2015, long-term performance-based awards were distributed from a general pool of 320,000 shares of performance-based restricted stock approved by the Compensation Committee to fund the awards. The Compensation Committee allocated the awards consistent with prior practice, taking into account various factors, including the NEOs’ level of authority and responsibility within Epiq. Pursuant to Ms. Tjon’s offer letter, her performance-based long-term incentive award was limited to 50,000 shares of restricted stock and therefore, her award represented 15.6% of the total pool. The remaining portion of the pool was then distributed between Messrs. Olofson and Scott. Mr. Olofson’s award represented 46.9% of the pool and Mr. Scott’s award represented 37.5% of the pool. The fair value amounts reported for fiscal year 2015 in the Stock Awards column in the Summary Compensation Table represent the grant date fair value of the performance-based restricted stock awards determined pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”). The number of shares of performance-based restricted stock awarded to each NEO is set forth in the table below.

Named Executive Officer	Restricted Stock (shares)(1)
Tom W. Olofson	150,000
Brad D. Scott	120,000
Karin-Joyce Tjon	50,000

Total	320,000

(1)	The shares of restricted stock were earned upon certification by the Compensation Committee of the achievement of an established target level of Adjusted EBITDA of $108.4 million for the year ended December 31, 2015. For Messrs. Olofson and Scott, only one-third of the shares of restricted stock vested on February 22, 2016, with the remaining shares scheduled to vest, subject to continuing employment, in two equal installments in February 2017 and 2018. For Karin-Joyce Tjon, the shares of restricted stock vested on February 22, 2016.

Perquisites and Other Personal Benefits

We provide our executive officers with perquisites and other personal benefits that we believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain high quality executives. Our executive officers are provided use of Company automobiles. During 2015, our Chairman and Chief Executive Officer used a corporate aircraft in which we have a fractional interest for personal use and his spouse at times accompanied him on business trips, as permitted by our senior executive business travel policy. For purely personal use, the Chairman and Chief Executive Officer reimburses Epiq for the cost of the flight. On business trips that included the presence of his spouse in 2015, no incremental costs were incurred by Epiq, and we do not record any compensation for this executive. The incremental cost of the use of aircraft for commuting travel by our Chairman and Chief Executive Officer in excess of any reimbursements to Epiq under this policy is treated as compensation in the Summary Compensation Table in accordance with SEC executive compensation disclosure regulations relating to perquisites. In addition, Epiq pays for certain personal tax services and the premiums on certain personal life insurance for our Chairman and Chief Executive Officer.

Attributed costs of the personal benefits described above for the NEOs for 2013, 2014 and 2015 are included as “All Other Compensation” in the Summary Compensation Table.

Retirement and Other Benefits

All Company employees in the United States are eligible to participate in our 401(k) profit sharing plans. Executive officers participate on the same basis as all other participants. We do not maintain any other retirement plan or arrangement for our executive officers. The Compensation Committee has noted the absence of other types of traditional compensation arrangements when it has considered and approved executive base salaries, cash incentive compensation, equity compensation and perquisites.

2015 Inducement Plan

In September 2015, the Board adopted the Epiq Systems, Inc. 2015 Inducement Plan (the “Inducement Plan”) in accordance with NASDAQ Listing Rule 5635(c)(4). The Inducement Plan reserved 200,000 shares of Epiq’s common stock, subject to adjustment, for the grant of inducement equity awards to individuals not previously employees or non-employee directors of Epiq. Epiq has not granted awards under the Inducement Plan. The Board intends to terminate the Inducement Plan effective as of the Annual Meeting subject to shareholder approval of the amendment and restatement of the Equity Incentive Plan we intend to submit for approval thereat.

Other Corporate Governance Considerations in Compensation

Compensation Clawback Policy

Our Board adopted a clawback policy covering all our executive officers in 2016. Prior to 2016, our clawback policy only covered our Chief Executive Officer and Chief Financial Officer. Our new clawback policy allows us to recapture any cash or bonus incentive compensation paid to our executive officers in the event of a restatement of our financial statements due to fraud or intentional misconduct of such officers, which discourages inappropriate risk-taking behavior. Under the policy, the independent directors have the discretion and authority to require that such officers repay Epiq the amount of any cash or bonus compensation paid to that officer minus the amount of such cash bonus or incentive compensation that would have been earned by that officer based on the information contained in the restated financial statements. This policy is in addition to any requirements which might be imposed pursuant to Section 304 under the Sarbanes-Oxley Act of 2002, and will be modified to the extent required by the Dodd-Frank Act of 2010.

In addition, the amendment and restatement of the Equity Incentive Plan we intend to submit for approval at the Annual Meeting will include a clawback provision with respect to awards granted under the Equity Incentive Plan that further reinforces the purpose of our clawback policy to discourage excessive risk taking.

Stock Ownership Guidelines

Established in 2015, stock ownership requirements for our non-employee directors and executives build commonality of interest between management and shareholders to encourage executives to think and act like owners. Our stock ownership guidelines are as follows:

Officer	Threshold
Chief Executive Officer	5x annual base salary
Executive Officers	3x annual base salary
Non-Employee Board Members	3x annual cash retainer

The Chief Executive Officer and our 2015 non-employee Board members have until July 8, 2020 to meet the guidelines. Messrs. Gorup and Suchsland who were appointed as directors in 2016 have until February 9, 2021. Other executive officers have until February 26, 2020 to meet the guidelines, except for Ms. Rothman who was named an executive officer in 2016 and has until January 28, 2021 to meet the guidelines. To avoid fluctuating ownership requirements, except upon a promotion, once our executives have achieved the ownership guidelines, they will be considered to have satisfied the requirements as long as the shares used to meet the underlying requirements are retained. To determine compliance with these guidelines, a calculation will be made before the end of the first quarter of each year based on the current salary or annual retainer and the value of the shares using the average closing price of the Company’s common stock for the prior calendar year.

Our Chief Executive Officer holds 2,496,270 shares of stock, including 262,500 fully vested and in-the-money stock options, that qualify towards ownership for purposes of the guidelines, representing 42x annual base salary, well in excess of five times his annual base salary. Mr. Olofson has pledged 1,200,000 shares to collateralize lines of credit for his investments. The pledged shares are not compensatory shares, i.e., shares Mr. Olofson received as compensation from Epiq, are not involved in hedging or derivative arrangements and are not held in margin accounts at brokerage firms.

Mr. Scott and Ms. Tjon currently hold 296,070 and 154,281 shares of common stock that qualify towards ownership for purposes of the guidelines, representing 5.5x and 4.0x annual base salary, respectively. The restricted stock received as incentive compensation based upon the achievement of measures for the year ended December 31, 2015 is counted towards the requirement under the guidelines.

Policy Regarding Timing of Stock-Based Awards

The Compensation Committee recognizes the importance of adhering to specific practices and procedures in the granting of equity awards and has adopted a specific policy around this process. The Compensation Committee generally grants equity awards annually during the first quarter in a given fiscal year at the Board’s first regularly scheduled in-person meeting for the year.

Trading Controls

Under our Insider Trading Policy, our Chief Executive Officer is required to receive pre-approval from Epiq’s Chief Financial Officer or General Counsel prior to entering into any transactions in Company securities during a blackout period. Other executive officers, including the NEOs, are required to receive pre-approval from Epiq’s Chief Executive Officer, Chief Financial Officer or General Counsel, as applicable, prior to entering into any transactions in Company securities during a blackout period. Generally, trading is permitted only during specified trading periods unless the officer is in possession of material non-public information.

We have also adopted a Prohibited Company Security Transactions Policy that prohibits all Company employees, officers and directors from short-term trading, short sales, options trading, trading on margin and hedging on Company securities.

Tax and Accounting Implications

In determining which elements of compensation are to be paid, and how they are weighted, the Compensation Committee also takes into account the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), which provides that we may not deduct non-exempt compensation of more than $1,000,000 that is paid to certain individuals.

We consider the impact of Section 162(m) of the Code when developing and implementing our executive compensation program. Cash incentive awards and performance-based equity awards generally are designed to meet the deductibility requirements. However, we have not adopted a policy that all compensation must qualify as deductible under Section 162(m) of the Code. Amounts paid under any of our compensation programs, including salaries, cash incentive awards, performance stock awards, and other equity awards, may not qualify as performance-based compensation that is excluded from the limitation on deductibility.

While the deductibility of executive compensation for federal income tax purposes is important to Epiq, the Compensation Committee believes that tax consequences should not be the primary driver of executive compensation decisions. Many other Code provisions, SEC regulations, and accounting rules affect the payment of executive compensation and are generally taken into consideration as programs are developed. Our goal is to create and maintain plans that are efficient, effective, competitive and flexible in order to accomplish our executive compensation program objectives.

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with management. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee:

Douglas M. Gaston, Chairman

James A. Byrnes

Charles C. Connely, IV

Joel Pelofsky

W. Bryan Satterlee

Compensation Tables

The purpose of the following tables is to provide information regarding the compensation earned by our NEOs during the fiscal years indicated.

The Summary Compensation Table and the Grants of Plan-Based Awards should be viewed together for a more complete representation of both the annual and long-term incentive compensation elements of our executive compensation program.

Summary Compensation Table

The following table sets forth all compensation paid to or earned by our NEOs for the years ended December 31, 2015, 2014 and 2013.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Tom W. Olofson	2015	975,000	2,742,000	1,526,243	294,252	5,537,495
Chairman/Chief Executive	2014	975,000	1,877,500	700,000	295,094	3,847,594
Officer(4)	2013	975,000	1,244,000	814,985	258,324	3,292,309

Brad D. Scott	2015	850,000	2,193,600	1,248,743	53,964	4,346,307
President/Chief Operating Officer and	2014	850,000	1,502,000	550,000	10,730	2,912,730
Former Executive Vice President/Co-Chief Operating Officer(4)(5)	2013	500,000	746,400	684,987	14,790	1,946,177

Karin-Joyce Tjon	2015	600,000	914,000	599,990	42,368	2,156,358
Executive Vice President/Chief	2014	300,000	1,380,000	150,000	48,665	1,878,665
Financial Officer(6)	2013	—	—	—	—	—

(1)	The amounts reported in the Stock Awards column represent the grant date fair value of nonvested share awards, commonly referred to as restricted stock awards determined pursuant to ASC 718. The closing price of Epiq’s common stock on February 20, 2015, the grant date, was $18.28.

With respect to 2015 Stock Awards, the amounts for Tom W. Olofson, Brad D. Scott and Karin-Joyce Tjon include restricted stock awards, which vested on February 22, 2016 upon certification by the Compensation Committee of the achievement of Adjusted EBITDA of $108.4 million for the year ended December 31, 2015.

With respect to 2014 Stock Awards, the amounts for Tom W. Olofson and Brad D. Scott include restricted stock awards, which vested on February 20, 2015 upon certification by the Compensation Committee of the achievement of operating cash flows of $69.7 million for the year ended December 31, 2014. The amount for Karin-Joyce Tjon includes 100,000 shares of restricted stock, of which 25,000 vested immediately upon her appointment to Chief Financial Officer in July 2014, 25,000 vested on July 9, 2015 and the remaining 50,000 vests 25,000 each on July 9, 2016 and 2017.

With respect to 2013 Stock Awards, the restricted stock awards granted in 2013 vested on February 28, 2014 upon certification by the Compensation Committee of the achievement of Adjusted EBITDA of $99.3 million for the year ended December 31, 2013.

Reference is made to Note 12 to Epiq’s consolidated financial statements in Epiq’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on March 1, 2016, which identifies the assumptions made in the valuation of stock awards in accordance with ASC 718 for the years ended December 31, 2015, 2014 and 2013.

Epiq grants restricted stock awards under the Equity Incentive Plan.

(2)	With respect to non-equity incentive plan compensation, under the qualified executive performance plan, the Compensation Committee has discretion to award short-term incentive compensation payable in cash, common stock or a combination thereof based upon achievement of predetermined financial performance measures.

For 2015, the amounts for Tom W. Olofson and Brad D. Scott were paid in common stock on January 28, 2016 and were equal to 129,893 and 106,276 shares, respectively, with a grant date fair value of $11.75 per share, upon certification by the Compensation Committee of the achievement of the 2015 performance measures. In accordance with the terms of Ms. Tjon’s employment offer letter dated June 17, 2014, payment of Ms. Tjon’s 2015 non-equity incentive compensation was contingent on the achievement of the 2015 performance measures and continued employment through March 15, 2016. As a result, the amount for Ms. Tjon includes 51,063 shares of restricted stock that were granted on January 28, 2016, with a grant date value of $11.75 per share that vested on March 15, 2016. The Compensation Committee awarded our NEOs a bonus in common stock in lieu of a cash bonus related to 2015 performance to further align their interests with shareholders.

For 2014, the amounts for Tom W. Olofson and Brad. D. Scott were paid in common stock on February 20, 2015 and were equal to 38,293 and 30,087 shares, respectively, with a grant date fair value of $18.28 per share, upon certification by the Compensation Committee of the substantial achievement of the 2014 operating revenue performance measure. For 2014, Ms. Tjon received $150,000 of guaranteed annual incentive compensation as described in her employment offer letter dated June 17, 2014 that was paid in common stock equal to 8,205 shares, with a grant date fair value of $18.28 per share. The Compensation Committee awarded our NEOs a bonus in common stock in lieu of a cash bonus related to 2014 performance to further align their interests with shareholders.

For 2013, the amounts for Tom W. Olofson and Brad D. Scott were paid in common stock on January 28, 2014 and were equal to 54,260 and 45,605 shares, respectively, with a grant date fair value of $15.02 per share, upon certification by the Compensation Committee of the achievement of 2013 performance measures.

(3)	Perquisites for each NEO are as follows:

Perquisite	Tom W. Olofson	Brad D. Scott	Karin-Joyce Tjon
Company portion of employee’s group term life insurance premium	X	X	X
Company’s match related to employee’s 401(k) contribution	X	X	X
Personal use of Company car	X	X	X
Personal use of Company-paid aircraft	X	X
Company payment of personal life insurance premiums	X
Company payment of personal tax services	X
Personal use of Company apartment		X

Perquisites are valued at aggregate incremental cost, which is generally the direct cash cost. For personal use of a Company aircraft in which we have a fractional interest, we included the incremental cost of the hourly aircraft charge, fuel charge and any other charges directly related to the flight. For Tom W. Olofson, perquisites in excess of the greater of $25,000 or 10% of his total perquisites consist of $54,465 for his personal use of the aircraft for commuting during 2015, which is net of the $130,069 he reimbursed Epiq for personal use during 2015, $137,236 for payment of annual life insurance premiums on his personal policies and $26,750 for income tax services. For Karin-Joyce Tjon, perquisites in excess of the greater of $25,000 or 10% of her total perquisites consist of $17,726 for personal use of a Company car during 2015 and $14,400 related to the Company’s match of 401(k) contributions. For Brad D. Scott, perquisites in excess of the greater of $25,000 or 10% of his total perquisites consist of $14,400 related to the Company’s match of 401(k) contributions. This column also includes the payment of dividends on restricted stock awards that vested during 2015 of $45,000 for Tom W. Olofson, $36,000 for Brad D. Scott and $9,000 for Karin-Joyce Tjon.

(4)	Neither of Tom W. Olofson nor Brad D. Scott received separate compensation for service as members of our Board.

(5)	Brad D. Scott served as our Executive Vice President, Co-Chief Operating Officer and Chief of Staff until May 19, 2014. He became our President and Chief Operating Officer on May 20, 2014.

(6)	Karin-Joyce Tjon was appointed as our Executive Vice President and Chief Financial Officer on July 1, 2014.

Grants of Plan-Based Awards

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock our Units	Grant Date Fair Value of Stock and Option Awards(3)
Name	Type	Grant Date(1)	Threshold ($)	Target ($)	Maximum ($)	(#)	($)
Tom W. Olofson	2015 Short-term Incentive Compensation		(2)
	Performance-based Restricted Stock	2/20/2015				150,000	2,742,000

Brad D. Scott	2015 Short-term Incentive Compensation		(2)
	Performance-based Restricted Stock	2/20/2015				120,000	2,193,600

Karin-Joyce Tjon	2015 Short-term Incentive Compensation		(2)
	Performance-based Restricted Stock	2/20/2015				50,000	914,000

(1)	The grant date for restricted stock awards is the date that the Compensation Committee approved the award. The closing price of Epiq’s common stock on February 20, 2015, the grant date, was $18.28.

(2)	We are unable to provide individualized threshold, target or maximum amounts of non-equity incentive plan awards for our NEOs because no such individualized amounts were approved in 2015. In 2015, payouts for non-equity incentive plan awards were based upon the satisfaction of threshold, target or maximum levels of operating revenues and Adjusted EPS. Upon achievement of the financial measures, short-term awards were distributed from two general pools approved by the Compensation Committee to fund the awards. The sizes of the general pools varied depending on whether Epiq achieved the threshold, target or maximum level with respect to each financial measure. The following table presents the threshold, target and maximum performance amounts and general payout pools for each short-term performance measure for our NEOs in 2015:

Performance Measure		Threshold ($)	Target ($)	Maximum ($)
Operating Revenue	Guidelines	450,000,000	480,000,000	510,000,000
	Potential Payout Pool	1,250,000	2,125,000	3,000,000
Adjusted EPS	Guidelines	0.85	0.95	1.05
	Potential Payout Pool	1,250,000	2,125,000	3,000,000

On January 28, 2016, based upon achievement of target operating revenue and threshold Adjusted EPS, the Compensation Committee allocated short-term awards among individual executive officers from the target operating revenue pool ($2,125,000) and threshold Adjusted EPS pool ($1,250,000). The Compensation Committee allocated the awards consistent with prior practice, taking into account various factors, including the NEOs level of authority and responsibility within Epiq. Pursuant to Ms. Tjon’s offer letter, her short-term incentive award was limited to $600,000 and therefore, her award represented 17.8% of the total pool. The remaining portion of the pools was then distributed between Messrs. Olofson and Scott. Mr. Olofson’s award represented 45.2% of the pools and Mr. Scott’s award representing 37% of the pools. Awards were paid in common stock in lieu of cash.

Name	Actual ($)
Tom W. Olofson	1,526,243
Brad D. Scott	1,248,743
Karin-Joyce Tjon	599,990

Total	3,374,976

(3)	These stock awards represent the February 20, 2015 performance-based restricted stock awards. These performance-based awards were earned upon certification by the Compensation Committee of the achievement of Adjusted EBITDA of $108.4 million for the year ended December 31, 2015. If the performance condition had not been achieved, these awards would not have vested. For Messrs. Olofson and Scott, one third of the performance-based awards vested on February 22, 2016, with the remaining awards scheduled to vest, subject to continuing employment, in two equal installments in February 2017 and 2018. For Ms. Tjon, the performance-based award vested on February 22, 2016. There are no threshold, target or maximum amounts for these awards. The grant date for restricted stock awards is the date that the Compensation Committee approved the award. See Note 12 to Epiq’s consolidated financial statements in Epiq’s Form 10-K for the fiscal year ended December 31, 2015 which discusses the valuation of restricted stock awards.

For our NEOs, an explanation of how their salary and bonus is structured in proportion to total compensation is contained in the “Compensation Discussion and Analysis” section.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning unexercised stock options and unvested stock awards held by the NEOs on December 31, 2015. All of the information set forth below relates to the grant of stock options under our Equity Incentive Plan.

Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Tom W. Olofson	262,500	—	10.39	12/08/16	150,000	(2)	1,960,500
	150,000	—	16.69	12/11/17	—		—
	100,000	—	14.25	12/29/19	—		—
Brad D. Scott	—	—	—	—	120,000	(2)	1,568,400
Karin-Joyce Tjon	—	—	—	—	100,000	(3)	1,307,000

(1)	The market value was calculated by multiplying the number of shares shown in the table by $13.07, which was the closing market price on December 31, 2015, the last trading day of our fiscal year.
(2)	Includes performance-based stock awards granted on February 20, 2015 for the fiscal year performance period ended December 31, 2015. The awards were fully earned on January 28, 2016 when the required performance conditions had been met. The awards vested one-third on February 22, 2016, with the remaining awards scheduled to vests in equal installments on February 20, 2017 and 2018, contingent on continued employment through the vesting dates.
(3)	Includes 50,000 shares of performance-based stock that were granted on February 20, 2015 that vested on February 22, 2016 based upon the achievement of fiscal year 2015 performance conditions and 50,000 of service-based stock awards granted on July 9, 2014, which vest 25,000 on July 9, 2016 and July 9, 2017.

Option Exercises and Stock Vested

The following table provides information regarding the exercise of stock options and the vesting of restricted stock awards during the fiscal year ended December 31, 2015 for each of the NEOs. The average exercise time for option awards granted to Mr. Olofson was 9.4 years. Mr. Olofson continues to hold the stock that has been realized or vested.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(2)
Tom W. Olofson	75,000	64,500	163,293	(3)	2,984,996
Brad D. Scott	—	—	130,087	(3)	2,377,990
Karin-Joyce Tjon	—	—	33,205	(4)	573,237

(1)	During 2015, Tom W. Olofson exercised, via net share settlements, option grants that were set to expire in 2016. The value realized on the exercise of option awards is equal to the excess of the aggregate fair market value of the shares received on exercise of the stock options on the exercise date over the aggregate exercise price of the stock options. The number of shares and value realized on vesting includes shares that were withheld at the time of exercise equal to the option exercise price and to satisfy tax withholding requirements.
(2)	The value realized on the vesting of stock awards is equal to the closing market price of Epiq’s common stock on the date of vesting times the number of shares acquired upon vesting. The number of shares and value realized on vesting includes shares that were withheld at the time of vesting to satisfy tax withholding requirements.
(3)	These stock awards include the issuance of common stock on February 20, 2015 as payment of 2014 short-term incentive compensation and for the vesting of the 2014 performance-based restricted stock awards.
(4)	The stock awards include the issuance of common stock on February 20, 2015 as payment of 2014 short-term incentive compensation and 25,000 shares of restricted stock, which vested on July 9, 2015, that were granted in July 2014 in connection with Ms. Tjon’s employment as Executive Vice President and Chief Financial Officer.

Pension Benefits and Deferred Compensation

We do not sponsor any qualified or nonqualified defined benefit plans or any qualified or nonqualified deferred compensation plans. The Board or Compensation Committee may elect to adopt qualified or nonqualified defined benefit plans or any qualified or nonqualified deferred compensation plans in the future if it determines that doing so is in Epiq’s best interest.

Employment Related Agreements

In 2014, the Company entered into executive employment agreements with our Chief Executive Officer and our President and Chief Operating Officer, and into an amended and restated executive employment agreement with our Executive Vice President and Chief Financial Officer (collectively, the “employment agreements”).

The employment agreements contain customary provisions regarding, among other things, confidentiality, non-competition and non-solicitation restrictive covenants. The employment agreements are for indefinite terms but may be terminated by either party at any time subject to the terms and conditions of each agreement, including with “cause” or for “good reason” or upon disability or death of the executives. Each employment agreement sets forth the executive’s right to receive a base salary determined by the Compensation Committee, eligibility to participate in applicable employee benefit programs to the same extent as members of the Epiq executive management committee, and reimbursement for all reasonable and appropriate expenses actually incurred by the executive in the course of performing the executive’s duties and responsibilities.

Under the employment agreements, if an executive’s employment is terminated by the Company with “cause” or if the executive resigns without “good reason” (which would include retirement or a voluntary resignation) the executive shall be entitled to receive any accrued obligations, which include unpaid base salary through the date of termination, reimbursement of reasonable and appropriate business expenses, accrued but unused vacation time and all other accrued and vested payments, benefits and fringe benefits to which the executive is entitled up to and including the date of termination. If an executive’s employment is terminated by the Company without “cause” or if the executive resigns for “good reason”, which in each case has not been cured (if curable) pursuant to the employment agreement, the executive shall be entitled to receive any accrued obligations and a separation payment payable as long as the executive executes and delivers a release to the Company that has become fully effective in all respects and the executive reaffirms and does not breach certain post-termination obligations contained in the employment agreements and has not breached the release. If an executive’s employment is terminated for disability or death, the executive, or his or her estate, as applicable, shall be entitled to receive any accrued obligations, the right to elect continuation of coverage of insurance benefits to the extent allowed by law, and, in case of termination for disability, a cash amount equal to twelve months’ base salary. In addition, upon termination of employment, treatment of any equity awards will be governed by the Company’s equity incentive plan, except in Mr. Olofson’s case as described below.

Mr. Olofson’s separation payment includes (i) a cash payment equal to two times the sum of the bonus (as described below) and the base salary or, if termination is upon or follows a “change in control,” three times the sum of the bonus and the base salary; (ii) for twenty-four months from the date of termination or, if termination is upon or follows a change in control, for thirty-six months from the date of termination, monthly payments equal to the total monthly premiums paid by or on behalf of Mr. Olofson for welfare benefit coverage for him and his dependents substantially similar to the Company’s welfare benefit plans as of the date of termination and life insurance coverage substantially similar to the coverage provided by the Company during the employment period; (iii) a payment equivalent to, or at the discretion of Mr. Olofson, the continuation of, twenty-four months or, upon if termination is upon a change in control, thirty-six months, of other benefits (e.g., personal use of Company-provided transportation and 401(k) matching contributions) to which Mr. Olofson was entitled as of the date of termination; and (vi) for twelve months or, if termination is upon a change in control, for eighteen months, from the date of termination, the continued use of Mr. Olofson’s office in Kansas City, Kansas and executive assistant support. In addition, only if separation is not upon or following a change in control and without “cause” or for “good reason”, any outstanding restricted stock as of the termination date will continue to be owned by Mr. Olofson for a period of twenty-four months from the termination date as if he were still employed by the Company, and incentive stock options, non-qualified stock options and stock appreciation rights issued to Mr. Olofson and exercisable as of the termination date shall remain exercisable until the earlier of a period of twenty-four months and the expiration of such equity awards. If termination is upon or follows a change in control, treatment of any equity awards will be governed by the Company’s equity incentive plan.

Mr. Scott’s separation payment includes (i) a cash payment equal to the sum of the bonus (as described below) and eighteen months of base salary; and (ii) regular monthly payments equal to the difference between the monthly premium rate for health insurance for Mr. Scott and his dependents under the Company’s relevant health insurance plans and the monthly premium paid by Mr. Scott for substantially similar health insurance coverage for Mr. Scott and his dependents after the termination date, until the earlier of eighteen months from the termination date or Mr. Scott’s new employment with another person or entity that offers health insurance. If termination of employment is upon or following a “change in control,” Mr. Scott’s separation payment includes (i) a cash payment equal to two times the sum of the bonus and the base salary; (ii) regular monthly payments equal to the difference between the monthly premium rate for health insurance for Mr. Scott and his dependents under the Company’s relevant health insurance plans and the monthly premium paid by Mr. Scott for substantially similar health insurance coverage for Mr. Scott and his dependents after the termination date, until the earlier of twenty-four months from the termination date or Mr. Scott’s new employment with another person or entity that offers health insurance; (iii) a payment equivalent to, or at the discretion of Mr. Scott, the continuation of twenty-four months of other benefits (e.g., personal use of Company-provided transportation, 401(k) matching contributions, and personal insurance premiums) to which Mr. Scott was entitled to as of the termination date; and (iv) a cash amount of $25,000 to assist Mr. Scott with his executive outplacement services.

Ms. Tjon’s separation payment includes (i) a cash payment equal to the sum of the bonus (as described below) and eighteen months of base salary; and (ii) regular monthly payments equal to the difference between the monthly premium rate for health insurance for Ms. Tjon and her dependents under the Company’s relevant health insurance plans and the monthly premium paid by Ms. Tjon for substantially similar health insurance coverage for Ms. Tjon and her dependents after the termination date, until eighteen months from the termination date or Ms. Tjon’s new employment with another person or entity that offers health insurance. If termination of employment is upon or following a “change in control,” Ms. Tjon’s separation payment includes (i) a cash payment equal to the sum of two times the sum of the bonus and the base salary; (ii) regular monthly payments equal to the difference between the monthly premium rate for health insurance for Ms. Tjon and her dependents under the Company’s relevant health insurance plans and the monthly premium paid by Ms. Tjon for substantially similar health insurance coverage for Ms. Tjon and her dependents after the termination date, until the earlier of twenty-four months from the termination date or Ms. Tjon’s new employment with another person or entity that offers health insurance; (iii) a payment equivalent to, or at the discretion of Ms. Tjon, the continuation of twenty-four months of other benefits to which Ms. Tjon was entitled to as of the termination date; and (iv) a cash amount of $25,000 to assist Ms. Tjon with her executive outplacement services.

Under the employment agreements “bonus” is equal to the greater of (x) the cash value of the most recent annual bonus actually earned pursuant to a bonus arrangement or, (y) in the case of Mr. Olofson, $ 1,500,000, in the case of Mr. Scott, $1,000,000 for the fiscal year 2015, and, in the case of Ms. Tjon, $600,000 for the fiscal year 2015.

Pursuant to the employment agreements, “cause” means one or more of the following: (1) being charged with a felony under the laws of the United States or any state thereof, or any act of fraud or dishonesty; (2) commission of an act or omission that subjects the executive to being enjoined, suspended, barred or otherwise disciplined for violation of any laws, regulations and rules applicable to the executive, the Company, or any if its affiliates; (3) the commission by the executive of any act or omission that constitutes misconduct and is injurious to the Company or any of its affiliates; (4) conduct causing Company or any of its affiliates public disgrace or disrepute or substantial economic harm; (5) failure or refusal to perform any lawful duty under the agreement or as reasonably directed by the Board, in the case of our Chief Executive Officer, or the Chief Executive Officer, in the case of our other NEOs, which failure is not cured, if curable, within five business days after delivery of notice thereof to the executive; (6) any act or omission aiding or abetting a competitor, supplier or customer of the Company or any of its affiliates to the disadvantage or detriment of the Company or any of its affiliates; (7) commission by the executive of any willful act taken by the executive in bad faith against the interests of the Company or any of its affiliates; (8) gross negligence or willful misconduct with respect to the Company or any of its affiliates; or (9) any material breach of the agreement which, if curable, is not cured within ten (10) business days after delivery of written notice thereof to Executive. Following a “change in control”, “cause” shall only mean the executive being charged with a felony under the laws of the United States of any state thereof, or any act of fraud or dishonesty.

Pursuant to the employment agreements, “good reason” means: (1) a material reduction in the executive’s responsibilities, duties or authority, without his or her express prior authorization which shall not be unreasonably withheld, delayed or conditioned; (2) any failure by the Company to provide, or a material reduction in, any compensation or benefits agreed to be provided under the employment agreement; (3) any requirement that the executive’s principal office be based more distant than fifty miles from Kansas City, Kansas; (4) any material breach by the Company of the employment agreement; or (5) the failure of the Company to obtain an assumption in writing of its obligation to perform the employment agreement by any successor to all or substantially all of the assets of the Company within forty-five (45) days after a “change in control”.

Potential Payments upon Termination and Change in Control

The information below describes and quantifies certain compensation that would have become payable under employment agreements with our NEOs if, as of December 31, 2015, their employment with us had been terminated. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event. Further, the information below does not incorporate changes to base salary, cash incentive compensation, bonus opportunities, and equity awards granted after December 31, 2015, if any.

The employment agreements entered into with our NEOs include payments that are due upon termination of employment or a change in control. See “—Employment Related Agreements.” “Change in Control” is defined under our incentive compensation plan and means the consummation of an event constituting one of the following: (i) if any person or group or any successors thereto is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding voting securities; (ii) during any period of two consecutive years, a majority of the Board ceases to be constituted by individuals who either (A) at the beginning of such period constituted the Board, or (B) thereafter became new directors whose election by the Board or nomination for election by the Company’s stockholders was approved by at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved; (iii) a merger or consolidation of the Company with any other entity in which the Company is not the surviving entity (in each case, the surviving entity of such merger or consolidation shall be the New Employer, as defined below), other than a merger or consolidation (A) which would result in all or a portion of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) by which the corporate existence of the Company is not affected and following which the Company’s chief executive officer and directors retain their positions with the Company (and constitute at least a majority of the Board); or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets.

Tom W. Olofson

Component	Voluntary Resignation ($)	Involuntary without Cause or Voluntary with Good Reason with Signed Release ($)		Involuntary without Cause or Voluntary with Good Reason following Change in Control with Signed Release ($)		Disability ($)		Death ($)	Retirement ($)
Base Salary	—	1,950,000	(1)	2,925,000	(1)	975,000	(1)	—	—
Bonus	—	3,052,486	(1)	4,578,729	(1)	—		—	—

Total Cash Severance (sub-total)	—	5,002,486		7,503,729		975,000		—	—

Value of Accelerated Equity	—	1,307,000	(2)	1,960,500	(3)	—		—	—
Benefits and Perquisites	—	580,016	(4)	867,537	(4)	—		—	—

Total Severance	—	6,889,502		10,331,766		975,000		—	—

(1)	For termination without cause or for good reason without a change in control, represents two times base salary and bonus, as applicable. For termination without cause or for good reason with a change in control, represents three times base salary and bonus, as applicable. For termination for disability, represents 12 months of base salary.
(2)	The aggregate value of the accelerated equity is based upon 100,000 shares of unvested restricted stock awards outstanding at December 31, 2015 (scheduled to vest no later than December 31, 2017) multiplied by the closing price of our common stock of $13.07 per share on December 31, 2015.

(3)	The aggregate value of the accelerated equity is based upon 150,000 shares of unvested restricted stock awards outstanding at December 31, 2015 multiplied by the closing price of our common stock of $13.07 per share on December 31, 2015.
(4)	For termination without cause or for good reason without a change in control, represents estimates for (i) 24 months of monthly premiums for welfare benefit coverage and life insurance policy for Mr. Olofson and his dependents based on the present value of such payments calculated as of December 31, 2015, (ii) 24 months of all other benefits and perquisites based on the present value of such payments calculated as of December 31, 2015 and (iii) 12 months of executive assistant support based on the present value of such benefits calculated as of December 31, 2015. For termination without cause or for good reason with a change in control, represents estimates for (i) 36 months of monthly premiums for welfare benefit coverage and life insurance policy for Mr. Olofson and his dependents based on the present value of such payments calculated as of December 31, 2015, (ii) 36 months of all other benefits and perquisites based on the present value of such payments calculated as of December 31, 2015 and (iii) 18 months of use of executive assistant support based on the present value of such benefits calculated as of December 31, 2015. Mr. Olofson is also entitled to 12 months and 18 months of use of office in case of termination without cause or for good reason without and with a change in control, respectively. The estimated incremental cost for the Company of providing Mr. Olofson with office space for either a 12 month or an 18 month period is de minimis.

Brad D. Scott

Component	Voluntary Resignation ($)	Involuntary without Cause or Voluntary with Good Reason with Signed Release ($)		Involuntary without Cause or Voluntary with Good Reason following Change in Control with Signed Release ($)		Disability ($)		Death ($)	Retirement ($)
Base Salary	—	1,275,000	(1)	1,700,000	(1)	850,000	(1)	—	—
Bonus	—	1,248,743	(1)	2,497,486	(1)	—		—	—

Total Cash Severance (sub-total)	—	2,523,743		4,197,486		850,000		—	—

Value of Accelerated Equity	—	—		1,568,400	(2)	—		—	—
Benefits and Perquisites	—	8,164	(3)	43,014	(3)	—		—	—

Total Severance	—	2,531,907		5,808,900		850,000		—	—

(1)	For termination without cause or for good reason without a change in control, represents eighteen months of base salary and one-time bonus. For termination without cause or for good reason with a change in control, represents two times base salary and bonus, as applicable. For termination for disability, represents 12 months of base salary.
(2)	The aggregate value of the accelerated equity is based upon 120,000 shares of unvested restricted stock awards outstanding at December 31, 2015 multiplied by the closing price of our common stock of $13.07 per share on December 31, 2015.
(3)	For termination without cause or for good reason without a change in control, represents estimates for 18 months of monthly premiums for health insurance for Mr. Scott and his dependents based on the present value of such payments calculated as of December 31, 2015. For termination without cause or for good reason with a change in control, represents estimates for (i) 24 months of monthly premiums for health insurance for Mr. Scott and his dependents based on the present value of such payments calculated as of December 31, 2015, (ii) 24 months of all other benefits and perquisites based on the present value of such payments calculated as of December 31, 2015 and (iii) a cash amount of $25,000 to assist Mr. Scott with executive outplacement services.

Karin-Joyce Tjon

Component	Voluntary Resignation ($)	Involuntary without Cause or Voluntary with Good Reason with Signed Release ($)		Involuntary without Cause or Voluntary with Good Reason following Change in Control with Signed Release ($)		Disability ($)		Death ($)	Retirement ($)
Base Salary	—	600,000	(1)	900,000	(1)	600,000	(1)	—	—
Bonus	—	599,990	(1)	899,985	(1)	—		—	—

Total Cash Severance (sub-total)	—	1,199,990		1,799,985		600,000		—	—

Value of Accelerated Equity	—	—		1,307,000	(2)	—		—	—
Benefits and Perquisites	—	5,443	(3)	61,616	(3)	—		—	—

Total Severance	—	1,205,433		3,168,601		600,000		—	—

(1)	For termination without cause or for good reason without a change in control, represents one-time base salary and bonus, as applicable. For termination without cause or for good reason with a change in control, represents 18 months base salary or one and a half bonus, as applicable. For termination for disability, represents 12 months of base salary.
(2)	The aggregate value of the accelerated equity is based upon 100,000 shares of unvested restricted stock awards outstanding at December 31, 2015 multiplied by the closing price of our common stock of $13.07 per share on December 31, 2015.
(3)	For termination without cause or for good reason without a change in control, represents estimates for 12 months of monthly premiums for health insurance for Ms. Tjon based on the present value of such payments calculated as of December 31, 2015. For termination without cause or for good reason with a change in control, represents estimates for (i) 18 months of monthly premiums for health insurance for Ms. Tjon based on the present value of such payments calculated as of December 31, 2015, (ii) 18 months of all other benefits and perquisites based on the present value of such payments calculated as of December 31, 2015 and (iii) a cash amount of $25,000 to assist Ms. Tjon with executive outplacement services.

Related Person Transactions

Approval Policies

Our Board and the committees thereof, as appropriate, are responsible for the review, approval and ratification of “related person transactions” between us and any related person. Under SEC rules, a related person is an officer, director, nominee for director or beneficial holder of more than of 5% of any class of our voting securities since the beginning of the last fiscal year or an immediate family member of any of the foregoing. In the course of its review and approval or ratification of a related-person transaction, the Board or the appropriate committee will consider:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including the amount involved and type of transaction;

•	the importance of the transaction to the related person and to Epiq;

•	whether the transaction would impair the judgment of a director or executive officer to act in our best interest and the best interest of our stockholders; and

•	any other matters the Board or the appropriate committee deems appropriate.

The Compensation Committee reviewed and approved the payments made to Scott W. Olofson in connection with his employment with our Company as described below.

Payments to Scott W. Olofson

In accordance with the terms of our Compensation Committee charter, the Compensation Committee approves all compensation, bonus, incentive compensation, and perquisite programs that are, in the aggregate, required to be reported under Item 404 of Regulation S-K for any employee of Epiq who is an immediate family member of any director, executive officer or person known to be the beneficial owner of more than 5% of Epiq’s common stock. Scott W. Olofson, the son of Tom W. Olofson, is Epiq’s Senior Vice President of Corporate Relations and Business Development. The Compensation Committee approves all salary, bonus, stock option grants, and perquisites for Scott W. Olofson that are required to be reported under Item 404. In 2015, Scott W. Olofson received cash compensation of $575,000 and on February 20, 2015 was awarded 25,000 shares of stock (valued at $18.28 at the time of issuance). Additionally, for his 2015 bonus for the achievement of 2015 objectives, Scott W. Olofson received 35,000 shares of stock (valued at $11.75 at the time of issuance).

Director Independence

The Board has reviewed the relationships each director has with Epiq and has determined that all of our directors, except for Mr. Tom W. Olofson and Mr. Brad D. Scott, are “independent directors” as defined in NASDAQ Listing Rule 5605(a)(2) and have either no relationships with us (other than as a director and shareholder) or only immaterial relationships with us. Each director who served on the Audit, Nominating and Corporate Governance and Compensation Committees in 2015 was independent as required under NASDAQ rules governing committees throughout 2015. Mr. Tom W. Olofson is not independent because of his position as our Chief Executive Officer and Mr. Brad D. Scott is not independent because of his position as our President and Chief Operating Officer. A copy of our Director Independence Policy can be found on Epiq’s corporate website at www.epiqsystems.com.

Reimbursement of Expenses to Villere

On June 6, 2016, the Company entered into the Director Nomination Agreement with Villere, certain Villere principals and the New Nominees. Pursuant to the agreement, on June 7, 2016, the Company reimbursed Villere’s documented out-of-pocket expenses in connection with the Villere litigation incurred prior to the execution of the Director Nomination Agreement in an amount equal to $3,550,000. For a description of the terms of the agreement, see “Corporate Governance—Director Nomination Agreement.”

Stock Ownership Information

The following table sets forth information regarding beneficial ownership of our common stock, as of April 15, 2016, for (1) each person who is known by us to own beneficially more than 5% of our common stock, (2) each director, director nominee, and NEO, and (3) all directors and executive officers as a group.

Beneficial ownership for purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof, or has the right to acquire such powers within 60 days. Common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of April 15, 2016 are deemed to be outstanding and beneficially owned by the person holding the options for the purposes of computing the percentage ownership of that person and any group of which that person is a member. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Percentage of beneficial ownership is based on 37,933,442 shares of common stock outstanding (including shares of restricted stock) for shareholders other than our executive officers and directors. Percentage of beneficial ownership of our executive officers and directors is based on 37,933,442 shares of common stock outstanding (including shares of restricted stock) plus options currently exercisable or exercisable within 60 days of April 15, 2016 held by any executive officer or director included in the group for which percentage ownership has been calculated. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each shareholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the shareholder. Unless otherwise indicated in the table or footnotes below, the address for each beneficial owner is c/o Epiq Systems, Inc., 501 Kansas Avenue, Kansas City, Kansas 66105.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Outstanding Shares of Common Stock
Named Executive Officers, Directors and Nominees
Tom W. Olofson(1)	3,008,770	7.83%
Brad D. Scott(2)	296,070	*
Karin-Joyce Tjon(3)	154,281	*
James A. Byrnes(4)	85,537	*
Charles C. Connely, IV(5)	26,000	*
Edward M. Connolly, Jr.(4)	84,426	*
Douglas M. Gaston	10,000	*
Paul N. Gorup	—	—
Joel Pelofsky(4)	86,700	*
Kevin L. Robert	5,000	*
W. Bryan Satterlee(4)	107,653	*
Michael Suchsland	—	—
All directors and executive officers as a group (13 persons)(6)	3,930,108	10.14%

5% Shareholders(7)
P2 Capital Partners, LLC(8) 590 Madison Avenue 25th Floor New York, NY 10022	6,099,088	16.1%
St. Denis J. Villere & Company, L.L.C(9) 601 Poydras St., Suite 1808 New Orleans, LA 70130	5,255,524	13.9%
Black Rock Inc.(10) 40 East 52nd Street New York, NY 10022	3,078,842	8.1%

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Outstanding Shares of Common Stock
The Vanguard Group(11) 100 Vanguard Boulevard Malvern, PA 19355	2,422,259	6.4%
Dimensional Fund Advisors LP(12) Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	2,099,174	5.5%

*	Less than one percent
(1)	Includes 280,000 shares owned by the Tom W. and Jeanne H. Olofson Foundation, as to which Mr. Olofson shares beneficial ownership; 512,500 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days after April 15, 2016; and 100,000 performance-based restricted shares that vest proportionately on February 22, 2017 and 2018. Includes 1,200,000 shares pledged as security for the purpose of collateralizing, from time to time, lines of credit for Mr. Olofson’s investments. The pledged shares are not compensatory shares, i.e. shares Mr. Olofson received as compensation from the Company, are not involved in hedging or derivative arrangements and are not held in margin accounts at brokerage firms. Reflects transfer of 1,076,639 shares of common stock prior to April 15, 2016 pursuant to a domestic relations order and, therefore, such shares are no longer beneficially owned by Mr. Olofson. Excludes 272,932 shares of common stock and 56,000 stock options that are currently exercisable or exercisable within 60 days after April 15, 2016 owned by Scott W. Olofson, Mr. Olofson’s son.
(2)	Includes 80,000 shares of unvested restricted stock that vest proportionately on February 22, 2017 and 2018.
(3)	Includes 50,000 shares of unvested restricted stock that vest proportionately on July 9, 2016 and 2017.
(4)	Includes 63,000 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days after April 15, 2016.
(5)	Includes 6,000 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days after April 15, 2016.
(6)	Includes 815,000 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days after April 15, 2016; 237,500 shares of unvested restricted stock, which will vest no later than February 22, 2018. Also includes 1,200,000 shares pledged as security.
(7)	Excludes 5% shareholders listed above as executive officers or directors. Beneficial ownership of common stock is based solely on Schedule 13D, 13F, and 13G filings with the SEC, and registered shareholder lists maintained by Epiq’s stock transfer agent.
(8)	Based on shares of common stock held as of July 13, 2015 as disclosed in the Schedule 13D/A filed with the SEC by P2 Capital Partners, LLC on July 13, 2015; P2 Capital Partners, LLC has sole voting and sole dispositive power with respect to all of the shares beneficially owned.
(9)	Based on shares of common stock held as of December 11, 2015 as disclosed in the Schedule 13D/A filed with the SEC by Villere on December 11, 2015; St. Denis J. Villere & Company, L.L.C. has sole voting and sole dispositive power with respect to 5,198,789 of the shares beneficially owned and shared voting and dispositive power with respect to 5,255,524 shares beneficially owned.
(10)	Based on shares of common stock held as of December 31, 2015 as disclosed in the Schedule 13G/A filed with the SEC by BlackRock, Inc. on January 26, 2016; BlackRock, Inc. has sole voting power with respect to 3,013,292 of the shares beneficially owned, sole dispositive power with respect to all shares beneficially owned and no shared voting or dispositive power with respect to shares beneficially owned.
(11)	Based on shares of common stock held as of December 31, 2015 as disclosed in the Schedule 13G/A filed with the SEC by The Vanguard Group, Inc. on February 10, 2016; The Vanguard Group, Inc. has sole voting power with respect to 52,964 of the shares beneficially owned, sole dispositive power with respect to 2,371,795 of the shares beneficially owned and shared dispositive power with respect to 50,464 shares beneficially owned.
(12)	Based on shares of common stock held as of December 31, 2015 as disclosed in the Schedule 13G/A filed with the SEC by Dimensional Fund Advisors LP on February 9, 2016; Dimensional Fund Advisors LP has

sole voting power with respect to 1,989,195 of the shares beneficially owned, sole dispositive power with respect to all shares beneficially owned and no shared voting or dispositive power with respect to shares beneficially owned.

Section 16(a) Beneficial Ownership Reporting Compliance

We are required to identify any director, officer or 10% or greater beneficial owner of common stock who failed to timely file a report with the SEC required under Section 16(a) of the Exchange Act relating to ownership and changes in ownership of our common stock. The required reports consist of initial statements on Form 3, statements of changes on Form 4 and annual statements on Form 5 (if applicable). Based solely upon a review of reports filed under Section 16(a) of the Exchange Act and certain written representations of directors and officers of Epiq, we are not aware of any director, officer or beneficial owner of more than 10% of our common stock who failed to file on a timely basis any report required by Section 16(a) of the Exchange Act for calendar year 2015.

Audit Committee

Audit Committee Report

The Audit Committee of the Board is primarily responsible for assisting the Board in fulfilling its oversight responsibility with respect to our financial accounting and reporting, systems of internal control, audit process, and monitoring compliance with laws and regulations and standards of business conduct. The Board has adopted a written charter for the Audit Committee. Management has responsibility for preparing our financial statements as well as for our financial reporting process. Deloitte & Touche LLP, acting as the Company’s independent registered public accounting firm, is responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles in the United States.

In this context, the Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed the audited financial statements for fiscal 2015 with management.

2.	The Audit Committee has discussed with the independent auditor the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

3.	The Audit Committee has received the written disclosures and the letter from the independent auditor required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with the independent auditor the independent auditor’s independence.

Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC.

Each member of the Audit Committee meets the independence and financial literacy requirements of the SEC and NASDAQ. The Board has determined that Mr. Satterlee qualifies as an “audit committee financial expert” under SEC rules and has accounting or related financial management expertise.

Audit Committee:

Kevin L. Robert, Chairman

Edward M. Connolly, Jr.

Joel Pelofsky

W. Bryan Satterlee

Principal Accountant Fees and Services

The following table sets forth the aggregate fees billed to us by Deloitte & Touche LLP, our independent auditor, in 2014 and 2015:

Services Rendered	Fees
	2014	2015
Audit(1)	$1,301,307	$1,359,103
Audit-Related Fees(2)	6,805	3,550
Tax Fees(3)	344,973	300,539
All Other Fees(4)	4,176	—

Total	$1,657,261	$1,663,192

(1)	Represents fees for professional services rendered by Deloitte & Touche LLP in connection with services rendered for the audit of Epiq’s internal controls over financial reporting related to compliance with Sarbanes-Oxley 404, audit of Epiq’s annual financial statements, work on SEC filings and consents, and review of financial statements included in quarterly reports on Form 10-Q.
(2)	Includes services related to employee benefit plan audits.
(3)	Includes tax return preparation and other tax planning and consultation.
(4)	Includes subscriptions to Deloitte & Touche LLP’s online research tools.

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independent registered public accounting firm’s independence, and believes that they do not impact such independence. Additionally, the Audit Committee approved all non-audit services performed by Deloitte & Touche LLP in 2015 in accordance with the pre-approval policy described below.

The Audit Committee has adopted a policy (the “pre-approval policy”) under which audit and non-audit services to be rendered by Epiq’s independent registered public accountants are pre-approved by the Audit Committee. Pursuant to the pre-approval policy, the Audit Committee pre-approves audit and non-audit services to be provided by the independent registered public accountants, at specified dollar levels, which dollar levels are reviewed by the committee periodically, and no less often than annually. Additionally, the Audit Committee may provide explicit prior approval of specific engagements not within the scope of a previous pre-approval resolution. On occasion, audit and audit-related fees have exceeded the pre-approved, budgeted amount and the Audit Committee has subsequently ratified the increase. The Audit Committee has authorized the chairman of the Audit Committee to approve any engagement of the independent registered public accounting firm for audit-related, tax or other services permitted by the pre-approval policy, so long as the aggregate engagements approved by the chairman of the Audit Committee do not exceed 5% of the total fees paid to the independent registered public accounting firm in any one calendar year. The chairman is required to report any such engagements to the Audit Committee at its next regular or special meeting of the committee. All services performed by and all fees paid to Deloitte & Touche LLP for 2015 and 2014 were pre-approved by the Audit Committee.

Advisory Vote to Approve Executive Compensation (Say-on-Pay)

(Proposal No. 2)

We are seeking an advisory (non-binding) vote from our shareholders to approve the compensation of our NEOs for 2015 as disclosed in this proxy statement. The Compensation Committee carefully considers the feedback it receives from shareholders through shareholder engagement and the potential outcome of say-on-pay proposals when making future compensation decisions. At Epiq’s 2015 Annual Meeting of Shareholders, we held a shareholder advisory vote on executive compensation in which shareholders approved the advisory vote on the compensation of our NEOs. In our evaluation of our executive compensation program and in response to shareholder feedback, the Compensation Committee took several actions beginning in 2014 to enhance and modernize the program, culminating with a complete modification of the short-term and long-term incentive plans in 2016. The changes to the plans include, among others:

•	adoption of multi-year vesting period of three years (instead of one) for restricted stock awards;

•	approval of two different performance measures for each of short-term and long-term awards, each weighted at 50%;

•	adoption of individualized threshold, target and maximum levels for each performance measure under our short-term and long-term plans;

•	approval of individualized target value of long-term incentive awards and modification of payment mix so that one third of an award is time vesting and the remainder two thirds are performance vesting; and

•	adoption of a performance period of two years for long term awards.

The core objectives that serve as the foundation for our compensation program are:

•	Pay for performance: tying a significant portion of our executives’ pay to business performance;

•	Pay competitively: enabling us to compete effectively for executive talent; and

•	Pay responsibly: aligning the interests of our executive officers with our shareholders and discouraging excessive risk taking. The Board adopted several risk mitigators, including an extended standalone clawback policy, stock ownership guidelines for directors and officers and selected a more aligned peer group.

In deciding how to vote on this proposal, we urge our shareholders to read the “Compensation Discussion and Analysis” in this proxy statement, which describes in more detail our compensation objectives and elements of our executive compensation program, as well as the Summary Compensation Table and other related compensation tables and narrative, appearing in this proxy statement, which provide detailed information on the compensation of our NEOs.

We are asking shareholders to approve, on an advisory basis, the compensation of our NEOs for 2015 as disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and related compensation tables, notes and narrative discussion following the compensation tables in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation program for our NEOs described in this proxy statement.

Although this vote is non-binding, the Board and the Compensation Committee value the opinions of our shareholders and will carefully consider the outcome of the vote when making future decisions concerning executive compensation. Furthermore, shareholders are welcome to bring any specific concerns regarding executive compensation to the attention of the Board or the Compensation Committee at any time throughout the year. Please refer to “Communications with the Board” in this proxy statement for information about communicating with the Board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

Ratification of Deloitte & Touche LLP as Epiq’s Independent Registered

Public Accounting Firm for 2016 (Proposal No. 3)

The Audit Committee has appointed Deloitte & Touche LLP, an independent registered public accounting firm, to serve as our independent auditor for the year ending December 31, 2016. Deloitte & Touche LLP served in this capacity for us in 2015 and 2014. As a matter of good corporate governance, the Audit Committee submits its selection of our independent auditor to our shareholders for ratification. If the shareholders fail to ratify the selection, the Audit Committee will review its future selection of an independent registered public accounting firm in light of that result. Even if the shareholders ratify the selection, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during 2016 if it determines that such a change would be in the best interests of Epiq and our shareholders.

Additional information concerning the Audit Committee and its activities with Deloitte & Touche LLP is presented in the Audit Committee Report. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION

OF DELOITTE & TOUCHE LLP AS EPIQ’S INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2016

Approval of an Amendment and Restatement of the Epiq Systems, Inc. 2004 Equity

Incentive Plan (Proposal No. 4)

Background and Purpose of the Proposal

The Equity Incentive Plan was originally adopted by the Board on March 30, 2004 and was originally approved by the shareholders at the annual meeting of shareholders held on June 2, 2004. The Equity Incentive Plan was amended in 2006 and again amended and restated in June 2010 and June 2014.

On June 22, the Board unanimously approved and adopted, subject to the approval of our shareholders at the Annual Meeting, an amendment and restatement of the Equity Incentive Plan, the principal purpose of which is to increase the number of shares authorized for issuance thereunder (the “Proposed Amendments”). The Equity Incentive Plan, as proposed to be amended and restated to give effect to the Proposed Amendments, is referred to herein as the “Proposed Amended Plan.” If our shareholders approve the Proposed Amended Plan at the Annual Meeting or any adjournment thereof, it will become effective as of January 1, 2016.

The shares reserved for use under the Equity Incentive Plan have not been replenished since the plan was originally adopted in 2004. As of the Record Date, the share reserve had been almost fully utilized as there were only 162,664 shares available for awards under the Equity Incentive Plan. In connection with the approval of the Inducement Plan in September 2015, Epiq used 279,000 shares reserved under the Equity Incentive Plan to remediate certain deficiencies in the grant of inducement awards prior to the adoption of the Inducement Plan. This utilization coupled with the awards that had been granted in early 2015 to our NEOs and other executives and officers, including in connection with the acquisition of Iris Data Services, Inc. has almost depleted the shares that had been reserved under the Equity Incentive Plan.

The Board believes that the Proposed Amendments are necessary because they will enable us to continue to attract, retain and motivate employees and officers and to align the interests of those individuals and our shareholders. If this proposal is not approved, our future ability to issue equity-based awards will be limited, which could have significant negative consequences in our ability to recruit and retain senior employees. If this proposal is not approved, the Compensation Committee will consider what course of action to follow with respect to the future grant of short-term and long-term awards, including the payment of such awards in cash in lieu of shares of our common stock.

Key Features of the Proposed Amended Plan

Equity awards align participants’ interests with shareholders’ long-term interests. Equity awards promote the success and enhance the value of our Company by aligning the personal interests of our directors, officers and employees with those of our shareholders and by retaining key employees through deferred time-based vesting.

A fixed reserve of shares of common stock. The Proposed Amended Plan will include a fixed number of shares reserved for future grants of 3,325,000, which may not be increased without shareholder approval. We believe that the additional shares to be reserved under the Proposed Amended Plan represent a reasonable amount of potential equity dilution while giving us sufficient flexibility to provide for competitive levels of compensation and respond to retention needs and market conditions.

A broad range of equity and cash vehicles. The Proposed Amended Plan provides for a broad range of awards, including stock options, stock appreciation rights (“SARs”), restricted stock, other stock-based awards, cash awards and performance awards.

Inclusion of special limitations and rules relating to stock options and SARs

•	No repricing of options or SARs. The Proposed Amended Plan prohibits the direct or indirect repricing of options or SARs, without shareholder approval.

•	No discounted stock options or SARs. Under the Proposed Amended Plan, stock options and SARs must have an exercise price equal to or greater than the fair market value of an underlying share of our common stock on the date of grant.

•	Limits on the duration of stock options and SARs. Under the Proposed Amended Plan, the term of a stock option and a SAR may not exceed 10 years.

•	One year minimum vesting. Under the Proposed Amended Plan, options and SARs are subject to a one-year minimum vesting, except that the Committee may issue options and SARs representing up to an aggregate of 5% of the total share reserve without a minimum one-year vesting period.

•	No accrual or payment of dividends or dividend equivalents. The Proposed Amended Plan prohibits the accrual or payment of dividends or dividend equivalents on stock options and SARs.

Prohibition on current payment of dividends and dividend equivalents on performance-based awards. Under the Proposed Amended Plan, dividends and dividend equivalents may accrue and be paid on an award subject to performance-based vesting criteria only upon vesting.

Clawback policy. All awards under the Proposed Amended Plan will be subject to forfeiture, recovery by the Company or other action pursuant to any applicable Company recoupment policy or as required by any applicable law. For more details on our clawback policy, see “Compensation Discussion and Analysis—Other Corporate Governance Considerations in Compensation—Compensation Clawback Policy”.

Limits on Awards. The Proposed Amended Plan includes limits on the number of shares of common stock that may be subject to awards granted to any participant in any calendar year and the amount of any cash-based award that may be paid to any participant in any calendar year.

Limited term. The Proposed Amended Plan terminates 10 years from the date it is approved by the Company’s shareholders.

Administered by an independent committee. The Proposed Amended Plan will be administered by the Compensation Committee, which is made up entirely of independent directors.

Factors Considered in Setting Size of Requested Share Reserve

In setting and recommending to shareholders the number of shares reserved under the Proposed Amended Plan, the Compensation Committee and the Board considered a number of factors. These factors included (i) the Company’s historical number of equity awards granted under the Equity Incentive Plan in 2013, 2014 and 2015, (ii) the Company’s three-year average burn rate (from 2013 to 2015), (iii) the expected duration of the Proposed Amended Plan’s share reserve, and (iv) the potential dilutive impact of the Proposed Amended Plan’s share reserve (inclusive of shares available for grant under the Equity Incentive Plan as of the Record Date).

As described in more detail below, we believe that our historical burn rate, the potential dilutive effect of the requested additional shares and the expected duration of the Proposed Amended Plan’s share reserve are each reasonable and appropriate for a company of our size and in our industry.

Annual and Three-Year Historical Burn Rate

Annual burn rate is generally calculated as (a) all stock options and restricted stock awards granted in a year divided by (b) the number of basic weighted-average common stock outstanding at the end of that fiscal year. As shown in the following table, the Company’s three-year average annual burn rate for 2013 through 2015 is 2.64%. In addition, the table below sets forth information regarding annual awards granted and the annual burn rate for each of the last three years.

Burn Rate Summary
(in thousands, except percentages)	2013	2014	2015	3-Year Average
Options awarded	—	143	250
Restricted stock awarded	528	1,109	816
Basic weighted average common shares outstanding at year-end	35,434	35,512	36,584
Burn Rate	1.49%	3.53%	2.91%	2.64%

We believe that our historical burn rate is reasonable and appropriate for a company of our size and in our industry.

Expected Duration of Shares Available for Issuance under the Proposed Amended Plan

Based on the Proposed Amended Plan’s share reserve (i.e., the number of shares requested under this Proposal plus the number of shares available for grant under the Equity Incentive Plan, as of the date of the Annual Meeting) and on our three-year average burn rate as described above, we expect that the requested share reserve will be available for approximately 4 years. We believe the estimated duration of the share reserve is reasonable for a company of our size and in our industry.

Potential Dilution

As of the Record Date, our existing overhang as it relates to the Equity Incentive Plan was 6.4%. We determine existing overhang in accordance with the following formula (with each input as of the Record Date):

total number of shares subject to outstanding awards + total number of shares of common stock available for future grants (“Total Award Shares”)

divided by

total number of issued and outstanding shares of common stock + Total Award Shares

If the additional 3,325,000 million shares that would be available for issuance under the Proposed Amended Plan upon shareholder approval are added to the above formula, our total overhang as of the Record Date would be 13.2%.

We believe that the potential dilution that may result from the Proposed Amended Plan is reasonable for a company of our size and in our industry. In addition, we believe that the benefits to our shareholders resulting from equity award grants to our employees, including interest alignment and mitigation of incentives to take inappropriate business risks, outweigh the potential dilutive effect of grants under the Proposed Amended Plan. The Compensation Committee believes that paying a significant portion of annual variable compensation in the form of equity awards that vest over multiple years is an effective method of aligning the interests of employees with those of our shareholders, encouraging ownership in the Company and retaining, attracting and rewarding talented employees.

Information on Awards Outstanding as of the Record Date and Awards Granted During 2016

As of the Record Date, we had 1,708,653 shares underlying outstanding stock options, with a weighted average exercise price of $13.92 and a weighted average remaining contractual term of 3.1 years, 507,500 shares of outstanding restricted stock (which are counted as shares outstanding), and 490,101 shares underlying outstanding contingent awards, including time vesting and performance based awards, as described below. In addition, there are 200,000 shares reserved under the Inducement Plan. However, the Board intends to terminate the Inducement Plan effective as of the Annual Meeting subject to shareholder approval of the Proposed Amended Plan.

In January and March 2016, the Compensation Committee granted, subject to the approval of the Proposed Amended Plan by Epiq’s shareholders, restricted stock awards to our directors and time-vesting restricted stock awards and performance-based restricted stock awards to each of Epiq’s 2015 named executive officers and current executive officers. The time-vesting awards will vest only if the officer is still employed by Epiq at the time of vesting and the performance-based awards will be earned only if certain performance measures are achieved and then within certain periods of time. If this Proposal is not approved, these awards will automatically convert to their cash equivalent as of the date of grant as described under “Compensation Discussion and Analysis—Improvements to Executive Compensation Program as a Result of Shareholder Engagement—Further Improvements to Executive Compensation Program in 2016.” See also “—Plan Benefits” below.

Summary of the Material Terms of Proposed Amended Plan

The following is a summary of the material terms of the Proposed Amended Plan. The summary is qualified in its entirety by reference to the complete text of the proposed Epiq Systems, Inc. Amended and Restated 2004 Equity Incentive Plan. Shareholders are urged to read the actual text of the proposed Epiq Systems, Inc. Amended and Restated 2004 Equity Incentive Plan, which is set forth as Appendix A to this proxy statement.

Purpose

The purpose of the Proposed Amended Plan is to promote the long-term growth and profitability of the Company and our subsidiaries by: (i) providing certain directors, officers and employees of, and certain other individuals who perform services for (“consultants”), or to whom an offer of employment has been extended by, the Company and our subsidiaries with incentives to maximize shareholder value and otherwise contribute to the success of the Company; and (ii) enabling us to attract, retain and reward the best available persons for positions of responsibility. Any combination of awards may be made under the Proposed Amended Plan.

Administration

The Proposed Amended Plan is administered by the Compensation Committee of the Board or such other committee of the Board that consists solely of two or more members of the Board, each of whom is “a Non-Employee Director” within the meaning of SEC Rule 16b-3 and is an “outside director” within the meaning of Treasury Regulation §1.162-27(e)(3). If for any reason a “Committee” is not appointed by the Board to administer the Proposed Amended Plan, all authority and duties of the Committee under the Proposed Amended Plan will be vested in and exercised by the independent directors of the Board, and for purposes of the Proposed Amended Plan, the term “Committee” will mean the Board. All references to the Committee in Proposal No. 4 mean the Compensation Committee of the Board.

Subject to the provisions of the Proposed Amended Plan, the Committee is authorized to: (i) select persons to participate in the Proposed Amended Plan; (ii) determine the form and substance of grants made under the Proposed Amended Plan to each participant, and the conditions and restrictions, if any, subject to which such grants will be made; (iii) certify that the conditions and restrictions applicable to any grant have been met; (iv) modify the terms of grants made under the Proposed Amended Plan; (v) interpret the Proposed Amended

Plan and grants made thereunder; (vi) make any adjustments necessary or desirable in connection with grants made under the Proposed Amended Plan to eligible participants located outside the United States; and (vii) adopt, amend, or rescind such rules and regulations, and make such other determinations, for carrying out the Proposed Amended Plan as it may deem appropriate.

Securities Available Under the Proposed Amended Plan

Subject to adjustments as provided in the Proposed Amended Plan, no more than a total of 10,825,000 shares of common stock are authorized for issuance pursuant to the Proposed Amended Plan, and no equity awards shall be made under other Company plans after the date of shareholder approval of the Proposed Amended Plan; provided that there shall be added to the reserve of shares that are authorized and available for issuance pursuant to the Proposed Amended Plan any shares that are currently subject to awards but as to which shares are not issued due to a forfeiture, cancellation, or other settlement thereof (except for any shares subject to inducement awards that were granted pursuant to an exemption from approval by the Company’s shareholders). Such shares may be in whole or in part authorized and unissued or held by the Company as treasury shares. If any grant under the Proposed Amended Plan expires or terminates unexercised, becomes unexercisable or is forfeited as to any shares, or is tendered or withheld as to any shares in payment of the exercise price of the grant or the taxes payable with respect to the exercise, then the unpurchased, forfeited, tendered or withheld shares will thereafter be available for further grants under the Proposed Amended Plan unless, in the case of options granted under the Proposed Amended Plan, related SARs are exercised. Upon the termination of the Proposed Amended Plan, any remaining unpurchased, forfeited, tendered or other withheld shares that were reserved for awards will be released to the Company and/or otherwise considered available for issuance outside of the Proposed Amended Plan, unless otherwise specifically determined by the Board or our by-laws, as applicable.

Without limiting the generality of the foregoing provisions or the generality of the provisions regarding administration, incentive stock options (“ISOs”), non-qualified stock options (“NSOs”) and SARs or amendment or substitution of awards under the Proposed Amended Plan or any other section of the Proposed Amended Plan, the Committee may, at any time or from time to time, and on such terms and conditions (that are consistent with and not in contravention of the other provisions of the Proposed Amended Plan) as the Committee may, in its sole discretion, determine, enter into agreements (or take other actions with respect to the options) for new options containing terms (including exercise prices) more or less favorable than the outstanding options, provided that no repricing under the rules of NASDAQ shall occur unless approved by the Company’s shareholders.

Participation

Participation in the Proposed Amended Plan is limited to those directors (including non-employee directors), officers (including non-employee officers) and employees of, and consultants performing services for, or individuals to whom an offer of employment has been extended by, the Company or our subsidiaries selected by the Committee (including participants located outside the United States).

ISOs, NSOs, SARs, alone or in tandem with options, restricted stock awards, or any combination thereof may be granted to eligible persons and for the number of shares as the Committee determines, subject to the terms of the Proposed Amended Plan. Determinations made by the Committee under the Proposed Amended Plan need not be uniform and may be made selectively among eligible persons under the Proposed Amended Plan, whether or not those persons are similarly situated. A grant of any type made hereunder in any one year to an eligible person will neither guarantee nor preclude a further grant of that or any other type of such participant in that year nor subsequent years.

Notwithstanding anything to the contrary, the maximum value as of the grant date of any share-based award granted to any non-employee director during any calendar year will not exceed $270,000, such limit which, for the avoidance of doubt, applies to awards granted under the Proposed Amended Plan only and does not include shares of common stock granted in lieu of all or any portion of such non-employee director’s cash retainer fees.

The Committee may from time to time grant to eligible persons ISOs, NSOs, or any combination thereof; provided that the Committee may grant ISOs only to eligible persons that are employees of the Company or our subsidiaries. In any one calendar year, the Committee will not grant to any one participant NSOs, ISOs or SARs to purchase a number of shares of common stock in excess of 300,000 shares for each type of award, as such number may be adjusted pursuant to the plan.

Option Price

The price per share deliverable upon the exercise of each option (“exercise price”) is established by the Committee at the time of grant and may not be less than 100% of the Fair Market Value of a share of common stock as of the grant date of the option, and in the case of the grant of any ISO to an employee who, at the time of the grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or any of our subsidiaries, the exercise price may not be less than 110% of the Fair Market Value of a share of common stock as of the grant date of the option, in each case unless otherwise permitted by Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) or any successor thereto. For purposes of the Proposed Amended Plan, “Fair Market Value” of a share of our common stock means, as of the date in question, the officially-quoted closing selling price of the stock (or if no selling price is quoted, the bid price) on the principal securities exchange on which the common stock is then listed for trading (including for this purpose, NASDAQ) for the applicable trading day or, if the common stock is not then listed or quoted in the Nasdaq Global Select Market, the Fair Market Value will be the fair value of the common stock determined in good faith by the Committee. When shares received upon exercise of an option are immediately sold in the open market, the net sale price received may be used to determine the Fair Market Value of any shares used to pay the exercise price or applicable withholding taxes and to compute the withholding taxes.

The terms of any outstanding award under the Proposed Amended Plan may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate (including acceleration of the date of exercise of any award or of the date of lapse of restrictions on shares subject to restricted stock awards); provided that except as otherwise provided in the section relating to amendments and substitutions of awards of the Proposed Amended Plan, no amendment may adversely affect in a material manner any right of a participant under the award without his or her written consent. Without prior approval of the Company’s shareholders or as otherwise provided in the section relating to shares available under the Proposed Amended Plan, no option or SAR may be (i) amended to reduce its exercise price, (ii) cancelled in exchange for the grant of any new option or SAR with an exercise price lower than the exercise price of the cancelled or exchanged option or SAR, (iii) cancelled in exchange for cash, other property or the grant of any new award at a time when the exercise price of the option or SAR is greater than the current Fair Market Value of a share of common stock or (iv) amended in any other manner that would be deemed to be a repricing under the rules of NASDAQ. Except as otherwise provided in Section 16 of the Proposed Amended Plan or as set forth in the applicable stock option agreements (e.g., with respect of cancellation of options upon termination of employment), there will not be adjustment to the grantees, number of shares, or exercise prices with regard to any option grant after the grant date.

Payment for Common Stock Subject to Options

Options may be exercised, in whole or in part, upon payment of the exercise price of the shares to be acquired. Unless otherwise determined by the Committee, payment will be made (i) in cash (including check, bank draft, money order or wire transfer of immediately available funds), (ii) by delivery of outstanding shares of common stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price payable with respect to the options exercised, (iii) by simultaneous sale through a broker reasonably acceptable to the Committee of shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board, (iv) by authorizing the Company to withhold from issuance a number of shares issuable upon exercise of the options which, when multiplied by the Fair Market Value of a share of common stock on the date of exercise, is equal to the aggregate exercise price payable with respect to the options so exercised or (v) by any combination of the foregoing

Notwithstanding any other provision of the Proposed Amended Plan to the contrary, no participant who is a director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any awards under the Proposed Amended Plan, or continue any extension of credit with respect to such payment with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

In the event a grantee elects to pay the exercise price of an option payable with respect to an option pursuant to clause (ii) above, (A) only a whole number of shares of common stock (and not fractional shares of common stock) may be tendered in payment and (B) the common stock must be delivered to the Company. If a grantee elects to pay the exercise price payable with respect to an option pursuant to clause (iv) above, only a whole number of shares of common stock (and not fractional shares) may be may be withheld in payment.

Term and Exercise of Options

The term during which each option may be exercised will be determined by the Committee, but no option will be exercisable in whole or in part more than ten (10) years after the date it is granted, and no ISO granted to an employee who at the time of the grant owns more than 10% of the total combined voting power of all classes of stock of the Company or any of our subsidiaries will be exercisable more than five (5) years after the date it is granted; in each case unless otherwise permitted by Section 422 of the Code or any successor thereto. All rights to purchase shares pursuant to an option will, unless sooner terminated, expire at the date designated by the Committee. Each option shall be subject to a minimum vesting period of at least one year commencing from the date it is granted, provided that up to an aggregate 540,000 shares of common stock underlying options and SARs may be issued during the effectiveness of the Proposed Amended Plan without being subject to a minimum vesting period. The Committee may provide that an option will become exercisable in installments. The shares constituting each installment may be purchased in whole or in part at any time after such installment becomes exercisable, subject to such minimum exercise requirements as may be designated by the Committee. Prior to the exercise of an option and delivery of the shares represented thereby, the optionee will have no rights as a shareholder with respect to any shares covered by such outstanding option (including any dividend or voting rights).

Stock Appreciation Rights (SARs)

The Committee will have the authority to grant SARs under the Proposed Amended Plan, either alone or to any optionee in tandem with options (either at the time of grant of the related option or thereafter by amendment to an outstanding option). SARs will be subject to such terms and conditions as the Committee may specify. SARs will be subject to a minimum vesting period of at least one year commencing from the date granted, provided that up to an aggregate of 540,000 shares of common stock underlying options and SARs may be issued during the effectiveness of the Proposed Amended Plan without being subject to a minimum vesting period. No SAR will be exercisable in whole or in part more than ten (10) years after grant date. No SAR may be exercised unless the Fair Market Value of a share of our common stock on the date of exercise exceeds the exercise price of the SAR or, in the case of SARs granted in tandem with options, the exercise price of any options to which the SARs correspond. Prior to the exercise of the SAR and any delivery of the related shares represented thereby, the participant will have no rights as a shareholder with respect to shares covered by such outstanding SAR (including any dividend or voting rights).

SARs granted in tandem with options will be exercisable only when, to the extent and on the conditions that any related option is exercisable. The exercise of an option will result in an immediate forfeiture of any related SAR to the extent the option is exercised, and the exercise of a SAR will cause an immediate forfeiture of any related option to the extent the SAR is exercised.

Upon the exercise of a SAR, the participant will be entitled to a distribution in an amount equal to the difference between the Fair Market Value of a share of common stock on the date of exercise and the exercise price of the

SAR or, in the case of SARs granted in tandem with options, the exercise price of any option to which the SAR is related, multiplied by the number of shares as to which the SAR is exercised. The Committee will decide whether that distribution will be in cash, in shares having a Fair Market Value equal to that amount, or in a combination of cash and shares.

All SARs will be exercised automatically on the last day prior to the expiration date of the SAR or, in the case of SARs granted in tandem with options, any related option, so long as the Fair Market Value of a share of common stock on that date exceeds the exercise price of the SAR or any related option, as applicable. A SAR granted in tandem with options will expire at the same time as any related option expires and will be transferable only when, and under the same conditions as, any related option is transferable.

Restricted Stock

The Committee may at any time and from time to time grant shares of restricted stock under the Proposed Amended Plan to such participants and in such amounts as it determines. Each grant of restricted stock will be subject to such terms and conditions as the Committee determines, including but not limited to, applicable restrictions on such shares, the duration of such restrictions and the time or times at which such restrictions will lapse with respect to all or a specified number of shares that are part of the grant. The Committee may condition the grant or vesting of shares of restricted stock upon the attainment of specified performance targets (including, without limitation, the performance goals set forth in the Proposed Amended Plan) or such other factors as the Committee may determine in its sole discretion, including compliance with the requirements of Section 162(m) of the Code as and to the extent the Committee determines that complying with Section 162(m) of the Code is advisable for such award.

Except as otherwise provided by the Committee or unless such shares of restricted stock are treasury shares, the participant will be required to pay the Company the aggregate par value of any shares of restricted stock (or such larger amount as the Board may determine to constitute capital under the General and Business Corporation Law of the State of Missouri, as amended, or any successor thereto) within ten days of the grant date. Unless otherwise determined by the Committee, certificates representing shares of restricted stock granted under the Proposed Amended Plan will be held in escrow by the Company on the participant’s behalf during any period of restriction thereon and will bear an appropriate legend specifying the applicable restrictions thereon, and the participant will be required to execute a blank stock power therefor. Except as otherwise provided by the Committee, during the period of restriction the participant will have all of the rights of a holder of common stock, including but not limited to the rights to receive dividends (except as otherwise set forth in the Proposed Amended Plan) and to vote, and any stock or other securities received as a distribution with respect to such participant’s restricted stock will be subject to the same restrictions as then in effect for the restricted stock, provided that any dividends and distributions that would otherwise be payable shall accrue and be payable only if and when such shares cease to be subject to restrictions.

Unless otherwise determined by the Committee, immediately prior to a Change in Control (as defined in the Proposed Amended Plan) during any period of restriction, all restrictions on shares granted to a participant will lapse. At the time a participant ceases to be, or in the event a participant does not become, a director, officer or employee of, or otherwise perform services for, the Company or our subsidiaries for any reason, unless otherwise determined by the Committee, all shares of restricted stock granted to the participant on which the restrictions have not lapsed will be immediately forfeited to the Company.

Other Stock-Based Awards

The Committee is authorized to grant to eligible persons other stock-based awards that are denominated in, valued in whole or in part by reference to, or otherwise based on or related to shares of our common stock, including but not limited to shares in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company, stock equivalent units, restricted stock units, and awards valued by reference to the value of shares of our common stock. Other stock-based awards may be granted either alone or in addition to or in tandem with other awards granted under the Proposed Amended Plan. The Committee will determine the eligible persons to whom, and the time or times at which, grants of other stock-based awards will be made, the amount of consideration for any other stock-based awards, including no consideration or such minimum consideration as may be required by applicable law, the number of shares of common stock subject to such other stock-based awards to be awarded, the price (if any) to be paid by the eligible person, the time or times within which such other stock-based awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the other stock-based awards. The Committee may condition the grant or vesting of other stock-based awards upon the attainment of specified performance targets (including, without limitation, the performance goals set forth in the Proposed Amended Plan) or such other factors as the Committee may determine in its sole discretion, including compliance with the requirements of Section 162(m) of the Code as and to the extent the Committee determines that complying with Section 162(m) of the Code is advisable for such award. Each other stock-based awards will be evidenced by an award grant agreement in a form that the Committee may from time to time approve.

Performance Awards

Awards of restricted stock and cash bonuses (“performance awards”) may, in the Committee’s sole discretion, be granted to participants under the Proposed Amended Plan, with terms which are intended to qualify any compensation resulting from the awards as “performance-based” compensation under Code Section 162(m). For awards intended to be performance awards, the Committee will designate individuals eligible for a such award within the first 90 days of a performance period, which will generally coincide with the fiscal year, with certain exceptions. For a hiring or promotion after that 90-day period that makes any individual eligible to be granted a performance award, the designation will not be later than the elapse of 25% of the remainder of that fiscal year after such hiring or promotion. If the Committee designates a performance period of less than a full year, the establishment of the performance goals by the Committee will be made no later than the elapse of 25% of the performance period. The above notwithstanding, with regard to any performance award and its related performance goals, any dividend that would otherwise be payable during the performance period shall accrue and be payable only if and when such performance goals are achieved and such award or portion thereof vests. Within the time period as mentioned above, the Committee will establish performance goals from among the performance measures listed below and will establish the threshold and maximum bonus opportunities for each participant for the attainment of specified threshold and maximum performance goals. Performance goals and bonus opportunities may be weighted for different factors and measures as the Committee determines. The Committee will certify the degree of attainment of performance goals within 90 days after the end of each fiscal year, and qualified performance-based awards will be paid as soon as administratively practicable after the certification is made. The Committee will have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided, however, performance award compensation that is designed to qualify for the performance-based exception may not be adjusted upward. The Committee retains the discretion to adjust compensation under performance awards downward.

For awards intended to satisfy the performance-based compensation exception to the Code Section 162(m) limitations, the performance criteria will be selected from among the following performance measures, which may be applied to the Company as a whole, to an individual recipient, or to a department, unit, division or function within the Company or an affiliate, and they may apply on a pre- or post-tax basis, either alone or relative to the performance of other businesses or individuals (including industry or general market indices):

(i) Earnings from continuing operations (either in the aggregate or on a per-share basis);

(ii) Growth or rate of growth in earnings (either in the aggregate or on a per-share basis);

(iii) Net income or loss (either in the aggregate or on a per-share basis);

(iv) Revenues (either operating or in total);

(v) Growth or rate of growth in revenues (either operating or in total);

(vi) Net cash provided by operating activities;

(vii) Growth or rate of growth in net cash provided by operating activities;

(viii) Free cash flow (either in the aggregate on a per-share basis);

(ix) Earnings before interest, taxes, depreciation, amortization and acquisition-related expenses;

(x) Growth or rate of growth in earnings before interest, taxes, depreciation, amortization and acquisition-related expenses;

(xi) Reductions in expense levels, determined either on a company-wide basis or in respect of any one or more business units;

(xii) Expense management and employee productivity;

(xiii) Stockholder returns (including return on assets, investments, equity or sales);

(xiv) Return measures (including return on assets, equity, sales or invested capital);

(xv) Growth or rate of growth in return measures (including return on assets, equity or sales);

(xvi) Share price (including attainment of a specified per-share price during the performance period; growth measures and total shareholder return or attainment by the shares of a specified price for a specified period of time);

(xvii) Strategic business criteria consisting of one or more objectives, based on meeting specified hiring and/or retention of key employees, business expansion goals, objectively identified project milestones, debt targets and goals relating to acquisitions or divestitures; or

(xvii) Achievement of business or operational goals such as market penetration, release of software upgrades, business development and/or regulatory compliance.

On the grant date of a performance award that is intended to be a qualified performance-based award, the Committee may provide that the formula for such award includes or excludes items to measure specific performance measures, such as share-based compensation expense, acquisition related expenses, expense resulting from amortization of debt issuance costs or other loan fees, expense resulting from amortization of intangibles, gain or loss on extinguishment of debt, accreted interest expense, charges or credits related to the adjustment of assets or liabilities to fair value (for example, charges related to asset impairments or the mark-to-market adjustment of the convertible debt embedded option), gains or losses resulting from foreign exchange transaction or translation adjustments, restructuring charges, gains or losses from discontinued operations, any unusual or non-recurring charge or credit, extraordinary gains or losses, the current period income statement effect of businesses or assets acquired or divested; expense or income, including the cumulative effect, of any new accounting principle adopted during the year, and, expense or income related to the adoption of new accounting methods or principles. Qualified performance-based awards may be paid in cash or restricted shares as determined by the Committee at the time of the grant. In addition, the cash performance awards granted for any one calendar year are limited for any one participant to a maximum payout of 300% of the participant’s base salary (up to a maximum of $1,000,000 in base salary).

Effect of Termination of Employment

Unless otherwise provided in a participant’s award grant agreement, if a participant ceases to be a director, officer or employee of the Company or any of our subsidiaries due to death or disability (as defined in the Proposed Amended Plan), all of the participant’s options and SARs that were exercisable on the date of death or disability will remain exercisable for, and will otherwise terminate at the end of, a period of one year from the date of death or disability, but in no event after the expiration date of the options or SARs; provided that, in the case of disability, the participant does not engage in Competition (as defined in the Proposed Amended Plan) during that one-year period, unless that participant received written consent to do so from the Board or the

Committee. All of the participant’s options and SARs that were not exercisable on the date of death or disability will be forfeited immediately upon such death or disability; provided, however, that such options or SARs may become fully vested and exercisable in the discretion of the Committee. If a participant other than a director, officer or employee of the Company and any of our subsidiaries ceases to perform services for the Company and any of our subsidiaries due to death or disability, the provisions set forth in such participant’s award grant agreement will control. Notwithstanding the foregoing, if the disability giving rise to the termination of employment is not within the meaning of Section 22(e)(3) of the Code or any successor thereto, ISOs not exercised by such participant within three months after the date of termination of employment will cease to qualify as ISOs and will be treated as NSOs under this Proposed Amended Plan if required to be so treated under the Code.

Unless otherwise provided in a participant’s award grant agreement, if a participant ceases to be a director, officer or employee of the Company or any of our subsidiaries upon his or her retirement (as defined in the Proposed Amended Plan), all of the participant’s options and SARs that were exercisable on the date of retirement will remain exercisable for, and will otherwise terminate at the end of a five year period or the remaining term of the option or SAR, as applicable, whichever is shorter, after the date of retirement, but in no event after the expiration date of the options or SARs; provided that the participant does not engage in Competition (as defined in the Proposed Amended Plan) during such five-year period or remaining period, unless that participant received written consent to do so from the Board or the Committee. All of the participant’s options and SARs that were not exercisable on the date of retirement will be forfeited immediately upon such retirement; provided, however, that such options or SARs may become fully vested and exercisable in the discretion of the Committee. If a participant other than a director, officer or employee of the Company and any our subsidiaries ceases to perform services for the Company and any of our subsidiaries upon the occurrence of his or her retirement, the provisions set forth in such participant’s award grant agreement will control. Notwithstanding the foregoing, ISOs not exercised by such participant within three months after retirement will cease to qualify as ISOs and will be treated as NSOs under the Proposed Amended Plan if required to be so treated under the Code.

If a participant ceases to be a director, officer or employee of, or to perform other services for, the Company or any of our subsidiaries due to cause (as defined in the Proposed Amended Plan), or if a participant does not become a director, officer or employee of, or does not begin performing other services for, the Company or any of our subsidiaries for any reason, all of the participant’s options and SARs will expire and be forfeited immediately upon cessation or non-commencement, whether or not they are exercisable. Unless otherwise provided in a participant’s award grant agreement, if a participant ceases to be a director, officer or employee of the Company or any of our subsidiaries for any reason other than death, disability, retirement or cause, all of the participant’s options and SARs that were exercisable on the date of cessation will remain exercisable for, and will otherwise terminate at the end of, a period of 30 days after the date of cessation, but in no event after the expiration date of the options or SARs; provided that the participant does not engage in Competition (as defined in the Proposed Amended Plan) during that 30-day period, unless that participant received written consent to do so from the Board or the Committee.

If a consultant (i.e., a participant other than a director, officer or employee of the Company or any of our subsidiaries) ceases to perform services for the Company or any of our subsidiaries for any reason other than death, disability, retirement or cause, the provisions set forth in the participant’s award grant agreement will control.

Adjustments; Change in Control

In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of the Company, the Committee, as necessary to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Proposed Amended Plan, may appropriately and equitably make such adjustment in

(i) the number and kind of shares available for issuance under the Proposed Amended Plan (including the total number of shares available for issuance under the Proposed Amended Plan and the maximum per-participant limits applicable to awards), (ii) the number and kind of shares of our common stock subject to outstanding awards, and (iii) the exercise price of outstanding options and SARs; provided, in each case, that with respect to awards of ISOs intended to qualify as ISOs after such adjustment, no such adjustment will be authorized to the extent such adjustment would cause the ISO to violate Section 424(a) of the Code. Any adjustment will be final, conclusive and binding for all purposes of the Proposed Amended Plan. In the event of any merger, consolidation or other reorganization in which the Company is not the surviving or continuing corporation or in which a Change in Control is to occur, all of our obligations regarding awards that were granted under the Proposed Amended Plan and that are outstanding on the date of that event will, on such terms as may be approved by the Committee prior to that event, be assumed by the surviving or continuing corporation or canceled in exchange for property (including cash). Notwithstanding the foregoing, no amendment will be made to any stock option that would be deemed to be a repricing under the rules of NASDAQ unless such amendment is first subject to and approved by our shareholders.

Unless the Committee otherwise determines in the manner set forth in the “Alternative Awards” section of the Proposed Amended Plan or unless otherwise provided in a participant’s award grant agreement or employment agreement, upon the occurrence of a Change in Control: (i) all options and SARs shall become exercisable; (ii) any restriction period on all restricted stock and/or other stock-based awards shall lapse immediately prior to such Change in Control; (iii) shares underlying awards of restricted stock and/or other stock-based awards shall be issued to each participant then holding such award immediately prior to such Change in Control or, (iv) at the discretion of the Committee (as constituted immediately prior to the Change in Control), each such option, SAR, restricted stock, and/or other stock-based award shall be canceled in exchange for an amount equal to the product of (A)(I) in the case of options and SARs, the excess, if any, of the product of the price paid for shares of the Company upon a Change in Control over the Fair Market Value at the date of the granting of such Award, and (II) in the case of other such awards, the price paid for shares of the Company upon a Change in Control, multiplied by (B) the aggregate number of shares of common stock covered by such award, less any amount per award to be paid by the participant or by which the amount ultimately to be paid to the participant is reduced.

Unless the Committee otherwise determines in the manner set forth in the “Alternative Awards” section of the Proposed Amended Plan or unless otherwise provided in a participant’s award grant agreement or employment agreement, upon the occurrence of a Change in Control: (A) any performance period in progress at the time of the Change in Control for which performance-based awards are outstanding will end effective upon the occurrence of such Change in Control; and (B) all participants granted such awards shall be deemed to have earned and be vested in a pro rata award assuming achievement of the grater of target performance and actual performance.

Payment of any amounts calculated under the “Adjustments; Change in Control” provisions in the Proposed Amended Plan will be made in cash or, if determined by the Committee (as constituted immediately prior to the Change in Control), in shares of the common stock of the of the participant’s employer immediately following a Change in Control (the “New Employer”) having an aggregate fair market value equal to such amount and shall be payable in full, as soon as reasonably practicable, but in no event later than 30 days, following the Change in Control. For purposes hereof, the fair market value of one share of common stock of the New Employer shall be determined by the Committee (as constituted immediately prior to the consummation of the transaction constituting the Change in Control), in good faith.

Notwithstanding the provisions from the “Alternative Awards” section of the Proposed Amended Plan discussed above and unless otherwise provided in a participant’s award grant agreement or employment agreement, no cancellation, termination, acceleration of exercisability or vesting, lapse of any restricted period or settlement or other payment shall occur with respect to any outstanding award if the Committee (as constituted immediately prior to the consummation of the transaction constituting the Change in Control) reasonably determines, in good faith, prior to the Change in Control that such outstanding awards shall be honored or assumed, or new rights substituted therefore (such honored, assumed or substituted award being hereinafter referred to as an “Alternative Award”) by the New Employer, provided that any Alternative Award must: (i) be based on shares of common stock that are traded on an established U.S. securities market; (ii) provide the participant (or each participant in a class of participants) with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment; (iii) have substantially equivalent economic value to such award (determined at the time of the Change in Control); and (iv) have terms and conditions which provide that in the event that the participant suffers an involuntary termination within two years following the Change in Control any conditions on such participant’s rights under, or any restrictions on transfer or exercisability applicable to, each such Award held by such participant shall be waived or shall lapse, as the case may be; provided, that (A) any performance period in progress at the time of such involuntary termination for which performance awards are outstanding will end effective upon the occurrence of such termination and (B) all participants granted such awards shall be deemed to have earned and be vested in a pro rata award assuming achievement of the greater of target performance and actual performance.

Duration, Termination and Amendment of the Proposed Amended Plan

The original effective date of the Epiq Systems, Inc. 2004 Equity Incentive Plan was June 2, 2004, when it was approved by our shareholders. If approved, the Proposed Amended Plan will terminate at the close of business on the date that is ten years after January 1, 2016. The termination of the Proposed Amended Plan will not affect any of the rights or obligations of any person under any grant of options or other incentives granted under the Proposed Amended Plan.

The Board or the Committee, without approval of the shareholders, may amend or terminate the Proposed Amended Plan, except that no amendment will become effective without prior approval of our shareholders if shareholder approval is required by applicable law or regulations, including if required for continued compliance with the performance-based compensation exception of Section 162(m) of the Code or any successor thereto, under the provisions of Section 422 of the Code or any successor thereto, or by any listing requirement of the principal stock exchange or market on which the common stock is then listed. Shareholder approval is required under the Proposed Amended Plan for any “repricing” under applicable stock exchange listing requirements.

Clawback Provisions

A participant’s rights with respect to any award under the Amended Proposed Plan and any shares or cash payment delivered pursuant to an award under the Amended Proposed Plan will in all events be subject to forfeiture, recovery by the Company or other action (i) pursuant to any right that the Company may have under any Company recoupment policy or other agreement or arrangement with a participant, (ii) pursuant to any right or obligation that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder from time to time by the SEC or (iii) as required by any other applicable law.

Certain Federal Income Tax Consequences

The following is a brief summary of the federal income tax rules relevant to participants in the Proposed Amended Plan under the Code. These rules are highly technical and subject to change in the future, and the discussion below represents only a general summary. Because federal income tax consequences will vary as a result of individual circumstances, all participants in the Proposed Amended Plan should consult their own tax advisors with regards to the tax consequences of participating in the Proposed Amended Plan. Moreover, the following summary relates only to the participants’ federal income tax treatment, and the state, local and foreign tax consequences may be substantially different.

Non-Qualified Stock Options. The grant of an NSO (including any option that exceeds the limitations on ISOs described below) to an optionee generally will not be a taxable event when the exercise price is equal to or above the fair market value of the underlying stock at the time of the grant, as required under the Proposed Amended Plan. Accordingly, the optionee will not be subject to any income tax consequences with respect to an NSO until the option is exercised. Upon the exercise of an NSO, the optionee will recognize ordinary compensation income equal to the “spread” between the exercise price and the fair market value of the shares on the date of exercise. Generally, we will be entitled to a federal income tax deduction in the amount of the “spread” recognized by the optionee as ordinary compensation income, subject to the possible application of Sections 162(m) and 280G of the Code (as discussed below). The tax basis of the optionee’s shares acquired on the exercise of a NSO will be equal to the amount of any cash paid on exercise, plus the amount of ordinary income recognized as a result of the receipt of such shares.

On the delivery by an optionee of shares already owned by the optionee as payment for the exercise price of an NSO, the number of shares received on exercise of the option equal to the number of shares surrendered should be treated as received in a tax-free exchange with no resulting recognition of income to the optionee. Any additional shares the optionee receives on exercise of the option in excess of the number of shares surrendered should result in recognition by the optionee of ordinary compensation income in an amount equal to the fair market value of such shares. The tax basis of the shares received on surrender of the previously owned shares should equal the tax basis of the shares so surrendered, and the tax basis of the additional shares received should equal the amount recognized as ordinary compensation income by the optionee (i.e., the fair market value of such additional shares).

The payment by an optionee of the exercise price of an NSO by means of surrender of the existing option will result in the optionee recognizing ordinary compensation income on the “spread” between the exercise price of the option surrendered and the fair market value of the shares on the date of exercise. Generally, we will be entitled to a deduction in the amount of this “spread.” The tax basis of the shares the optionee receives on exercise will be the fair market value of such shares on the date of exercise.

The amount and character (whether capital gain or ordinary compensation income, and whether long-term or short-term) of any gain or loss realized on a subsequent disposition of shares by the optionee generally will depend on, among other things, whether the compensation income event has occurred prior to the disposition of shares. If the compensation event has occurred prior to the ultimate disposition of the shares, the gain or loss on the shares after the compensation event will generally be capital in character if certain holding requirements have been met. There are, however, certain issues that must be considered when determining the nature of compensation upon disposition of shares, including whether the disposition occurs before or after the common stock vests, whether an election under Code Section 83(b) with respect to those shares had been made, and the length of time those shares were held by the optionee.

Incentive Stock Options. Under the Code, ISOs may be granted only to our employees. There are no federal income tax consequences associated with the grant of an ISO to an employee, except that the alternative minimum tax may apply. In contrast to the exercise of an NSO, the exercise of an ISO will not cause an employee to recognize taxable income for federal income tax purposes. The tax basis of the shares received on exercise will equal the amount of cash or other property paid on such exercise. If the employee holds the shares acquired upon exercise of the ISO for a minimum of two years from the date of the grant of the ISO, and for at least one year after exercise, any gain realized on the subsequent sale or exchange of the shares generally will be treated as long-term capital gain. If the shares are sold or otherwise disposed of prior to the expiration of those periods (a “disqualifying disposition”), then a portion of any gain recognized by the employee which would otherwise be characterized as capital gain would instead be taxable as ordinary compensation income, and we would be entitled to a federal income tax deduction in that amount. The amount of gain that would be characterized as ordinary compensation income will not exceed an amount equal to the excess of (i) the fair market value of such shares as of the date the option was exercised over (ii) the amount paid for such shares. Any loss recognized upon a taxable disposition of the shares generally will be characterized as a capital loss.

On the delivery by an optionee of shares already owned by the optionee as payment of the exercise price of an ISO, the number of shares received on exercise of the ISO equal to the shares surrendered should be treated as received in a tax-free exchange with no resulting recognition of income to the optionee. Any additional shares the optionee receives on exercise of the ISO in excess of the number of shares surrendered should be treated as the exercise of an ISO and will not cause the optionee to recognize taxable income for federal income tax purposes. The tax basis of the shares received on surrender of the previously owned shares should equal the tax basis of the shares so surrendered, and the basis of any additional shares received on exercise of the ISO should equal the amount of any cash or other property paid on such exercise. However, if stock received on exercise of an ISO is used in connection with the exercise of an ISO when the holding period with respect to such stock is not met, such use will be considered a disqualifying disposition.

The payment by an optionee of the exercise price of an ISO by means of surrender of such ISO will result in the optionee recognizing ordinary compensation income on the spread between the exercise price and the fair market value with respect to that number of options so surrendered less the number of options exercised for shares. Generally, we will be entitled to a deduction in the amount of this “spread.” The tax basis of the shares the optionee receives on exercise of the option in this manner will be the amount paid for such shares (i.e., the amount recognized as ordinary compensation income by the optionee).

Stock Appreciation Rights. The grant of a stock appreciation right, or SAR, to a grantee will not be a taxable event because the price must be equal to or above the fair market value of the underlying stock at the time of the grant, as required under the Proposed Amended Plan. The grantee will recognize ordinary compensation income upon the exercise of a SAR. The amount of income subject to tax will depend upon whether the SAR is granted in tandem with options or independently. Upon the exercise of a SAR granted in tandem with an option, the grantee will recognize ordinary compensation income equal to the excess of the fair market value of the common stock on the exercise date, over the option exercise price. Upon the exercise of a SAR granted independently of an option, the grantee will recognize ordinary compensation income equal to the excess of the fair market value of the common stock on the exercise date, over the fair market value of the common stock on the day the SAR was granted. In either case, we will be entitled to a corresponding deduction equal to the amount of ordinary compensation income that the grantee recognizes. Upon the sale of any common stock received by the grantee upon exercise of a SAR, the grantee will recognize long- or short-term capital gain or loss, depending on whether the grantee has held the stock for more than one year from the date of exercise.

Restricted Stock. A grantee will generally not recognize taxable income at the time shares of restricted stock are granted, but will recognize ordinary compensation income when the shares first become transferable or not otherwise subject to restrictions or a substantial risk of forfeiture, unless the grantee makes an election under Code Section 83(b) to recognize ordinary compensation income upon grant. The amount of ordinary income that the grantee recognizes will equal the fair market value of the restricted stock at the time its restrictions lapse, or at the time of grant if the grantee makes a Code Section 83(b) election, less the amount the grantee paid for the restricted stock. We will be entitled to claim a corresponding deduction equal to the amount of ordinary compensation income recognized by the grantee. Upon the sale of restricted stock after its restrictions have lapsed, the grantee will recognize long- or short-term capital gain or loss, depending on whether the grantee has held the stock for more than one year from the date the restrictions lapsed, or for more than one year from the grant date if the grantee made a Section 83(b) election.

Performance Awards. Generally, the grant of performance awards will have no federal income tax consequences for the Company or for the participant. Generally, the payment of the performance awards is taxable to a participant as ordinary income. Subject to the restrictions of Section 162(m) of the Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the participant recognizes ordinary income. Depending on our business needs, we may or may not structure awards to be qualified performance-based compensation that is exempt from Section 162(m) of the Code.

Withholding Taxes. Because the amount of ordinary compensation income a participant recognizes with respect to the receipt or exercise of any instruments received under the Proposed Amended Plan may be subject to applicable withholding of federal, state and local income taxes and social security taxes, we may require the participant to pay the amount required to be withheld by the Company before delivering to the participant any shares purchased under the Proposed Amended Plan. Arrangements for payment may include deducting the amount of any withholding or other tax due from other compensation, including salary or bonus, otherwise payable to the participant.

Code Section 409A. Section 409A of the Code imposes certain requirements on non-qualified deferred compensation arrangements. These include requirements with respect to an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. Section 409A also generally provides that distributions may be made only on specified dates or on or following the occurrence of certain events (e.g., the individual’s separation from service or the individual’s death). Section 409A imposes restrictions on an individual’s ability to change his or her distribution timing or form after the compensation has been deferred. For certain individuals who are officers, Section 409A requires that such individual’s distributions in connection with a separation from service commence no earlier than six months after such officer’s separation from service.

Awards granted under the Proposed Amended Plan with a deferral feature will generally be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award will recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as possible interest charges and penalties. Certain states have enacted laws similar to Section 409A which impose additional taxes, interest and penalties on non-qualified deferred compensation arrangements. We will also have withholding and reporting requirements with respect to such amounts.

In addition, (i) officers and directors of the Company subject to liability under Section 16(b) of the Exchange Act may be subject to special rules regarding the income tax consequences concerning their awards; (ii) any entitlement to a tax deduction by us is subject to the applicable federal tax rules (including, when applicable, Section 162(m) of the Code regarding the $1,000,000 limitation on deductible compensation); and (iii) in the event that the exercisability or vesting of any award is accelerated because of a Change in Control, payments relating to awards under the Proposed Amended Plan, either alone or together with certain other payments, may constitute parachute payments under Section 280G of the Code, which excess amounts may be subject to excise taxes.

In general, Section 162(m) of the Code denies a publicly held corporation a deduction for federal income tax purposes for compensation in excess of $1,000,000 per year per person to its chief executive officer and certain other executive officers whose compensation is disclosed in its proxy statement, subject to certain exceptions (including a “performance-based compensation” exception).

The Proposed Amended Plan is not subject to any of the requirements of the Employee Retirement Income Security Act of 1974, as amended. The Proposed Amended Plan is not, nor is it intended to be, qualified under Section 401(a) of the Code.

Plan Benefits

The amount and timing of all awards under the Proposed Amended Plan will be determined in the sole discretion of our Compensation Committee and therefore cannot be determined in advance.

In January and March 2016, the Compensation Committee granted, subject to the approval of the Proposed Amended Plan by Epiq’s shareholders, restricted stock awards to our directors and restricted stock awards and performance-based restricted stock to each of Epiq’s executive officers that will be earned only if certain performance metrics are achieved. If this Proposal is not approved, these awards will automatically convert to their cash equivalent as of the date of grant. If this Proposal is not approved, the Compensation Committee will consider what course of action to follow with respect to future incentive compensation.

The following table sets forth information about awards granted under the Proposed Amended Plan that are subject to shareholder approval, to: (i) our named executive officers; (ii) all current executive officers, as a group; (iii) all current directors who are not executive officers, as a group; and (iv) all employees who are not executive officers, as a group. The size of past awards is not necessarily indicative of the size of future awards.

Name and Position(s)	Dollar Value as of December 31, 2015 ($)(1)	Number of Shares of Time- Vesting Restricted Stock Subject to Awards	Target Number of Shares of Performance- Vesting Restricted Stock Subject to Awards
Tom W. Olofson, Chairman and Chief Executive Officer	$2,602,851	66,382	132,765
Brad D. Scott, President and Chief Operating Officer	2,080,064	53,049	106,099
Karin-Joyce Tjon, Executive Vice President and Chief Financial Officer	667,393	17,021	34,042
All current executive officers, as a group	5,817,469	148,366	296,735
All current directors who are not executive officers, as a group	588,150	45,000	—
All employees, including all current officers who are not executive officers, as a group	—	—	—

(1)	Assumes a grant date of December 31, 2015 and represents the value of the time-vesting restricted stock and performance-vesting restricted stock at target multiplied by the closing price on NASDAQ of the Company’s common stock of $13.07 on December 31, 2015. The aggregate grant date fair value of the awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification No. 718 cannot be determined until such time as shareholders approve the Proposed Amended Plan and the restricted stock is actually issued in accordance with the respective grant agreements. For additional information about these awards, see “Compensation Discussion and Analysis—Improvements to Executive Compensation Program as a Result of Shareholder Engagement—Further Improvements to Executive Compensation Program in 2016.”

The affirmative vote of holders of a majority of the common shares present or represented by proxy and entitled to vote at the Annual Meeting is required to approve the Proposed Amended Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF EPIQ’S

AMENDED AND RESTATED 2004 EQUITY INCENTIVE PLAN.

Other Matters

The Board knows of no other matters to be brought before the Annual Meeting. However, if other matters should come before the meeting, each of the persons named as a proxy intends to vote in accordance with his or her judgment on such matters.

Additional Information

Proxy Solicitation Expenses

We will pay the expense of preparing, assembling, printing and mailing the proxy form and the form of materials used in the solicitation of proxies. We have retained D.F. King & Co., Inc. to act as a proxy solicitor in conjunction with the Annual Meeting. We have agreed to pay D.F. King & Co., Inc. $7,500, plus reasonable out-of-pocket expenses, for proxy solicitation services. We will reimburse banks, brokerage firms, and others for their reasonable expenses in forwarding proxy materials to beneficial owners and obtaining their instructions. Officers and regular employees of Epiq may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile, or electronic means.

Shareholder Proposals for Inclusion in the 2017 Annual Meeting Proxy Statement

Shareholders interested in submitting a proposal for inclusion in the proxy materials for the 2017 Annual Meeting of Shareholders, including nominees for candidates for election as directors, may do so by following the procedures prescribed in Rule 14a-8 of the Exchange Act. To be eligible for inclusion, eligible shareholder proposals must be submitted in writing to the Corporate Secretary of Epiq Systems, Inc., 501 Kansas Avenue, Kansas City, Kansas 66105 and must be received no later than March 1, 2017. Additionally, our Amended and Restated Bylaws require that our Corporate Secretary must receive notice of nominations or other business to be brought before our next Annual Meeting of Shareholders no earlier than December 11, 2016 and no later than December 30, 2016.

Pursuant to Epiq’s Amended and Restated Bylaws any shareholder who was a shareholder of record at the time of the giving of notice and who is entitled to vote thereon at the meeting may submit proposals. The notice must contain the information required by the Amended and Restated Bylaws, which are posted on our website.

Concurrently with the execution of the Director Nomination Agreement, the Board amended the Amended and Restated Bylaws of Epiq solely to (i) remove the requirement that a nominating shareholder must have owned at least five percent of the Epiq’s outstanding common stock for at least 24 months prior to nominating persons for election to the Board, (ii) remove in its entirety the section relating to exclusive forum and (iii) amend the timing of the Annual Meeting.

Delivery of Proxy Materials to Households

We have adopted a procedure called “householding,” which has been approved by the SEC. Accordingly, we will deliver only one copy of this Proxy Statement and one copy of our 2015 Annual Report to multiple registered shareholders who share an address unless we have received contrary instructions from one or more of the shareholders. Shareholders who share an address will continue to receive separate proxy cards. If: (i) you are a shareholder, and you share an address and last name with one or more other shareholders, and you would like to revoke your householding consent; or (ii) you are a shareholder eligible for householding and would like to participate in householding, please contact Epiq’s Corporate Secretary at Epiq Systems, Inc., 501 Kansas Avenue, Kansas City, Kansas 66105 or at (913) 621-9500.

A number of brokerage firms have instituted householding. If you hold your shares through a broker, bank, or other holder of record, please contact your broker, bank or other holder of record to request information about householding.

Incorporation by Reference

Neither the Compensation Committee Report nor the Audit Committee Report shall be deemed soliciting material or filed with the SEC and none of them shall be deemed incorporated by reference into any prior or future filings made by us under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate such information by reference. In addition, this document includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this document.

Copies of our reports on Forms 10-K, 10-Q, 8-K and all amendments and exhibits to those reports filed with the SEC, and our Code of Business Conduct and Ethics, and the charters of the Audit, the Compensation and Nominating and Corporate Governance Committees, and any reports of beneficial ownership of our common stock filed by executive officers, directors and beneficial owners of more than 10% of our outstanding common stock are posted on and may be obtained through the Investors section of our website, at www.epiqsystems.com, or may be requested in print, at no cost, by telephone at 1-913-621-9500, by email at ir@epiqsystems.com or by mail at 501 Kansas Avenue, Kansas City, Kansas 66105, Attention: Investor Relations.

Driving Directions to Annual Meeting

Directions to Westin Crown Center Hotel, 1 East Pershing Road, Kansas City, Missouri 64108:

From Kansas City International Airport

Take Interstate 29 South to Highway 169 South. Continue on Highway 169 South across the Broadway Bridge over the Missouri River (Highway 169 becomes Broadway Blvd., do not turn right). Follow Broadway Blvd. 18 blocks to Pershing Road and turn left to the hotel.

From the East

Take I-70 West into the city. Exit onto Interstate 670 West (left exit) and proceed one mile. Exit on Broadway Blvd. and turn left. Go 12 blocks to Pershing Road and turn left. Proceed 3 blocks and the hotel will be on the right just past Main Street.

From the West

Take I-70 East to Interstate 670 East (left exit). Proceed on I-670 East to I-35 South. Take I-35 South to the 20th Street exit which is the first exit (happens quickly). Take a left on 20th Street, right on Main Street and a left on Pershing Road.

From the South

Take Interstate 35 North and exit on Broadway Blvd. and turn right. Go 12 blocks to Pershing Road and turn left. Proceed 3 blocks and the hotel will be on the right just past Main Street.

APPENDIX A

EPIQ SYSTEMS, INC.

2004 EQUITY INCENTIVE PLAN

(amended and restated effective as of January 1, 2016)

1. Purpose.

This plan shall be known as the Epiq Systems, Inc. Amended and Restated 2004 Equity Incentive Plan (this “Plan”). The purpose of this Plan shall be to promote the long-term growth and profitability of Epiq Systems, Inc. (the “Company”) and its Subsidiaries by (i) providing certain directors, officers and employees of, and certain other individuals who perform services for, or to whom an offer of employment has been extended by, the Company and its Subsidiaries with incentives to maximize stockholder value and otherwise contribute to the success of the Company and (ii) enabling the Company to attract, retain and reward the best available persons for positions of responsibility. Any combination of Awards may be made under this Plan.

2. Definitions.

(a) “Award” means any Non-Qualified Stock Option, Incentive Stock Option, SAR, Restricted Stock, Shares, Other Stock-Based Awards, cash or Performance Award.

(b) “Board of Directors” and “Board” mean the board of directors of the Company.

(c) “Cause,” unless otherwise defined in a participant’s award grant agreement or in a participant’s written employment arrangement with the Company or any of its Subsidiaries in effect on the Grant Date (as amended from time to time thereafter), means the occurrence of one or more of the following events:

(i) conviction of a felony or any crime or offense lesser than a felony involving fraud, embezzlement, dishonesty, moral turpitude or the property of the Company or a Subsidiary; or

(ii) conduct that has caused, or should have reasonably been expected to cause, demonstrable and serious injury to the Company or a Subsidiary, monetary or otherwise; or

(iii) refusal to perform or substantial disregard of material duties properly assigned, as determined by the Company; or

(iv) breach of duty of loyalty to the Company or a Subsidiary or other act of fraud or dishonesty with respect to the Company or a Subsidiary, including any unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom the participant owes an obligation of nondisclosure as a result of his or her relationship with the Company.

The definition of Cause set forth in a participant’s award grant agreement shall control only with respect to such award grant agreement (and no other agreement) if such definition is different from the definition of Cause set forth in this Plan or in the participant’s written employment arrangement with the Company or any of its Subsidiaries in effect on the Grant Date (as amended from time to time thereafter).

(d) “Change in Control” means the consummation of an event constituting one of the following:

(i) if any “person” or “group” as those terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successors thereto is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act or any successor thereto), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding voting securities; or

(ii) during any period of two consecutive years, a majority of the Board ceases to be constituted by individuals who either (A) at the beginning of such period constituted the Board, or (B) thereafter became new directors whose election by the Board or nomination for election by the Company’s stockholders was approved by at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved; or

(iii) a merger or consolidation of the Company with any other entity in which the Company is not the surviving entity (in each case, the surviving entity of such merger or consolidation shall be the New Employer, as defined below), other than a merger or consolidation (A) which would result in all or a portion of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) by which the corporate existence of the Company is not affected and following which the Company’s chief executive officer and directors retain their positions with the Company (and constitute at least a majority of the Board);

(iv) for any and all Awards issued prior to July 28, 2016, the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets; or

(v) for any and all Awards issued after July 28, 2016, (a) the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets other than the sale or disposition of all or substantially all of the Company’s assets to a person or persons who beneficially own, directly or indirectly, 50% or more of the combined voting power of the voting securities of the Company outstanding at the time of the sale, or (b) the stockholders of the Company approve a plan of complete liquidation of the Company.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Committee” means the Compensation Committee of the Board or such other committee that consists solely of two or more members of the Board, each of whom is a “Non-Employee Director” within the meaning of SEC Rule 16b-3 and is an “outside director” within the meaning of Treasury Regulation §1.162-27(e)(3); provided that, if for any reason the Committee shall not have been appointed by the Board to administer this Plan, all authority and duties of the Committee under this Plan shall be vested in and exercised by the Board, and the term “Committee” shall be deemed to mean the Board for all purposes herein.

(g) “Common Stock” means the common stock, par value $0.01 per share, of the Company, and any other shares into which such stock may be changed by reason of a recapitalization, reorganization, merger, consolidation or any other change in the corporate structure or capital stock of the Company.

(h) “Competition” is deemed to occur, unless otherwise defined in a participant’s award grant agreement or in the participant’s written employment arrangement with the Company or any of its Subsidiaries in effect on the Grant Date (as amended from time to time thereafter) if a person whose employment with the Company or its Subsidiaries has terminated obtains a position as a full-time or part-time employee of, as a member of the board of directors of, or as a consultant or advisor with or to, or acquires an ownership interest in excess of 5% of, a corporation, partnership, firm or other entity that engages in any of the businesses of the Company or any Subsidiary with which the person was involved in a management role at any time during his or her last five years of employment with or other service for the Company or any Subsidiaries. The definition of Competition set forth in a participant’s award grant agreement shall control only with respect to such award grant agreement (and no other agreement) if such definition is different from the definition of Competition set forth in this Plan or in the participant’s written employment arrangement with the Company or any of its Subsidiaries in effect on the Grant Date (as amended from time to time thereafter).

(i) “Covered Employee” is any Eligible Employee who (i) as of the close of the taxable year, is the chief executive officer of the Company or is an individual acting in that capacity, (ii) the total compensation of the employee for the taxable year is required to be reported to shareholders under the executive compensation disclosure rules under the Exchange Act, or (iii) is otherwise a “covered employee” for purposes of Section 162(m) of the Code.

(j) “Disability” means a disability that would entitle an eligible participant to payment of monthly disability payments under any Company long-term disability plan or as otherwise determined by the Committee.

(k) “Eligible Person” means those directors (including Non-Employee Directors), officers (including non-employee officers) and employees of, and other individuals performing services for, or to whom an offer of employment has been extended by, the Company and its Subsidiaries selected by the Committee (including participants located outside the United States).

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m) “Family Member” has the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto.

(n) “Fair Market Value” of a share of Common Stock of the Company means, as of the date in question, the officially-quoted closing selling price of the stock (or if no selling price is quoted, the bid price) on the principal securities exchange on which the Common Stock is then listed for trading (including for this purpose the Nasdaq Global Select Market) (the “Market”) for the applicable trading day or, if the Common Stock is not then listed or quoted in the Market, the Fair Market Value shall be the fair value of the Common Stock determined in good faith by the Committee; provided, however, that when Shares received upon exercise of an Option are immediately sold in the open market, the net sale price received may be used to determine the Fair Market Value of any shares used to pay the exercise price or applicable withholding taxes and to compute the withholding taxes.

(o) “Grant Date” means the date on which the Board or the Committee determines and approves the grant of an Award. Such approval shall include, but not be limited to, a final determination as to the Award recipient(s), exercise price (if any), number of Awards or shares subject to an Award granted to each recipient, vesting schedule, and the type of such Awards (e.g., Incentive Stock Options, Non-qualified Stock Options, Restricted Stock).

(p) “Incentive Stock Option” means an option conforming to the requirements of Section 422 of the Code and any successor thereto.

(q) “Market” has the meaning given such term in Section 2(n).

(r) “New Employer” means the employer of a participant under this Plan, or the parent or a subsidiary of such employer, immediately following a Change in Control.

(s) “Non-Employee Director” has the meaning given to such term in Rule 16b-3 under the Exchange Act and any successor thereto.

(t) “Non-qualified Stock Option” means any stock option other than an Incentive Stock Option.

(u) “Option” means a Non-Qualified Stock Option and/or an Incentive Stock Option.

(v) “Other Stock-Based Awards” has the meaning given such term in Section 9.

(w) “Performance Award” means a performance-based Award determined under Sections 8, 9 and 10 of this Plan.

(x) “Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Code Section 162(m) contained in Code Section 162(m)(4)(C) (including the special provision for options thereunder).

(y) “Performance Goals” means the objective criteria determined by the Committee, the degree of attainment of which shall determine the grant, payment or vesting of a Performance Award. Performance Goals may contain threshold and maximum levels of achievement and, with respect to Performance Awards granted to Covered Persons, must be based upon one or more of the Performance Measures set forth in Section 10(c)(i).

(z) “Performance Period” means that period established by the Committee at the time any Award is granted or at any time thereafter during which the attainment of performance goals specified by the Committee with respect to that Award are to be measured. Except as provided in Section 10, a Performance Period may be a year or a longer or shorter period.

(aa) “Restricted Stock” means an Award of Shares under this Plan that is subject to restrictions under Section 8.

(bb) “Retirement” means, unless otherwise defined under an applicable award grant agreement, retirement as defined under the Company’s tax-qualified pension plan, or, if the Company does not maintain a tax-qualified pension plan, the Committee’s determination that a participant’s termination of employment is deemed to be a retirement.

(cc) “Shares” means any share of the Common Stock of the Company.

(dd) “SARs” means an Award of Stock Appreciation Rights under this Plan that is subject to Sections 7 and 8.

(ee) “Subsidiary” means a corporation or other entity of which outstanding shares or ownership interests representing 50% or more of the combined voting power of such corporation or other entity entitled to elect the management thereof, or such lesser percentage as may be approved by the Committee, are owned directly or indirectly by the Company.

(ff) “Year” means the fiscal year of the Company.

3. Administration.

The Plan shall be administered by the Committee; provided that a majority of the independent directors of the Board may, in their sole discretion, at any time and from time to time, resolve to administer this Plan, in which case the term “Committee” shall be deemed to mean such independent directors for all purposes herein. Subject to the provisions of this Plan, the Committee shall be authorized to:

(i) select persons to participate in this Plan;

(ii) determine the form and substance of grants made under this Plan to each participant, and the conditions and restrictions, if any, subject to which such grants will be made;

(iii) certify that the conditions and restrictions applicable to any grant have been met;

(iv) modify the terms of grants made under this Plan;

(v) interpret this Plan and grants made thereunder;

(vi) make any adjustments necessary or desirable in connection with grants made under this Plan to eligible participants located outside the United States; and

(vii) adopt, amend, or rescind such rules and regulations, and make such other determinations, for carrying out this Plan as it may deem appropriate.

Decisions of the Committee on all matters relating to this Plan shall be in the Committee’s sole discretion and shall be conclusive and binding on all parties. The validity, construction, and effect of this Plan and any rules and regulations relating to this Plan shall be determined in accordance with applicable federal and state laws and rules and regulations promulgated pursuant thereto. No member of the Committee and no officer of the Company shall be liable for any action taken or omitted to be taken by such member, by any other member of the Committee or by any officer of the Company in connection with the performance of duties under this Plan, except for such person’s own willful misconduct or as expressly provided by statute.

The expenses of this Plan shall be borne by the Company. The Plan shall not be required to establish any special or separate fund or make any other segregation of assets to assume the payment of any Award under this Plan, and rights to the payment of such awards shall be no greater than the rights of the Company’s general creditors.

4. Shares Available for this Plan.

Subject to adjustments as provided in Section 16, no more than a total of 10,825,000 shares of Common Stock are authorized for issuance pursuant to this Plan, and no equity awards shall be made under other Company plans after the date of shareholder approval of this most recent amendment and restatement; provided that there shall be added to the reserve of shares that are authorized and available for issuance pursuant to this Plan any shares that are currently subject to awards but as to which shares are not issued due to a forfeiture, cancellation, or other settlement thereof (except for any shares subject to inducement awards that were granted pursuant to an exemption from shareholder approval). Such Shares may be in whole or in part authorized and unissued or held by the Company as treasury shares. If any grant under this Plan expires or terminates unexercised, becomes unexercisable or is forfeited as to any Shares, or is tendered or withheld as to any shares in payment of the exercise price of the grant or the taxes payable with respect to the exercise, then such unpurchased, forfeited, tendered or withheld Shares shall thereafter be available for further grants under this Plan unless, in the case of Options granted under this Plan, related SARs are exercised. Upon termination of this Plan, any remaining unpurchased, forfeited, tendered or other withheld shares that were reserved for Awards shall be released to the Company and/or otherwise considered available for issuance outside of this Plan unless otherwise specifically determined by the Board or the Company by-laws, as applicable.

Without limiting the generality of the foregoing provisions of this Section 4 or the generality of the provisions of Sections 3, 6 or 18 or any other section of this Plan, the Committee may, at any time or from time to time, and on such terms and conditions (that are consistent with and not in contravention of the other provisions of this Plan) as the Committee may, in its sole discretion, determine, enter into agreements (or take other actions with respect to Options) for new Options containing terms (including exercise prices) more (or less) favorable than the outstanding Options, provided that no repricing under the rules of the Market shall occur unless approved by the Company’s shareholders.

5. Participation.

Participation in this Plan shall be limited to Eligible Persons. Nothing in this Plan or in any grant thereunder shall confer any right on a participant to continue in the employ as a director or officer of or in the performance of services for the Company or shall interfere in any way with the right of the Company to terminate the employment or performance of services or to reduce the compensation or responsibilities, with or without Cause, of a participant at any time. By accepting any Award under this Plan, each participant and each person claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under this Plan by the Company, the Board or the Committee.

Incentive Stock Options, Non-qualified Stock Options, SARs, alone or in tandem with Options, Restricted Stock Awards, or any combination thereof may be granted to such persons and for such number of Shares as the Committee shall determine subject to the terms of this Plan (such individuals to whom grants are made being sometimes herein called “optionees” or “grantees”). Determinations made by the Committee under this Plan need not be uniform and may be made selectively among Eligible Persons under this Plan, whether or not such persons are similarly situated. A grant of any type made hereunder in any one year to an Eligible Person shall neither guarantee nor preclude a further grant of that or any other type to such participant in that year or subsequent years.

Notwithstanding anything to the contrary, the maximum value as of the Grant Date of any Share-based Award granted to any Non-Employee Director during any calendar year will not exceed $270,000, such limit which, for the avoidance of doubt, applies to Awards granted under this Plan only and does not include Shares granted in lieu of all or any portion of such Non-Employee Director’s cash retainer fees.

6. Incentive and Non-qualified Stock Options and SARs.

The Committee may from time to time grant to Eligible Persons Incentive Stock Options, Non-qualified Stock Options, or any combination thereof; provided that the Committee may grant Incentive Stock Options only to Eligible Persons that are employees of the Company or its Subsidiaries (as defined for this purpose in Section 424(f) of the Code or any successor thereto). In any one calendar year, the Committee shall not grant to any one participant Non-qualified Stock Options, Incentive Stock Options or SARs to purchase a number of Shares in excess of 300,000 Shares for each type of Award, as such number may be adjusted pursuant to Section 16 below. The Options granted shall take such written form as the Committee shall determine, subject to the following terms and conditions.

It is the Company’s intent that Non-qualified Stock Options granted under this Plan not be classified as Incentive Stock Options, that Incentive Stock Options be consistent with and contain or be deemed to contain all provisions required under Section 422 of the Code and any successor thereto, and that any ambiguities in construction be interpreted in order to effectuate such intent. Each award grant agreement shall specifically indicate whether the Option granted is an Incentive Stock Option or a Non-qualified Stock Option. If an Incentive Stock Option granted under this Plan does not qualify as such for any reason, then to the extent of such non-qualification, the Option represented thereby shall be regarded as a Non-qualified Stock Option duly granted under this Plan, provided that such Option otherwise meets this Plan’s requirements for Non-qualified Stock Options.

(a) Price. The price per Share deliverable upon the exercise of each Option (“exercise price”) shall be established by the Committee and may not be less than 100% of the Fair Market Value of a Share as of the Grant Date of the Option, and in the case of the grant of any Incentive Stock Option to an employee who, at the time of the grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the exercise price may not be less than 110% of the Fair Market Value of a Share as of the Grant Date of the Option, in each case unless otherwise permitted by Section 422 of the Code or any successor thereto.

(b) Payment. Options may be exercised, in whole or in part, upon payment of the exercise price of the Shares to be acquired. Unless otherwise determined by the Committee, payment shall be made (i) in cash (including check, bank draft, money order or wire transfer of immediately available funds), (ii) by delivery of outstanding Shares with a Fair Market Value on the date of exercise equal to the aggregate exercise price payable with respect to the Options exercised, (iii) by simultaneous sale through a broker reasonably acceptable to the Committee of Shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board, (iv) by authorizing the Company to withhold from issuance a number of Shares issuable upon exercise of the Options, which, when multiplied by the Fair Market Value of a Share on the date of exercise, is equal to the aggregate exercise price payable with respect to the Options so exercised or (v) by any combination of the foregoing. Notwithstanding any other provision of this Plan to the contrary, no participant who is a director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards, or continue any extension of credit with respect to such payment with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

In the event a grantee elects to pay the exercise price payable with respect to an Option pursuant to clause (ii) above, (A) only a whole number of Shares (and not fractional Shares) may be tendered in payment, and (B) Common Stock must be delivered to the Company. Delivery for this purpose may, at the election of the grantee, be made either by (1) physical delivery of the certificate(s) for all such Shares tendered in payment of the price, accompanied by duly executed instruments of transfer in a form acceptable to the Company, or (2) direction to the grantee’s broker to transfer, by book entry, such Shares from a brokerage account of the grantee to a brokerage account specified by the Company. When payment of the exercise price is made by delivery of Shares, the difference, if any, between the aggregate exercise price payable with respect to the Option being exercised and the Fair Market Value of the Shares tendered in payment (plus any applicable taxes) shall be paid in cash. No grantee may tender Shares having a Fair Market Value exceeding the aggregate exercise price payable with respect to the Option being exercised (plus any applicable taxes).

In the event a grantee elects to pay the exercise price payable with respect to an Option pursuant to clause (iv) above, only a whole number of Share(s) (and not fractional Shares) may be withheld in payment. When payment of the exercise price is made by withholding of Shares, the difference, if any, between the aggregate exercise price payable with respect to the Option being exercised and the Fair Market Value of the Shares withheld in payment (plus any applicable taxes) shall be paid in cash. No grantee may authorize the withholding of Shares having a Fair Market Value exceeding the aggregate exercise price payable with respect to the Option being exercised (plus any applicable taxes). Any withheld Shares shall no longer be issuable under such Option.

(c) Terms of Options. The term during which each Option may be exercised shall be determined by the Committee; provided that: (i) no Option shall be exercisable in whole or in part more than ten (10) years after the Grant Date; and (ii) and no Incentive Stock Option granted to an employee who at the time of the grant owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries shall be exercisable more than five (5) years after the Grant Date; in each case unless otherwise permitted by Section 422 of the Code or any successor thereto. All rights to purchase Shares pursuant to an Option shall, unless sooner terminated, expire at the date designated by the Committee. Each Option shall be subject to a minimum vesting period of at least one (1) year commencing from the Grant Date; provided that up to an aggregate 540,000 Shares underlying Options and SARs may be issued during the effectiveness of this Plan without being subject to a minimum vesting period. For the purpose of clarity, this clause (c) will not prevent the Committee from accelerating the vesting of any Option in accordance with any of the provisions set forth in this Plan. The Committee may provide that an Option shall become exercisable in installments. The Shares constituting each installment may be purchased in whole or in part at any time after such installment becomes exercisable, subject to such minimum exercise requirements as may be designated by the Committee. Prior to the exercise of an Option and delivery of the Shares represented thereby, the optionee shall have no rights as a stockholder with respect to any Shares covered by such outstanding Option (including any dividend or voting rights).

(d) Limitations on Grants. If required by the Code, the aggregate Fair Market Value (determined as of the Grant Date) of Shares for which Incentive Stock Options are exercisable for the first time by any one participant during any calendar year under all equity incentive plans of the Company and its Subsidiaries (as defined for this purpose in Section 424(f) of the Code or any successor thereto) may not exceed $100,000.

(e) Termination; Forfeiture.

(i) Death or Disability. Unless otherwise provided in a participant’s award grant agreement, if a participant ceases to be a director, officer or employee of the Company and any Subsidiary due to death or Disability, (A) all of the participant’s Options and SARs that were exercisable on the date of death or Disability shall remain exercisable for, and shall otherwise terminate at the end of, a period of one year from the date of such death or Disability, but in no event after the expiration date of the Options or SARs; provided that, in the case of Disability, the participant does not engage in Competition during such one year period unless he or she received written consent to do so from the Board or the Committee, and (B) all of the participant’s Options and SARs that were not exercisable on the date of death or Disability shall be forfeited immediately upon such death or Disability; provided, however, that such Options or SARs may become fully vested and exercisable in the discretion of the Committee. If a participant other than a director, officer or employee of the Company and any Subsidiary ceases to perform services for the Company and any Subsidiary due to death or Disability, the provisions set forth in such participant’s award grant agreement shall control. Notwithstanding the foregoing, if the Disability giving rise to the termination of employment is not within the meaning of Section 22(e)(3) of the Code or any successor thereto, Incentive Stock Options not exercised by such participant within 3 months after the date of termination of employment will cease to qualify as Incentive Stock Options and will be treated as Non-qualified Stock Options under this Plan if required to be so treated under the Code.

(ii) Retirement. Unless otherwise provided in a participant’s award grant agreement, if a participant ceases to be a director, officer or employee of the Company and any Subsidiary upon the occurrence of his or her Retirement, (A) all of the participant’s Options and SARs that were exercisable on the date of Retirement shall remain exercisable for, and shall otherwise terminate at the end of, a five (5) year period or the remaining term of the Option or SAR, whichever is shorter, after the date of Retirement, but in no event after the expiration date of the Options or SARs; provided that the participant does not engage in Competition during such five-year or remaining period unless he or she receives written consent to do so from the Board or the Committee, and (B) all of the participant’s Options and SARs that were not exercisable on the date of Retirement shall be forfeited immediately upon such Retirement; provided, however, that such Options or SARs may become fully vested and exercisable in the discretion of the Committee. If a participant other than a director, officer or employee of the Company and any Subsidiary ceases to perform services for the Company and any Subsidiary upon the occurrence of his or her Retirement, the provisions set forth in such participant’s award grant agreement shall control. Notwithstanding the foregoing, Incentive Stock Options not exercised by such participant within 3 months after Retirement will cease to qualify as Incentive Stock Options and will be treated as Non-qualified Stock Options under this Plan if required to be so treated under the Code.

(iii) Discharge for Cause. If a participant ceases to be a director, officer or employee of, or to perform other services for, the Company or a Subsidiary due to Cause, or if a participant does not become a director, officer or employee of, or does not begin performing other services for, the Company or a Subsidiary for any reason, all of the participant’s Options and SARs shall expire and be forfeited immediately upon such cessation or non-commencement, whether or not then exercisable.

(iv) Other Termination. Unless otherwise provided in a participant’s award grant agreement, if a participant ceases to be a director, officer or employee of the Company or a Subsidiary for any reason other than death, Disability, Retirement or Cause, (A) all of the participant’s Options and SARs that were exercisable on the date of such cessation shall remain exercisable for, and shall otherwise terminate at the end of, a period of 30 days after the date of such cessation, but in no event after the expiration date of the Options or SARs; provided that the participant does not engage in Competition during such 30-day period unless he or she receives written consent to do so from the Board or the Committee, and (B) all of the participant’s Options and SARs that were not exercisable on the date of such cessation shall be forfeited immediately upon such cessation. If a participant other than a director, officer or employee of the Company and any Subsidiary ceases to perform services for the Company and any Subsidiary for any reason other than death, Disability, Retirement or Cause, the provisions set forth in such participant’s award grant agreement shall control.

(v) Black-out Periods. If there is a blackout period under Section 5 (“Confidential Information, Disclosure and Insider Trading”) of the Company’s Code of Business Conduct and Ethics or applicable law (or a Committee-imposed blackout period) that prohibits the buying or selling of shares during any part of the ten-day period before the expiration of any Option based on the termination of a participant’s service (as described above), the period for exercising the Options shall be extended until ten (10) days beyond when such blackout period ends. Notwithstanding any provision hereof or within an award agreement, no Option shall ever be exercisable after the expiration date of its original term as set forth in the award agreement.

7. Stock Appreciation Rights.

The Committee shall have the authority to grant SARs under this Plan, either alone or to any optionee in tandem with Options (either at the time of grant of the related Option or thereafter by amendment to an outstanding Option). SARs shall be subject to such terms and conditions as the Committee may specify. SARs shall be subject to a minimum vesting period of at least one (1) year commencing from the Grant Date; provided that up to an aggregate 540,000 Shares underlying Options and SARs may be issued during the effectiveness of this Plan without being subject to a minimum vesting period. No SAR shall be exercisable in whole or in part more than ten (10) years after the Grant Date. For the purpose of clarity, this Section 7 will not prevent the Committee from accelerating the vesting of any SAR in accordance with any of the provisions set forth in this Plan.

No SAR may be exercised unless the Fair Market Value of a Share on the date of exercise exceeds the exercise price of the SAR or, in the case of SARs granted in tandem with Options, the exercise price of any Options to which the SARs correspond. Prior to the exercise of the SAR and any delivery of the related Shares represented thereby, the participant shall have no rights as a stockholder with respect to Shares covered by such outstanding SAR (including any dividend or voting rights).

SARs granted in tandem with Options shall be exercisable only when, to the extent and on the conditions that any related Option is exercisable. The exercise of an Option shall result in an immediate forfeiture of any related SAR to the extent the Option is exercised, and the exercise of an SAR shall cause an immediate forfeiture of any related Option to the extent the SAR is exercised.

Upon the exercise of an SAR, the participant shall be entitled to a distribution in an amount equal to the difference between the Fair Market Value of a Share on the date of exercise and the exercise price of the SAR or, in the case of SARs granted in tandem with Options, the exercise price of any Option to which the SAR is related, multiplied by the number of Shares as to which the SAR is exercised. The Committee shall decide whether such distribution shall be in cash, in Shares having a Fair Market Value equal to such amount, or in a combination thereof.

All SARs will be exercised automatically on the last day prior to the expiration date of the SAR or, in the case of SARs granted in tandem with Options, any related Option, so long as the Fair Market Value of a share of Common Stock on that date exceeds the exercise price of the SAR or any related Option, as applicable. An SAR granted in tandem with Options shall expire at the same time as any related Option expires and shall be transferable only when, and under the same conditions as, any related Option is transferable.

8. Restricted Stock.

The Committee may at any time and from time to time grant Shares of Restricted Stock under this Plan to such participants and in such amounts as it determines. Each grant of Shares of Restricted Stock shall be subject to such terms and conditions as the Committee shall determine, including but not limited to applicable restrictions on such Shares, the duration of such restrictions, and the time or times at which such restrictions shall lapse with respect to all or a specified number of Shares that are part of the grant. The Committee may condition the grant or vesting of Shares of Restricted Stock upon the attainment of specified performance targets (including, without limitation, the Performance Goals) or such other factors as the Committee may determine in its sole discretion, including compliance with the requirements of Section 162(m) of the Code as and to the extent the Committee determines that complying with Section 162(m) of the Code is advisable for such Award.

Except as otherwise provided by the Committee or unless such Shares of Restricted Stock are treasury shares, the participant will be required to pay the Company the aggregate par value of any Shares of Restricted Stock (or such larger amount as the Board may determine to constitute capital under the General and Business Corporation Law of the State of Missouri, as amended, or any successor thereto) within ten days of the Grant Date. Unless otherwise determined by the Committee, certificates representing Shares of Restricted Stock granted under this Plan will be held in escrow by the Company on the participant’s behalf during any period of restriction thereon and will bear an appropriate legend specifying the applicable restrictions thereon, and the participant will be required to execute a blank stock power therefor. Except as otherwise provided by the Committee, during such period of restriction the participant shall have all of the rights of a holder of Common Stock, including but not limited to the rights to receive dividends and to vote, and any stock or other securities received as a distribution with respect to such participant’s Restricted Stock shall be subject to the same restrictions as then in effect for the Restricted Stock, provided that any dividends and distributions that would otherwise be payable shall accrue and be payable only if and when such Shares cease to be subject to restrictions.

Unless otherwise determined by the Committee, immediately prior to a Change in Control during any period of restriction, all restrictions on Shares granted to such participant shall lapse. At such time as a participant ceases to be, or in the event a participant does not become, a director, officer or employee of, or otherwise perform services for, the Company or its Subsidiaries for any reason, unless otherwise determined by the Committee, all Shares of Restricted Stock granted to such participant on which the restrictions have not lapsed shall be immediately forfeited to the Company.

9. Other Stock-Based Awards.

The Committee is authorized to grant to Eligible Persons Other Stock-Based Awards that are denominated in, valued in whole or in part by reference to, or otherwise based on or related to Shares, including but not limited to Shares in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company, stock equivalent units, restricted stock units, and Awards valued by reference to the value of Shares. Other Stock-Based Awards may be granted either alone or in addition to or in tandem with other Awards granted under the Plan. The Committee will determine the Eligible Persons to whom, and the time or times at which, grants of Other Stock-Based Awards will be made, the amount of consideration for any Other Stock-Based Awards, including no consideration or such minimum consideration as may be required by applicable law, the number of Shares subject to such Other Stock-Based Awards to be awarded, the price (if any) to be paid by the Eligible Person, the time or times within which such Other Stock-Based Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Other Stock-Based Awards. The Committee may condition the grant or vesting of Other Stock-Based Awards upon the attainment of specified performance targets (including, without limitation, the Performance Goals) or such other factors as the Committee may determine in its sole discretion, including compliance with the requirements of Section 162(m) of the Code as and to the extent the Committee determines that complying with Section 162(m) of the Code is advisable for such Award. Each Other Stock-Based Award will be evidenced by an award grant agreement in a form that the Committee may from time to time approve.

10. Performance Awards and 162(m) Compliance.

(a) Section 162(m) Compliance. If the Committee, in its discretion, determines that it is appropriate to establish a Performance Award for a Covered Employee, the terms of the Performance Award will comply with this Section 10. Performance Awards are intended to satisfy the Performance-Based Exception. If changes are made to Code Section 162(m) to permit flexibility with respect to an Award or Awards available under this Plan, the Committee may, subject to this Section 10, make any adjustments to Performance Awards as it deems appropriate and as permitted by the changes in Code Section 162(m).

(b) Performance Award Eligibility and Timing for Establishing Performance Goals.

(i) Eligibility. Subject to and consistent with the provisions of this Plan, Performance Awards may be granted to an Eligible Person who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with the Performance Award, a Covered Employee in accordance with this Section 10.

(ii) Timing. The Committee will designate the individuals eligible to be granted a Performance Award for a Year and establish the objective Performance Goals for the individuals within the first 90 days of that Year; provided, that for a hiring or promotion after that 90-day period that makes any individual eligible to be granted a Performance Award, the designation shall not be later than the elapse of 25% of the remainder of that Year after such hiring or promotion; provided further, that if the Committee designates a Performance Period of less than a full year, the establishment of the Performance Goals by the Committee will be made no later than the elapse of 25% of the Performance Period. The opportunity to be granted a Performance Award may be evidenced by an award grant agreement, which shall specify the individual’s bonus opportunity, the Performance Goals, and such other terms not inconsistent with the Plan as the Committee shall determine. The above notwithstanding, with respect to any Performance Award and its related Performance Goals, any dividend that would otherwise be payable during the Performance Period shall accrue and be payable only if and when such Performance Goals are achieved and such Award or portion thereof vests.

(c) Performance Goals.

(i) Establishment. Within the time period prescribed in Section 10(b)(ii), the Committee shall establish Performance Goals for the Year (which may be the same or different for some or all Covered Employees) and shall establish the threshold and maximum bonus opportunity for each Covered Employee for the attainment of specified threshold and maximum Performance Goals. Performance Goals and bonus opportunities may be weighted for different factors and measures as the Committee determines. For Performance Awards designed to qualify for the Performance-Based Exception, objective performance criteria used to establish Performance Goals shall be one or more of the following (each a “Performance Measure”):

(A) Earnings from continuing operations (either in the aggregate or on a per-Share basis);

(B) Growth or rate of growth in earnings (either in the aggregate or on a per-Share basis);

(C) Net income or loss (either in the aggregate or on a per-Share basis);

(D) Revenues (either operating or in total);

(E) Growth or rate of growth in revenues (either operating or in total)

(F) Net cash provided by operating activities;

(G) Growth or rate of growth in net cash provided by operating activities;

(H) Free cash flow (either in the aggregate on a per-Share basis);

(I) Earnings before interest, taxes, depreciation, amortization, and acquisition-related expenses;

(J) Growth or rate of growth in earnings before interest, taxes, depreciation, amortization, and acquisition-related expenses;

(K) Reductions in expense levels, determined either on a Company-wide basis or in respect of any one more business units;

(L) Expense management and employee productivity;

(M) Stockholder returns (including return on assets, investments, equity, or sales);

(N) Return measures (including return on assets, equity, sales or invested capital);

(O) Growth or rate of growth in return measures (including return on assets, equity, or sales);

(P) Share price (including attainment of a specified per-Share price during the Performance Period; growth measures and total stockholder return or attainment by the Shares of a specified price for a specified period of time);

(Q) Strategic business criteria, consisting of one or more objectives based on meeting specified hiring and/or retention of key employees, business expansion goals, objectively identified project milestones, debt targets, and goals relating to acquisitions or divestitures; or

(R) Achievement of business or operational goals such as market penetration, release of software upgrades, business development and/or regulatory compliance;

provided that applicable Performance Measures may be applied on a pre- or post-tax basis; and provided further that the Committee may, on the Grant Date of a Performance Award intended to comply with the Performance-Based Exception, provide that the formula for such Performance Award include or exclude items to measure specific Performance Measures such as share-based compensation expense, acquisition related expenses, expense resulting from amortization of debt issuance costs or other loan fees, expense resulting from amortization of intangibles, gain or loss on extinguishment of debt, accreted interest expense, charges or credits related to the adjustment of assets or liabilities to fair value (for example, charges related to asset impairments or the mark-to-market adjustment of the convertible debt embedded option),gains or losses resulting from foreign exchange transaction or translation adjustments, restructuring charges, gains or losses from discontinued operations, any unusual or non-recurring charge or credit, extraordinary gains or losses, the current period income statement effect of businesses or assets acquired or divested; expense or income, including the cumulative effect, of any new accounting principle adopted during the year, and, expense or income related to the adoption of new accounting methods or principles.

(ii) Flexibility as to Timing, Weighting, Applicable Business Unit. For Performance Awards intended to comply with the Performance-Based Exception, the Committee shall set the Performance Goals within the time period prescribed by Section 162(m) of the Code. The levels of performance required with respect to Performance Measures may be expressed in absolute or relative levels and may be based upon a set increase, set positive result, maintenance of the status quo, set decrease or set negative result. Performance Measures may differ for Performance Awards to different grantees. The Committee shall specify the weighting (which may be the same or different for multiple objectives) to be given to each performance objective for purposes of determining the final amount payable with respect to any such Performance Award. Any one or more of the Performance Measures may apply to a grantee, to the Company as a whole, to one or more affiliates or to a department, unit, division or function within the Company, within any one or more affiliates or any one or more joint ventures, and may apply either alone or relative to the performance of other businesses or individuals (including industry or general market indices).

(iii) Discretion to Adjust. The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established Performance Goals; provided, however, Performance Award compensation that is designed to qualify for the Performance-Based Exception may not be adjusted upward. The Committee retains the discretion to adjust compensation under Performance Awards downward. The Committee may not delegate any responsibility with respect to Performance Awards intended to qualify for the Performance-Based Exception. All determinations by the Committee as to the achievement of the pre-established Performance Goals must be certified in writing prior to payment of the Performance Award.

(iv) Alteration of Performance Measures. If applicable laws allow a Performance Award to qualify for the Performance-Based Exception even if the Committee alters the governing Performance Measures without obtaining stockholder approval, the Committee will have sole discretion to make such changes without obtaining stockholder approval.

(d) Determination of Amount of Performance Awards.

(i) Restricted Stock Award Limitation. No grantee may be awarded Restricted Stock Performance Awards in any one calendar year, pursuant to this Section 10, in excess of 600,000 Shares, as such number may be adjusted pursuant to Section 16 below.

(ii) Other Stock-Based Award Limitation. No grantee may be awarded Other Stock-Based Awards Performance Awards in any one calendar year, pursuant to this Section 10, in excess of 600,000 Shares, as such number may be adjusted pursuant to Section 16 below.

(iii) Cash Award Limitation. No grantee may be granted cash Performance Awards, pursuant to this Section 10, in any one Year the maximum payout for which, when added to the maximum payout for all other cash Performance Awards granted to such grantee pursuant to this Section 10 in the same

Year, could exceed 300% of the grantee’s annual base salary (up to a maximum of $1,000,000 of base salary) as of the first day the Year (or, if later, as of the date on which the grantee becomes an employee of the Company or a Subsidiary). If the Performance Period is greater than one year, the 300% limitation will apply separately for each 12 month period in the Performance Period.

(e) Committee Certification and Determination of Amount of Performance Award. The Committee shall determine and certify in writing the degree of attainment of Performance Goals as soon as administratively practicable after the end of each Year but not later than 90 days after the end of that Year. The Committee shall determine an individual’s maximum Performance Award based on the level of attainment of the Performance Goals (as certified by the Committee) and the individual’s bonus opportunity. The Committee reserves the discretion to reduce (but not below zero) the amount of an individual’s Performance Award below the maximum Performance Award. The determination of the Committee to reduce (or not pay) an individual’s Performance Award for a Year will not affect the maximum Performance Award payable to any other individual. No Performance Award will be payable to an individual unless at least the threshold Performance Goal is attained.

(f) Payment of Performance Awards.

(i) Timing. Performance Awards will be paid as soon as administratively practicable after the Committee determines the amount of the Performance Award, but not later than 90 days after the Committee certifies the degree of attainment of Performance Goals.

(ii) Form. An individual’s Performance Award for a Year may be paid in cash or Restricted Stock as determined by the Committee at the time of the grant. The Committee may provide in an award grant agreement that payment of an Performance Award may be deferred in accordance with any rules or procedures that may be established by the Committee from time to time, either before or after the decision or election to defer is made.

(g) Cessation of Services. If an individual ceases to provide services to the Company or a subsidiary in the capacity of an employee or consultant during the Year, the Committee may authorize the payment of an Performance Award to that individual, and in the absence of the authorization, the individual will receive no Performance Award for that Year.

11. Withholding Taxes.

(a) Participant Election. Unless otherwise determined by the Committee, a participant who is an employee may elect to deliver Shares (or have the Company withhold Shares acquired upon exercise of an Option or SAR or deliverable upon grant or vesting of Restricted Stock or other Awards, as the case may be) to satisfy, in whole or in part, the amount the Company is required to withhold for federal, state or local taxes in connection with the exercise of an Option or SAR or the delivery of Restricted Stock or other Awards upon grant or vesting, as the case may be.

Such election for withholding taxes must be made on or before the date the amount of tax to be withheld is determined. Once made, the election shall be irrevocable. The fair market value of the Shares to be withheld or delivered will be the Fair Market Value as of the date the amount of tax to be withheld is determined; provided, however, in no event shall the Fair Market Value of Shares withheld exceed the applicable minimum statutory withholding rate (or, in the discretion of the Committee, the Fair Market Value of Shares withheld may be up to but not in excess of the maximum statutory withholding rate, provided that withholding Shares with a Fair Market Value in excess of the minimum statutory withholding rate will not result in an Award otherwise classified as an equity award under ASC Topic 718 to be classified as a liability award under ASC Topic 718). In the event a participant elects to deliver or have the Company withhold Shares pursuant to this Section 11(a), such delivery or withholding must be made subject to the conditions and pursuant to the procedures set forth in Section 6(b) with respect to the delivery or withholding of Common Stock in payment of the exercise price of Options. If no such election to withhold taxes is made from applicable Common Stock as set forth above, it shall be the participant’s obligation to have such monies paid or withheld by tendering a cash payment of such amounts instead.

(b) Company Requirement. The Company may require, as a condition to any grant or exercise under this Plan or to the delivery of certificates for Shares issued hereunder, that the grantee make provision for the payment to the Company, either pursuant to Section 11(a) or this Section 11(b), of federal, state or local taxes of any kind required by law to be withheld with respect to any grant or delivery of Shares. The Company, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to a grantee, an amount equal to any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or delivery of Shares under this Plan.

12. Written Agreement; Vesting.

Each participant to whom a grant is made under this Plan shall enter into a written agreement with the Company that shall contain such provisions, including, without limitation, vesting requirements, consistent with the provisions of this Plan, as may be approved by the Committee. Unless the Committee determines otherwise and except as otherwise provided in Sections 6, 7 and 8, in connection with a Change in Control or certain occurrences of termination, no Option grant under this Plan may vest fully less than three (3) years from the date such grant is made.

13. Transferability.

Unless the Committee determines otherwise, no Award granted under this Plan shall be transferable by a participant other than by will or the laws of descent and distribution or to a participant’s Family Member by gift or a qualified domestic relations order as defined by the Code. Unless the Committee determines otherwise, an Option or SAR may be exercised only by the optionee or grantee thereof; by his or her Family Member if such person has acquired the Option or SAR by gift or qualified domestic relations order; by the executor or administrator of the estate of any of the foregoing or any person to whom the Option is transferred by will or the laws of descent and distribution; or by the guardian or legal representative of any of the foregoing; provided that Incentive Stock Options may be exercised by any Family Member, guardian or legal representative only if permitted by the Code and any regulations thereunder. All provisions of this Plan shall in any event continue to apply to any Award granted under this Plan and transferred as permitted by this Section 13, and any transferee of any such Award shall be bound by all provisions of this Plan as and to the same extent as the applicable original grantee.

14. Listing, Registration and Qualification.

If the Committee determines that the listing, registration or qualification upon any securities exchange or under any law of Shares subject to any Award is necessary or desirable as a condition of, or in connection with, the granting of same or the issue or purchase of Shares thereunder, no such Award may be exercised in whole or in part, and no Shares may be issued, unless such listing, registration or qualification is effected free of any conditions not acceptable to the Committee.

15. Transfer of Employee.

The transfer of an employee from the Company to a Subsidiary, from a Subsidiary to the Company, or from one Subsidiary to another, shall not be considered a termination of employment; nor shall it be considered a termination of employment if an employee is placed on military or sick leave or such other leave of absence which is considered by the Committee as continuing intact the employment relationship.

16. Adjustments; Change in Control.

In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of the Company, the Committee, as necessary to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, shall appropriately and equitably make such adjustment in (i) the number and kind of Shares available for issuance under this Plan (including, without limitation, the total number of Shares available for issuance under this Plan pursuant to Section 4), (ii) the number and kind of Shares subject to outstanding Awards, and (iii) the exercise price of outstanding Options and SARs; provided, in each case, that with respect to Awards of Incentive Stock Options intended to qualify as Incentive Stock Options after such adjustment, no such adjustment shall be authorized to the extent such adjustment would cause the Incentive Stock Option to violate Section 424(a) of the Code. Any such adjustment shall be final, conclusive and binding for all purposes of this Plan. In the event of any merger, consolidation or other reorganization in which the Company is not the surviving or continuing corporation or in which a Change in Control is to occur, all of the Company’s obligations regarding Awards that were granted hereunder and that are outstanding on the date of such event shall, on such terms as may be approved by the Committee prior to such event, be assumed by the surviving or continuing corporation or canceled in exchange for property (including cash). Notwithstanding the foregoing, no amendment shall be made to any stock Option that would be deemed to be a repricing under the rules of the Market unless such amendment is first subject to and approved by the Company’s shareholders.

(a) Change in Control Generally. Unless the Committee otherwise determines in the manner set forth in Section 16(d) below or unless otherwise provided in a participant’s award grant agreement or employment agreement, upon the occurrence of a Change in Control, (i) all Options and SARs shall become exercisable, (ii) any restriction period on all Restricted Stock and/or other stock-based Awards shall lapse immediately prior to such Change in Control, (iii) Shares underlying Awards of Restricted Stock and/or Other Stock-Based Awards shall be issued to each participant then holding such Award immediately prior to such Change in Control or, (iv) at the discretion of the Committee (as constituted immediately prior to the Change in Control), each such Option, SAR, Restricted Stock, and/or Other Stock-Based Award shall be canceled in exchange for an amount equal to the product of (A)(I) in the case of Options and SARs, the excess, if any, of the product of the price paid for shares of the Company upon a Change in Control over the Fair Market Value at the Grant Date for such Award, and (II) in the case of other such Awards, the price paid for shares of the Company upon a Change in Control, multiplied by (B) the aggregate number of Shares covered by such Award, less any amount per Award to be paid by the participant or by which the amount ultimately to be paid to the participant is reduced.

(b) Performance Awards. Unless the Committee otherwise determines in the manner set forth in Section 16(d) below or unless otherwise provided in a participant’s award grant agreement or employment agreement, upon the occurrence of a Change in Control, (A) any Performance Period in progress at the time of the Change in Control for which performance-based Awards are outstanding shall end effective upon the occurrence of such Change in Control and (B) all participants granted such Awards shall be deemed to have earned and be vested in a pro rata award assuming achievement of the greater of target performance and actual performance.

(c) Timing of Payments. Payment of any amounts calculated in accordance with Sections 16(a) and (b) above shall be made in cash or, if determined by the Committee (as constituted immediately prior to the Change in Control), in shares of the common stock of the New Employer having an aggregate fair market value equal to such amount and shall be payable in full, as soon as reasonably practicable, but in no event later than 30 days, following the Change in Control. For purposes hereof, the fair market value of one share of common stock of the New Employer shall be determined by the Committee (as constituted immediately prior to the consummation of the transaction constituting the Change in Control), in good faith.

(d) Alternative Awards. Notwithstanding Sections 16(a), (b) and (c) above and unless otherwise provided in a participant’s award grant agreement or employment agreement, no cancellation, termination, acceleration of exercisability or vesting, lapse of any restricted period or settlement or other payment shall occur with respect to any outstanding Award if the Committee (as constituted immediately prior to the consummation of the transaction constituting the Change in Control) reasonably determines, in good faith, prior to the Change in Control that such outstanding Awards shall be honored or assumed, or new rights substituted therefore (such honored, assumed or substituted Award being hereinafter referred to as an “Alternative Award”) by the New Employer, provided that any Alternative Award must:

(i) be based on shares of common stock that are traded on an established U.S. securities market;

(ii) provide the participant (or each participant in a class of participants) with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;

(iii) have substantially equivalent economic value to such Award (determined at the time of the Change in Control); and

(iv) have terms and conditions which provide that in the event that the participant suffers an involuntary termination within two years following the Change in Control any conditions on such participant’s rights under, or any restrictions on transfer or exercisability applicable to, each such Award held by such participant shall be waived or shall lapse, as the case may be; provided, that (A) any Performance Period in progress at the time of such involuntary termination for which performance-based Awards are outstanding shall end effective upon the occurrence of such termination and (B) all participants granted such Awards shall be deemed to have earned and be vested in a pro rata award assuming achievement of the greater of target performance and actual performance.

17. Amendment and Termination of this Plan.

The Board of Directors or the Committee, without approval of the stockholders, may amend or terminate this Plan, except that no amendment shall become effective without prior approval of the stockholders of the Company if stockholder approval would be required by applicable law or regulations, including if required for continued compliance with the performance-based compensation exception of Section 162(m) of the Code or any successor thereto, under the provisions of Section 422 of the Code or any successor thereto, or by any listing requirement of the principal stock exchange or market on which the Common Stock is then listed. Notwithstanding the foregoing, no amendment shall be made to any Option that would be deemed to be a repricing under the rules of the Market unless such amendment is first subject to and approved by the Company’s shareholders.

18. Amendment or Substitution of Awards under this Plan.

The terms of any outstanding Award under this Plan may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate (including, but not limited to, acceleration of the date of exercise of any Award or of the date of lapse of restrictions on Shares); provided that, (a) except as otherwise provided in Section 16, no such amendment shall adversely affect in a material manner any right of a participant under the Award without his or her written consent, (b) without the prior approval of the Company’s shareholders and except as provided for in Section 4, no Option or SAR may be (i) amended to reduce the exercise price thereof; (ii) cancelled in exchange for the grant of any new Option or SAR with an exercise price lower than the exercise price of the cancelled or exchanged Option or SAR; (iii) cancelled in exchange for cash, other property or the grant of any new Award at a time when the exercise price of the Option or SAR is greater than the current Fair Market Value of a Share or (iv) amended in any other manner that would be deemed to be a repricing under the rules of the Market, and (c) except as otherwise provided in Section 16 or as set forth in the applicable stock option agreements (e.g., with respect to cancellation of Options upon termination of employment), there shall be no adjustment to the grantees, number of shares, or exercise prices with regard to any Option grant after the Grant Date.

19. Commencement Date; Termination Date.

The date of original commencement of this Plan was June 2, 2004, and the effective date of this most recent amendment and restatement of the Plan shall be January 1, 2016, subject to approval by the stockholders of the Company. Unless previously terminated upon the adoption of a resolution of the Board terminating this Plan, this Plan shall terminate at the close of business on the date that is ten years after January 1, 2016. No termination of this Plan shall materially and adversely affect any of the rights or obligations of any person, without his or her written consent, under any grant of Options or other incentives theretofore granted under this Plan.

20. Severability.

Whenever possible, each provision of this Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Plan is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Plan.

21. Governing Law.

The Plan shall be governed by the corporate laws of the State of Missouri, without giving effect to any choice of law provisions that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.

22. Compliance with Code Section 409A.

To the extent necessary and applicable, the provisions of this Plan are intended to comply with or be exempt from Code Section 409A and all applicable regulations, and shall otherwise be construed in the manner necessary to ensure compliance with those provisions to the extent required by applicable law. Notwithstanding any provision of this Plan to the contrary, to the extent an Award shall be deemed to be vested or restrictions lapse, expire or terminate upon the occurrence of a Change in Control and such Change in Control does not constitute a “change in ownership or effective control” or a “change in the ownership or a substantial portion of the assets” of the Company within the meaning of Code Section 409A(a)(2)(A)(v), then even though such Award may be deemed to be vested or restrictions lapse, expire or terminate upon the occurrence of the Change in Control or any other provision of this Plan, payment will be made, to the extent necessary to comply with the provisions of Code Section 409A, to the participant on the earliest of:

(a) the participant’s “separation from service” with the Corporation (determined in accordance with Code Section 409A); provided, however, that if the participant is a “specified employee” (within the meaning of Code Section 409A), the payment date shall be the date that is six (6) months after the date of the participant’s separation from service with the employing Company or Subsidiary, as the case may be (except that during such 6 month period the participant may receive total payments from the Company that do not exceed the amount specified in Treas. Reg. Section 1.409A-1(b)(9)(iii)(A));

(b) the date payment otherwise would have been made in the absence of any provisions in this Plan to the contrary (provided such date is permissible under Code Section 409A); or

(c) the participant’s death.

23. Company Recoupment of Awards.

A participant’s rights with respect to any Award under this Plan and any Shares or cash payment delivered pursuant to an Award under this Plan will in all events be subject to forfeiture, recovery by the Company or other action (i) pursuant to any right that the Company may have under any Company recoupment policy or other agreement or arrangement with a participant, (ii) pursuant to any right or obligation that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder from time to time by the Securities and Exchange Commission or (iii) as required by any other applicable law.

*     *     *

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945
Address Change? Mark box, sign, and indicate changes below: ☐
TO VOTE BY INTERNET OR
TELEPHONE, SEE REVERSE SIDE
OF THIS PROXY CARD.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,

SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

The Board of Directors recommends a vote FOR all nominees.

1. Election of directors:	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN

01 Tom W. Olofson	☐	☐	☐	07 Joel Pelofsky	☐	☐	☐

02 Edward M. Connolly, Jr.	☐	☐	☐	08 Kevin L. Robert	☐	☐	☐

Please fold here – Do not separate

03 Jeffrey R. Galgano	☐	☐	☐	09 W. Bryan Satterlee	☐	☐	☐

04 Douglas M. Gaston	☐	☐	☐	10 Brad D. Scott	☐	☐	☐

05 Paul N. Gorup	☐	☐	☐	11 Gregory M. Share	☐	☐	☐

06 Barry D. LeBlanc	☐	☐	☐	12 Michael Suchsland	☐	☐	☐

The Board of Directors recommends a vote FOR proposals 2, 3 and 4.

2. Advisory vote to approve executive compensation (say-on-pay).	☐	For	☐	Against	☐	Abstain

3. Ratification of Deloitte & Touche LLP as Epiq Systems, Inc.’s independent registered public accounting firm for the year ending December 31, 2016.	☐	For	☐	Against	☐	Abstain

4. Approval of an amendment and restatement of the Epiq Systems, Inc. 2004 Equity Incentive Plan, the principal purpose of which is to increase the shares authorized for issuance thereunder.	☐	For	☐	Against	☐	Abstain

In their discretion, the proxies are authorized to vote upon other business properly coming before the meeting or any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH PROPOSAL, AND IN THE DISCRETION OF THE PROXIES NAMED HEREIN WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Date ____________________________________

Signature(s) in Box

Please sign name(s) exactly as shown at left. When signing as executor, administrator, trustee or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation or partnership, please sign in full corporate or partnership name, by an authorized officer.

EPIQ SYSTEMS, INC.

ANNUAL MEETING OF SHAREHOLDERS

Thursday, July 28, 2016

10:00 a.m. CT

Westin Crown Center Hotel

1 East Pershing Road

Kansas City, Missouri 64108

Epiq Systems, Inc.
501 Kansas Avenue
Kansas City, Kansas 66105	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on July 28, 2016.

The undersigned hereby appoints Tom W. Olofson and Brad D. Scott, and each of them with power to act without the other in the order named, proxies with full power of substitution, and with all the power the undersigned would possess, if personally present, to vote all shares of common stock of Epiq Systems, Inc. of record in the name of the undersigned as of the close of business on June 13, 2016, at the Annual Meeting of Shareholders of Epiq Systems, Inc. to be held on July 28, 2016, or at any adjournment or adjournments or postponement or postponements thereof, hereby revoking all former proxies.

The Board of Directors knows of no reason why any of the nominees for the Board of Directors would be unable to serve, but in the event any nominee is unable to serve or for good cause will not serve, the proxies received indicating a vote in favor of such nominee will be voted for a substitute nominee as the Board of Directors may recommend.

Please refer to the proxy statement for a discussion of the proposals.

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET	PHONE	MAIL
www.proxypush.com/epiq	1-866-883-3382
Use the Internet to vote your proxy until 11:59 p.m. (CT) on July 27, 2016.	Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CT) on July 27, 2016.	Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.